SCHEDULE 14A

Information Required in Proxy Statement

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Huntington Bancshares Incorporated
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Huntington Bancshares Incorporated

Huntington Center

41 South High Street

Columbus, Ohio 43287

March 7, 2016

Dear Fellow Shareholders:

We are pleased to invite you to the 2016 annual meeting of shareholders to be held on Thursday, April 21, 2016, at our Easton Business Service Center in Columbus, Ohio. We will consider the matters described in the following notice of annual meeting and proxy statement and review highlights of the past year. We hope you will attend the meeting.

We delivered strong performance in 2015. We look forward to 2016 — our 150th Anniversary — as we continue to execute our strategies for long-term success and invest in our future.

Your vote is important to us. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement carefully and to promptly submit your vote via Internet, telephone or mail to ensure that your shares are represented.

Thank you for your support of Huntington.

Sincerely,

Stephen D. Steinour

Chairman, President and Chief Executive Officer

Information for Shareholders Who Plan to Attend

the 2016 Annual Meeting of Shareholders

Our Business Service Center, 7 Easton Oval, is located on the east side of Columbus near I-270 and Easton Way.

There will be ample parking available as well as assistance (shuttle service and wheel chairs) in transportation from the parking lot to the building entrance.

Huntington Bancshares Incorporated

Huntington Center

41 South High Street

Columbus, Ohio 43287

NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Thursday, April 21, 2016, at 2:00 p.m. local time
Location:	Huntington’s Easton Business Service Center, 7 Easton Oval, Columbus, Ohio 43219
Agenda:	The purposes of the annual meeting are to consider and vote on the following matters:

•  the election of directors;

•  the approval of the Management Incentive Plan;

•  the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016;

•  an advisory resolution to approve, on a non-binding basis, the compensation of executives as disclosed in the accompanying proxy statement; and

•  any other business that properly comes before the meeting.

Your vote is important. You may vote by executing and returning your proxy card in the accompanying envelope, or by authorizing your proxy electronically over the Internet or by telephone. Please refer to the proxy card enclosed for information on authorizing your proxy electronically. If you attend the meeting, you may vote in person if you are a holder of record or you obtain a legal proxy from your broker, bank or other holder of record.

If your shares are held by a broker, it is important that you provide instructions to your broker so that your vote is counted on all matters. Brokers do not have discretionary authority to vote on the election of directors or matters related to the compensation of executives.

Sincerely,

Richard A. Cheap

General Counsel & Secretary

March 7, 2016

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on April 21, 2016

The proxy statement and annual report to security holders are available at

www.edocumentview.com/HBAN

Proxy Statement Summary

This summary highlights certain information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider. You should read the entire proxy statement carefully before voting.

2016 Annual Meeting of Shareholders

Date:	Thursday, April 21, 2016
Time:	2:00 p.m. EDT
Location:	Huntington’s Easton Business Service Center, 7 Easton Oval, Columbus, Ohio 43219

Voting Matters and Board Recommendations

Voting Matters:		Our Board’s Recommendation:
Proposal 1 –	Election of Directors	FOR ALL
Proposal 2 –	Approval of the Management Incentive Plan	FOR
Proposal 3 –	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016	FOR
Proposal 4 –	Advisory resolution to approve, on a non-binding basis, the compensation of executives as disclosed in the accompanying proxy statement	FOR

Executive Compensation Highlights

We believe our compensation philosophy and programs for executives are balanced and risk appropriate, demonstrate long-term alignment with long-term sustained performance and shareholder interests, and provide a competitive and effective program to attract, motivate and retain the best talent. This is supported by the following leading market practices incorporated into our program:

•  We require that executives own a significant amount of company stock and hold a significant portion of the net shares earned until retirement

•  Any above target payments from our annual incentive program are paid in restricted stock units that vest over 3 years

•  50% of our long-term incentive awards for named executives only vest to the extent performance criteria have been achieved or exceeded

•  We use a broad, diverse group of incentive metrics in both our annual and long-term incentive programs

•  We have a Recoupment / Clawback Policy applicable to all incentive compensation for all employees

•  Our Executive Agreements are “double-trigger”

Governance Highlights

Our board of directors has established strong governance.

•  Our board of directors represents a well-rounded variety of skills, knowledge, experience and perspectives

•  Directors are elected annually with a majority voting standard

•  We have an independent and engaged Lead Director

•  A majority of our directors are independent, and key committees are comprised of independent directors

PROXY STATEMENT

We are providing this proxy statement in connection with the solicitation by the board of directors of Huntington Bancshares Incorporated, a Maryland corporation (“we”, “us”, “our”, the “company” or “Huntington”), of proxies to be voted at our 2016 annual meeting of shareholders to be held on April 21, 2016, and at any adjournment. We are sending or making this proxy statement available to our shareholders on or about March 10, 2016.

General Information about the Meeting

Voting Procedures

Holders of common stock at the close of business on February 17, 2016, are entitled to vote at the annual meeting. As of that date, there were 797,746,015 shares of common stock outstanding and entitled to vote. Holders of our Series A Preferred Stock and our Series B Preferred Stock are not entitled to vote.

Each holder of common stock is entitled to cast one vote on each matter submitted at the annual meeting for each share of stock held of record at the close of business on February 17, 2016. The shares represented by a properly submitted proxy will be voted as directed provided we receive the proxy prior to or at the meeting. A properly executed proxy without specific voting instructions will be voted FOR Proposal 1 — Election of Directors, FOR Proposal 2 — Approval of the Management Incentive Plan, FOR Proposal 3 — Ratification of the Appointment of Independent Registered Public Accounting Firm, and FOR Proposal 4 — Advisory Approval of Executive Compensation. A properly submitted proxy will also confer discretionary authority to vote on any other matter which may properly come before the meeting or any adjournment or postponement of the meeting.

You may vote by executing and returning your proxy card in the envelope provided, or by voting electronically over the Internet or by telephone. Please refer to the proxy card for information on voting electronically. If you attend the meeting, you may vote in person and the proxy will not be used.

We are not currently aware of any matters that may properly be presented other than those described in this proxy statement. If any matters not described in the proxy statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned, the proxies can vote your common stock at the adjournment as well, unless you have revoked your proxy instructions.

Revoking Your Proxy

If your common stock is held in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions. If you are a holder of record and wish to revoke your proxy instructions, you must advise our secretary in writing before the proxies vote your common stock at the meeting, deliver later dated proxy instructions, or attend the meeting and vote your shares in person.

Expenses of Solicitation

We will pay the expenses of this proxy solicitation, including the reasonable charges and expenses of brokerage firms and others for forwarding solicitation material to their customers who are beneficial owners. In addition to soliciting proxies by mail and via the Internet, our employees may also solicit proxies by telephone and in person. We have retained Morrow & Co. LLC, 470 West Ave., Stamford, Connecticut 06902, to assist in the solicitation of proxies for a fee of $10,000 plus reimbursement of expenses.

Vote Required

A quorum is required to conduct business at the annual meeting. Shareholders entitled to cast a majority of all the votes entitled to be cast at the annual meeting, present in person or by proxy, will constitute a quorum. Proposal 1: a nominee for election to the board of directors at a meeting of shareholders at which a quorum is present will be elected only if the number of votes cast “for” such nominee’s election exceeds the total number of votes cast “against” or affirmatively “withheld” as to such nominee’s election; provided, however, that if, on either the date of the company’s proxy statement for the meeting or on the date of the meeting, the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of all the votes cast at the meeting. Proposals 2, 3 and 4: each requires the affirmative vote of a majority of all votes cast on the matter by the holders of common stock at a meeting at which a quorum is present.

Broker Voting

Under the laws of Maryland, our state of incorporation, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum, but are not counted as votes cast at the meeting. Broker non-votes occur when brokers who hold their customers’ shares in street name submit proxies for such shares on some matters, but not others. Generally, this would occur when brokers have not received any instructions from their customers. In these cases, the brokers, as the holders of record, are permitted to vote on “routine” matters, which typically include the ratification of the independent registered public accounting firm, but not on non-routine matters. Brokers are no longer permitted to vote on the election of directors or on matters related to executive compensation without instructions from their customers. Broker non-votes and abstentions will have no effect on the election of any director or the approval of the other matters described above since they are not counted as votes cast at the meeting, but votes affirmatively “withheld” from the election of any nominee will have the effect of a vote against that nominee’s election as a director.

Board Recommendation

The board of directors recommends that you vote FOR all of the director nominees and FOR each proposal.

Corporate Governance

Corporate Governance Guidelines, Policies and Procedures

Our board of directors has a corporate governance program which includes Corporate Governance Guidelines and a Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics applies to all of our employees and, where applicable, to our directors, and to employees and directors of our affiliates. Our employees serving as chief executive officer, chief financial officer, corporate controller, and principal accounting officer are also bound by a Financial Code of Ethics for Chief Executive Officer and Senior Financial Officers. The Corporate Governance Guidelines, the Code of Business Conduct and Ethics and the Financial Code of Ethics for Chief Executive Officer and Senior Financial Officers are posted on the Investor Relations pages of Huntington’s website at www.huntington.com.

Board Meetings and Committee Information

Our board of directors has seven standing committees of the board: Audit, Community Development, Compensation, Executive, Nominating and Corporate Governance, Risk Oversight, and Technology. From time to time the board of directors may appoint ad hoc committees. All board members have access to all committee reports and materials. In addition, all board members are welcome to attend any meetings of the standing committees. Each standing committee has a separate written charter. Current copies of the committee charters are posted on the Investor Relations pages of our website at www.huntington.com. Information about the board’s standing committees, including the committee members and a brief review of each committee’s responsibilities, is set forth below.

Committee Members	Audit Committee	Community Development Committee	Compensation Committee	Executive Committee	Nominating & Corporate Governance Committee	Risk Oversight Committee	Technology Committee
Ann B. Crane	✓	✓			✓
Steven G. Elliott				✓		Chair	✓
Michael J. Endres				✓			✓
John B. Gerlach, Jr.			Chair		✓
Peter J. Kight			✓				Chair
Jonathan A. Levy				✓		✓
Eddie R. Munson	✓
Richard W. Neu	Chair	✓		✓
David L. Porteous				Chair	Chair	✓
Kathleen H. Ransier		Chair	✓				✓
Stephen D. Steinour				✓
Number of Meetings Held During 2015	12	7	6	8	5	15	4

The total number of meetings for each of the Audit Committee and the Risk Oversight Committee include 5 joint meetings of both committees.

The board of directors held a total of 15 regular and special meetings in 2015. We believe that regular attendance at meetings is of utmost importance, and we encourage our directors to attend the annual shareholders meetings and at least 75% of all regularly scheduled board and committee meetings. During 2015, each director attended greater than 75% of the meetings of the full board of directors and the committees on which he or she served. All directors then serving attended the 2015 annual meeting of shareholders.

Audit Committee

The Audit Committee oversees the integrity of the consolidated financial statements, including policies, procedures, and practices regarding the preparation of financial statements, the financial reporting process, disclosures, and internal control over financial reporting. The Audit Committee also provides assistance to the board in overseeing the internal audit division and the independent registered public accounting firm’s qualifications, performance and independence; compliance with our Financial Code of Ethics for the chief executive officer and senior financial officers; and compliance with corporate securities trading policies.

While the Audit Committee has the duties and responsibilities set forth above and as set forth in its charter, our management is responsible for the internal controls and the financial reporting process, and the independent registered public accounting firm is responsible for performing an independent audit of our financial statements and our internal controls over financial reporting in accordance with generally accepted auditing standards and issuing a report thereon.

The board of directors has determined that each of Richard W. Neu, chairman of the Audit Committee, and Eddie R. Munson qualifies as an “audit committee financial expert” as the term is defined in the rules of the Securities and Exchange Commission (SEC). This designation does not impose any duties, obligations or liabilities on them that are greater than the duties, obligations and liabilities imposed on the other members of the Audit Committee. Each member of the Audit Committee qualifies as an “independent director” as the term is defined in the Nasdaq Stock Market Marketplace Rules.

Report of the Audit Committee

The primary responsibility of the Audit Committee is to oversee the integrity of Huntington’s consolidated financial statements. In carrying out its duties, the Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2015 with Huntington management and with Huntington’s independent registered public accounting firm, PricewaterhouseCoopers LLP. This discussion included the selection, application and disclosure of critical accounting policies, as well as the firm’s views on fraud risks and how it demonstrates its independence and skepticism. The Audit Committee has also reviewed with PricewaterhouseCoopers LLP its judgment as to the quality, not just the acceptability, of Huntington’s accounting principles and such other matters required to be discussed under auditing standards generally accepted in the United States, including the Public Company Accounting Oversight Board’s Auditing Standard No. 16, Communication with Audit Committees.

The Audit Committee has reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Public Company Accounting Oversight Board in Rule 3526 regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from Huntington. Based on this review and discussion, and a review of the services provided by PricewaterhouseCoopers LLP during 2015, the Audit Committee believes that the services provided by PricewaterhouseCoopers LLP in 2015 are compatible with, and do not impair, PricewaterhouseCoopers LLP’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in Huntington’s Annual Report on Form 10-K for the year ended December 31, 2015 which was filed with the SEC on February 17, 2016.

Submitted by the Audit Committee:	Richard W. Neu, Chair, Ann B. Crane and Eddie R. Munson

Compensation Committee

The Compensation Committee fulfills the duties and responsibilities of the board as it relates to executive and director compensation matters. In carrying out its duties, the committee reviews and approves Huntington’s goals and objectives with respect to the compensation of the chief executive officer and other executive management. The Compensation Committee also evaluates the performance of the chief executive officer and other executive management in light of such goals and objectives, and sets their compensation levels based on such evaluation. The Compensation Committee advises the board of directors with respect to compensation for service by non-employee directors on the board of directors and its committees. The Compensation Committee also makes recommendations to the board of directors with respect to Huntington’s incentive compensation plans and equity-based plans, oversees the activities of the individuals and committees responsible for administering these plans, and discharges any responsibility imposed on the Compensation Committee by any of these plans. In addition, the Compensation Committee assists the board of directors in fulfillment of the duties and responsibilities delegated to the board under our retirement plans.

Procedures for Determining Executive and Director Compensation; Compensation Consultant

The Compensation Committee has the resources and authority appropriate to discharge its duties and responsibilities. This includes authority to select, retain, terminate and approve fees and other retention terms of advisors, including legal counsel and other advisors. The Compensation Committee engaged Pearl Meyer & Partners, LLC, an independent consulting firm, to provide advisory services related to executive and director compensation. The individual consultant managing the relationship with Huntington (the compensation consultant) reports directly to the Compensation Committee, and is evaluated by the Compensation Committee on an annual basis.

The compensation consultant is available as needed for expert guidance and support, provides updates on emerging trends and best practices, and frequently attends meetings of the Compensation Committee. Services provided by the compensation consultant during 2015 included review of our selected peer group, benchmarking compensation and performance, and establishing total compensation guidelines, including targets for short and long-term incentive plans, and modeling payouts under various performance scenarios. During 2015 the compensation consultant did not provide any services other than advice and recommendations related to executive and director compensation.

The Compensation Committee has received representations from the compensation consultant with respect to independence, including with respect to: the fees received by the consulting firm from Huntington as a percentage of total revenue of the consulting firm; the policies or procedures maintained by the consulting firm designed to prevent a conflict of interest; any business or personal relationship between the compensation consultant and any Compensation Committee member; any business or personal relationship between the compensation consultant and executive officers of Huntington; and any Huntington stock owned by the compensation consultant. Based on review of these representations and the services provided by the compensation consultant, the Compensation Committee has determined that the compensation consultant is independent and that the consultant’s work has not created any conflicts of interest.

Although the Compensation Committee makes independent determinations on all matters related to compensation of executive officers, certain members of management are requested to attend committee meetings and provide input to the Compensation Committee. Input may be sought from the chief executive officer, Human Resources, Finance, and Risk Management colleagues and others as needed to ensure the Compensation Committee has the information and perspective it needs to carry out its duties. In particular, the Compensation Committee will seek input from the chief executive officer on matters relating to strategic objectives, company performance goals and input on his assessment of the other executive officers. The Committee also receives regular updates from the chief risk officer and chief financial officer throughout the year as appropriate. Representatives of Human Resources work with the Chair of the Compensation Committee to ensure he has the background, information and data needed to facilitate meetings.

The Compensation Committee may delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee, or in accordance with the terms of a particular compensation plan, to a management committee. The Compensation Committee delegates some responsibilities to management to assist in development of design considerations, with permission to work with the Committee’s compensation consultant to develop proposals for the Committee’s consideration. The Compensation Committee may not, however, delegate the determination of compensation for executive officers to management. From time to time, the Compensation Committee may obtain the approval of the board of directors with respect to certain executive and director compensation matters.

Compensation Committee Interlocks and Insider Participation. We have no compensation committee interlocks. In addition, no member of the Compensation Committee has served as one of our officers or employees.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in Huntington’s proxy statement for its 2016 annual meeting of shareholders.

Submitted by the Compensation Committee:	John B. Gerlach, Jr., Chair, Peter J. Kight and Kathleen H. Ransier

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s primary responsibilities are to annually: review the composition of the board of directors to assure that the appropriate knowledge, skills, and experience are represented, in the Committee’s judgment, and to assure that the composition of the board of directors complies with applicable laws and regulations; review the qualifications of persons recommended for board of directors membership, including persons recommended by shareholders; discuss with the board of directors standards to be applied in making determinations as to the independence of directors; and review the effectiveness of the board of directors, including but not limited to, considering the size and desired skills of the board of directors and the performance of individual directors as well as collective performance of the board of directors. The Nominating and Corporate Governance Committee reviews and approves related party transactions. Additionally the Committee oversees the company’s efforts to effectively communicate with shareholders, including the annual outreach, matters relating to the company’s proxy filing, and other governance issues and efforts throughout the year. Other responsibilities of the Nominating and Corporate Governance Committee include reviewing and making appropriate changes to the Corporate Governance Guidelines and the Code of Business Conduct and Ethics for Huntington’s directors, officers and employees.

Committee Members:	David L. Porteous, Chair, Ann B. Crane and John B. Gerlach, Jr

Community Development Committee

The Community Development Committee’s principal role is to promote our mission of local involvement and leadership in the communities where we are located and where our employees work. This committee provides primary oversight of the company’s programs relating to community development and involvement, philanthropy, government affairs, fair and responsible lending and inclusion. The committee also has responsibility for monitoring our commitments pursuant to the Community Reinvestment Act (CRA). This responsibility includes review of CRA examination reports and related internal reports, and review of the company’s relationships with external constituencies concerning these activities, including investors, regulators, elected officials and community leaders. The Community Development Committee also reviews the company’s mortgage lending activities considering its obligations under the Home Mortgage Disclosure Act, and reviews the company’s compliance with fair lending obligations, including monitoring procedures and programs. The Committee oversees the Government Relations team which manages the political activities conducted by or on behalf of the company. The Committee receives a report not less than annually on significant policies, practices and priorities that relate to the company’s public policy objectives. The Community Development Committee also reviews any shareholder proposals involving issues of public interest.

Committee Members:	Kathleen H. Ransier, Chair, Ann B. Crane and Richard W. Neu

Executive Committee

The Executive Committee’s purpose is to provide an efficient means of considering matters that arise between regularly scheduled meetings of the full board of directors. Matters that might be considered by the Executive Committee are such that either require prompt attention or are deemed appropriate by the Executive Committee to consider on behalf of the full board of directors. Meetings of this Committee may be called by the chief executive officer (who is a member of the Committee) or the Committee chairperson. The Executive Committee shall have and may exercise all of the powers and authority of the board of directors as may be permitted by law, and the charter and bylaws of the company. All actions of and powers conferred by the Executive Committee are deemed to be done and conferred under the authority of the board of directors.

Committee Members:	David L. Porteous, Chair, Steven G. Elliott, Michael J. Endres, Jonathan A. Levy, Richard W. Neu and Stephen D. Steinour

Risk Oversight Committee

The Risk Oversight Committee assists the board of directors in overseeing management of material risks, and the approval and monitoring of the company’s capital position and plan supporting our overall aggregate moderate-to-low risk profile; the risk governance structure; compliance with applicable laws and regulations; and determining adherence to the board’s stated risk appetite. The Committee has oversight responsibility with respect to the full range of inherent risks: market, credit, liquidity, legal, compliance/regulatory, operational, strategic and reputational. This Committee also oversees our capital management and planning process, and ensures that the amount and quality of capital are adequate in relation to expected and unexpected risks and that our capital levels exceed “well-capitalized” requirements. Additional detail about the role and responsibilities of this Committee is set forth under “The Board’s Role in Risk Oversight” below.

Committee Members:	Steven G. Elliott, Chair, Jonathan A. Levy and David L. Porteous

Technology Committee

The purpose of the Technology Committee is to assist the board of directors in fulfilling its oversight responsibilities with respect to all technology, cyber security and third party risk management strategies and plans. The Committee is charged with evaluating Huntington’s capability to properly perform all technology functions necessary for its business plan, including projected growth, technology capacity, planning, operational execution, product development and management capacity. The Committee provides oversight of the technology segment investments and plans to drive efficiency as well as to meet defined standards for risk, security, and redundancy. The Committee oversees the allocation of technology costs and ensures that they are understood by the board of directors. The Technology Committee monitors and evaluates innovation and technology trends that may affect the company’s strategic plans, including monitoring of overall industry trends. The Technology Committee reviews and provides oversight of the company’s continuity and disaster recovery planning and preparedness.

Committee Members:	Peter J. Kight, Chair, Steven G. Elliott, Michael J. Endres and Kathleen H. Ransier

Communication with the Board of Directors

Shareholders who wish to send communications to the board of directors may do so by following the procedure set forth on the Investor Relations pages of Huntington’s website at www.huntington.com.

Director Nomination and Board Evaluation

Our board of directors is committed to maintaining a well-rounded and effective board of directors aligned with the company’s business strategy. The board believes that one of its most important responsibilities is identifying, evaluating and selecting candidates for the board. Board members are encouraged to identify prospective directors and recommend them to the Nominating and Corporate Governance Committee. At least annually the Nominating and Corporate Governance Committee reviews the composition of the board to assure that the appropriate knowledge, skills and experience are represented, in the Committee’s judgment, and in order to comply with applicable laws and regulations.

The Nominating and Corporate Governance Committee reviews the qualifications of potential director candidates and makes recommendations to the full board. The factors considered by the Committee and the board in their review of potential candidates include whether the candidate:

•	has exhibited behavior that indicates he or she is committed to the highest ethical standards;

•	has special skills, expertise and background that would complement the attributes of the existing directors, taking into consideration the diverse communities and geographies in which the company operates;

•	has achieved prominence in his or her business, governmental or professional activities, and has built a reputation that demonstrates the ability to make the kind of important and sensitive judgments that the board is called upon to make;

•	possesses a willingness to challenge management while working constructively as part of a team in an environment of trust; and

•	will be able to devote sufficient time and energy to the performance of his or her duties as a director.

The board also believes that board membership should reflect the diversity of the markets in which we do business. From time to time the Nominating and Corporate Governance Committee will identify additional selection criteria for board membership, taking into consideration the company’s business strategy, the business environment and current board composition. At this time, there are no other specific additional criteria.

Skills, Knowledge, Experience and Perspectives

Our directors embody a well-rounded variety of skills, knowledge, experience and perspectives, as demonstrated in the chart below.

Experience / Background	Number of Directors
Audit—Internal or External Experience	3
Consumer products experience	5
Enhances the diversity of the Board (e.g. gender, race, ethnicity and culture)	3
Experience in leading alignment of compensation with organizational strategy and performance	4
Expertise in financial institution and regulatory matters	7
Governmental experience; non-profit or non-financial regulatory expertise	4
Leadership in enterprise risk management function	2
Legal experience	2
Merger, acquisition and/or joint venture expertise	10
Private equity management experience	6
Senior executive experience (e.g. CEO, COO, CFO) at a publicly traded company	4
Strategic technology leadership at a large, complex, organization	2

Tenure
1—5 years	3
6—10 years	4
11—15 years	3
16—20 years	1

Age
55—59	4
60—64	3
65—69	4

Regular self-evaluation to ensure an effective board is another important responsibility of the directors. The Corporate Governance Guidelines provide that the board will undertake a performance evaluation at least every two years. In practice, however, the board performs a self-evaluation each year, overseen by the Nominating and Corporate Governance Committee. The lead director, as chair of the Nominating and Corporate Governance Committee, solicits comments and recommendations from the directors through a series of questions which provide a frame-work for discussion. Although the specific questions may vary from year-to-year, the topics generally include the substance and efficiency of board and committee meetings and materials, utilization of skills and committee appointments, skills and experience needed for the board, and board engagement and interaction. The lead director provides a report to the board in executive session summarizing the feedback. Each committee of the board also performs an annual self-evaluation and reports the findings to the full board of directors.

Recommendations for Director Candidates

Shareholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee by sending a written notice to the Secretary at Huntington Bancshares Incorporated, Huntington Center, 41 South High Street, Columbus, Ohio 43287. The notice should indicate the name, age, and address of the person recommended, the person’s principal occupation or employment for the last five years, other public company boards on which the person serves, whether the person would qualify as independent as the term is defined under the Marketplace Rules of the Nasdaq Stock Market, and the class and number of shares of Huntington securities owned by the person. The Nominating and Corporate Governance Committee may require additional information to determine the qualifications of the person recommended. The notice should also state the name and address of, and the class and number of shares of our securities owned by, the person or persons making the recommendation. There have been no material changes to the shareholder recommendation process since we last disclosed this item.

Independence of Directors

Our board of directors and the Nominating and Corporate Governance Committee have reviewed and evaluated transactions and relationships with board members to determine the independence of each of the members. The board of directors does not believe that any of its non-employee members has relationships with us that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as director. Further, the board and the Nominating and Corporate Governance Committee have determined that a majority of the board’s members are “independent directors” as the term is defined in the Nasdaq Stock Market Marketplace Rules. The directors determined to be independent under this definition are: Ann B. Crane, Steven G. Elliott, John B. Gerlach, Jr., Peter J. Kight, Jonathan A. Levy, Eddie R. Munson, Richard W. Neu, David L. Porteous, and Kathleen H. Ransier. The board of directors has determined that each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is independent under such definition and that the members of the Audit Committee are independent under the additional, more stringent requirements of the Nasdaq Stock Market applicable to audit committee members.

In making the independence determinations for each of the directors, the board took into consideration the transactions disclosed in this proxy statement under “Review, Approval or Ratification of Transactions with Related Persons” below. In addition, the board of directors considered that the directors and their family members are customers of our affiliated financial and lending institutions. Many of the directors have one or more transactions, relationships or arrangements where Huntington’s affiliated financial and lending institutions, in the ordinary course of business, act as depository of funds, lender or trustee, or provide similar services. Directors may also be affiliated with entities which are customers of our affiliated financial and lending institutions and which enter into transactions with such affiliates in the ordinary course of business. The board also considered charitable donations to organizations in which directors have an interest, and the following relationships and transactions, and determined them to be immaterial: routine transactions and relationships entered into in the ordinary course of business between the Bank and business organizations with which Mr. Endres, Mr. Gerlach, and Ms. Ransier, respectively, have an interest.

The Board’s Leadership Structure

Our chief executive officer, Stephen D. Steinour, serves as chairman of the board. Director David L. Porteous has served as independent lead director since the board created the position in November 2007. The board believes that having a combined chief executive officer and chairman along with a strong independent lead director provides an efficient and effective leadership structure.

Mr. Porteous fulfills the specific responsibilities of the lead director as set forth in our Corporate Governance Guidelines, which include:

•	serving as liaison between the chairman of the board and the outside directors;

•	consulting with the chairman of the board on information sent to the board;

•	reviewing and providing input to the chairman of the board on board meeting agendas;

•	consulting with the chairman of the board on meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	presiding at all meetings of the board at which the chairman is not present, including executive sessions of the outside directors;

•	having the authority to call meetings of the outside directors; and

•	ensuring that he or she is available for consultation and direct communication with key stakeholders, if requested by the chief executive officer.

Mr. Porteous also takes an active role in outreach efforts with various constituents, including Huntington employees. He regularly engages with the employees and acts as a liaison between employees and the board. Mr. Porteous is available to the chief executive officer and frequently acts as a sounding board for a variety of matters.

The board believes that having an independent lead director performing these duties effectively complements and counterbalances the role of the combined chairman / chief executive officer. The interaction of the roles of the chairman / chief executive officer and the lead director is reflected in the table below.

Areas of Responsibility	Chair/CEO Role	Lead Director Role
Full Board Meetings	Has the authority to call meetings of the board of directors	Participates in board meetings like every other director
	Chairs meetings of the board of directors and the annual meeting of shareholders	Acts as intermediary — at times, the chair may refer to the lead director for guidance or to have something taken up in executive session
Provides leadership to the board of directors if circumstances arise in which the role of the chair may be, or may be perceived to be, in conflict with the board of directors
Suggests calling full board meetings to the chair when appropriate
Executive Sessions	Receives feedback from the executive sessions	Has the authority to call meetings of the outside directors
Sets the agenda for and leads executive sessions of the outside directors
Briefs the CEO on issues arising out of the executive sessions
Board Agendas and Information	Takes primary responsibility for shaping board agendas, consulting with the lead director to ensure that board agendas and information provide the board with what is needed to fulfill its primary responsibilities

Collaborates with the chair to shape the board agenda and board information so that adequate time is provided for discussion of issues and so that appropriate information is made available to directors

Solicits agenda items from members of the board
Board Communications	Communicates with the directors on key issues and concerns outside of board meetings	Facilitates discussion among the outside directors on issues and concerns outside of board meetings
	Takes responsibility for new director orientation and continuing education for the board of directors	Serves as a non-exclusive conduit to the chair of views, concerns, and issues of the outside directors
Coordinates with the chair on director orientation and continuing education
Committee Meetings	Member of the Executive Committee and attends such other committee meetings (excluding executive sessions) as the chair shall so choose	Participates on such committees (including executive sessions) to which he is elected and is ex-officio member of all other committees
Chairs the Nominating and Corporate Governance Committee which recommends the membership of various board committees as well as selection of committee chairs
External and Other Stakeholders	Represents the organization to, and interacts with, external stakeholders and employees	Available at the request of the chair to participate in meetings with key institutional investors and other stakeholders
Has authority to engage advisors and consultants who report directly to the board of directors on board issues

In addition to having an engaged lead director, additional factors contribute to the board’s comfort with Mr. Steinour serving in the combined roles of chairman and chief executive officer. These factors include our strong corporate governance practices, our board’s independence, and the accountability of the chief executive officer to the board. Executive sessions, excluding the chairman and chief executive officer, are held in conjunction with each regularly scheduled board meeting to ensure open dialogue with the lead director. Moreover, there is regular reporting by senior management to the board of directors as further described under “The Board’s Role in Risk Oversight” below. The board has also considered our leadership structure in light of the company’s size, the nature of its business, the regulatory framework in which it operates, and its peers and determined that the board’s leadership structure is appropriate for our company at this time.

The Board’s Role in Risk Oversight

Governance of risk management begins with “tone at the top” and is driven by our board of directors which has defined our risk appetite as aggregate moderate-to-low. Three board committees primarily oversee implementation of this desired risk appetite and monitoring of our risk profile: The Risk Oversight Committee, Audit Committee and the Technology Committee.

The Risk Oversight Committee assists the board of directors in overseeing management of material risks, and the approval and monitoring of the company’s capital position and plan supporting our overall aggregate moderate-to-low risk profile; the risk governance structure; compliance with applicable laws and regulations; and determining adherence to the board’s stated risk appetite. The Committee has oversight responsibility with respect to the full range of inherent risks: market, credit, liquidity, legal, compliance/regulatory, operational, strategic and reputational. This Committee also oversees our capital management and planning process, and ensures that the amount and quality of capital are adequate in relation to expected and unexpected risks and that our capital levels exceed “well-capitalized” requirements. The Risk Oversight Committee receives reports directly from the chief risk officer on no less than a quarterly basis.

The Audit Committee oversees the integrity of the consolidated financial statements, including policies, procedures, and practices regarding the preparation of financial statements, the financial reporting process, disclosures, and internal control over financial reporting. The Audit Committee also provides assistance to the board in overseeing the internal audit division and the independent registered public accounting firm’s qualifications and independence; compliance with our Financial Code of Ethics for the chief executive officer and senior financial officers; and compliance with corporate securities trading policies. The chief internal auditor reports directly to the Audit Committee, and the Audit Committee routinely holds executive sessions with our key officers engaged in accounting. On a periodic basis, the Risk Oversight Committee and the Audit Committee meet in joint session to cover matters relevant to both.

The Technology Committee assists the board of directors in fulfilling its oversight responsibilities with respect to all technology, cyber security and third party risk management strategies and plans. The Technology Committee provides oversight of technology operations to meet defined standards for risk, security, redundancy measured against regulatory, best in class and company-defined targets; and ensure that exposure to security and redundancy risks are defined and transparent. The Technology Committee also reviews and provides oversight of the company’s continuity and disaster recovery planning and preparedness. The chief technology officer and the chief information officer regularly attend meetings of the Technology Committee.

Further, through its Compensation Committee, the board of directors seeks to ensure its system of rewards is risk-sensitive and aligns the interests of management, creditors, and shareholders. Through the Community Development Committee, the board oversees the company’s commitments to the Community Reinvestment Act and compliance with fair lending obligations.

The role of each of these committees is further described above.

Succession Planning

The full board of directors oversees succession planning for the positions of the CEO and other members of the executive leadership team. As selecting and appointing qualified executive leadership for the company is a priority for the board of directors, succession planning is discussed frequently. At least annually, the CEO and the chief human resources officer review with the board the succession plans in place for executive leadership. Management also maintains succession plans for the positions reporting to the executive leadership team, and their direct reports.

Risk Assessment of Incentive Compensation

The Compensation Committee oversees the company’s compensation policies and practices and the relationship among risk, risk management and compensation, to ensure that incentive programs:

•	appropriately balance risk and financial results,

•	do not expose the company to imprudent risks,

•	are compatible with effective controls and risk management and are supported by strong corporate governance, and

•	are not likely to have a material adverse effect on the company.

The Compensation Committee’s oversight is supported by the Incentive Compensation Oversight Committee (the “Oversight Committee”), an executive level management committee. The Oversight Committee consists of senior management from Human Resources, Finance, Legal, Credit Administration, and Risk Management, and is co-chaired by the chief risk officer and the chief human resources officer. The Oversight Committee reports directly to the Compensation Committee.

Under the direction of the Oversight Committee, Huntington performs an annual risk assessment of each incentive plan. The review includes economic analysis as well as evaluation of plan design features, risk balancing mechanisms, and governance policies and practices. Huntington uses a variety of plan design features to balance risk and rewards. Governance policies and practices also play an important role in managing incentive plan risk. We regularly monitor our incentive compensation arrangements for employees at all levels and strive to enhance our risk review in light of developing best practices and regulatory guidance.

Key broad-based incentive plan design features & controls include:	Other features and controls used in various plans include:
• Recoupment / clawback provisions	• Multiple performance criteria
• Management discretion to reduce or eliminate awards	• Risk-related performance criteria
• Annual risk-based review of plans and awards	• Payment caps
• Hold-until-retirement or other termination provisions for equity grants

For executive officers, our compensation philosophy balances risk and reward with a mix of base pay, short-term incentives and long-term incentives, with greater emphasis on long-term incentives. We maintain stock ownership guidelines for executives and impose a “hold until retirement” requirement of up to 50% of the net shares. See “Compensation of Executive Officers” below for detail about our executive compensation philosophy and programs.

Review, Approval or Ratification of Transactions with Related Persons

The Nominating and Corporate Governance Committee of the board of directors oversees our Related Party Transactions Review and Approval Policy, referred to as the Policy. This written Policy covers “related party transactions”, including any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, either currently proposed or since the beginning of the last fiscal year in which we were or will be a participant, involving an amount exceeding $120,000 and in which a director, nominee for director, executive officer or his or her immediate family member has or will have a direct or indirect material interest. The Policy requires our senior management and directors to notify the general counsel of any existing or potential “related party transactions.” Our general counsel reviews each reported transaction, arrangement or relationship that constitutes a “related party transaction” with the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee determines whether or not “related party transactions” are fair and reasonable for us. The Nominating and Corporate Governance Committee also determines whether any “related party transaction” in which a director has an interest impairs the director’s independence. Approved “related party transactions” are subject to on-going review by our management on at least an annual basis. Loans to directors and executive officers and their related interests made and approved pursuant to the terms of Federal Reserve Board Regulation O are deemed to be approved under this Policy. Any of these loans that become subject to specific disclosure in our annual proxy statement are reviewed by the Nominating and Corporate Governance Committee at that time. The Nominating and Corporate Governance Committee would also consider and review any transactions with a shareholder having beneficial ownership of more than 5% of Huntington’s voting securities in accordance with the Policy.

Indebtedness of Management. Many of our directors and executive officers and their immediate family members are customers of our affiliated financial and lending institutions in the ordinary course of business. In addition, our directors and executive officers also may be affiliated with entities which are customers of our affiliated financial and lending institutions in the ordinary course of business. Loan transactions with directors, executive officers and their immediate family members and affiliates have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers otherwise not affiliated with us. Such loans also have not involved more than the normal risk of collectability or presented other unfavorable features.

Certain Other Transactions. One of our subsidiaries, Huntington Mezzanine Opportunities Inc., established in 2002 a private corporate mezzanine investment fund to provide financing in transaction amounts of up to $10 million to assist middle market companies primarily in the Midwest with growth or acquisition strategies. The investment fund was dissolved in 2014. Stonehenge Mezzanine Partners LLC, as its sole purpose, served as the asset manager of the fund through May 2014. After June 1, 2014 Stonehenge Mezzanine Partners LLC was entitled to receive 19.315% of amounts collected from any earn-out payments, escrow payments or other similar contingent payments related to other previous investments that had been held by the fund. During 2015, Stonehenge Mezzanine Partners LLC received $61,015 from earn-out/escrow payments/contingent payments. Our director Michael J. Endres has a 12.6% equity interest in Stonehenge Mezzanine Partners LLC.

The Huntington National Bank has a $7.85 million commitment (reduced from $10 million) for an equity investment in the Stonehenge Opportunity Fund II, LP, a $150 million investment fund, which was organized in 2004. This fund’s origination period ended in 2010. As of December 31, 2015, $6.36 million of the $7.85 million commitment has been funded. The remaining $1.49 million commitment is limited to fund follow-on investments in existing portfolio companies and fund expenses. The Huntington National Bank also has a $10 million commitment for an equity investment in the Stonehenge Opportunity Fund III, LP, a $250 million investment fund, which was organized in 2010. As of December 31, 2015, $7.2 million of the $10 million commitment has been funded.

The Stonehenge Opportunity Fund II, LP and the Stonehenge Opportunity Fund III, LP each operate as a “Small Business Investment Company” licensed by the Small Business Administration. Each of these funds seeks to generate long-term capital appreciation by investing in equity and, in certain cases, mezzanine securities of a diverse portfolio of companies across a variety of industries. Our management determined that the investment would provide a cost effective means to participate in financing small businesses, provide a means of obtaining lending or investment credits under the Community Reinvestment Act and generally be favorable to us. Each of the funds is managed by Stonehenge Partners Corp., an investment firm of which Michael J. Endres is a principal and holds a 9.8% equity interest. These funds pay to Stonehenge Partners Corp. management fees not to exceed on an annual basis 2.00% of the aggregate of private capital commitments and Small Business Administration debentures of the respective fund. In addition, Stonehenge Partners Corp. is the controlling entity of Stonehenge Equity Partners, LLC, which serves as managing member of each of the funds.

Paul McMahon, the son-in-law of director David L. Porteous, is an employee of The Huntington National Bank. Mr. McMahon earned compensation for 2015 in the approximate amount of $126,000. The Huntington National Bank actively employed Michele Dunlap, the spouse of executive officer James E. Dunlap, through March 4, 2016. Ms. Dunlap earned compensation for 2015 and 2016 through March 4, 2016 in the approximate amount of $337,395. Due to the elimination of her position as the result of a departmental restructuring, Ms. Dunlap will receive standard benefits under the company’s transition pay plan of approximately $198,180.

Compensation of Outside Directors

Our compensation philosophy for the board of directors is to provide a compensation arrangement to outside directors that reflects the significant time commitment and substantial contributions the directors are expected to make to the value creation and governance of Huntington. Our compensation level and structure are designed to enable us to attract and retain high caliber talent at a national level, and also to align the directors’ interests with those of the shareholders. Our compensation program for non-employee directors is a combination of cash and equity. Directors who are also employees of Huntington do not receive compensation for their services as directors.

Fees Payable in Cash. Each non-employee director earns an annual retainer of $35,000. We pay an additional annual retainer of $65,000 to the lead director, and $20,000 to the chairs of all standing board committees. We pay meeting fees at the standard rate of $2,000 for each board of directors or committee meeting the director attends and $1,000 for each teleconference board of directors or committee meeting in which the director participates. In addition, we pay directors fees of $2,000 per day in the event Huntington requests a director to attend or participate in an event or meeting, in person, in his capacity as a director. All fees are payable quarterly. Retainer fees are payable in four equal quarterly installments. A director may defer all or a portion of the cash compensation payable to the director if he or she elects to participate in the Deferred Compensation Plan and Trust for Huntington Bancshares Incorporated Directors, referred to as the Directors Deferred Plan. The trustee of the plan has typically invested the trust fund primarily in shares of our common stock. The Directors Deferred Plan is described below.

Equity Compensation. To align the interests of directors with shareholders, a meaningful portion of director compensation is paid in equity that is subject to holding requirements. The Compensation Committee considers equity grants for non-employee directors on an annual basis, and the form and amounts of any equity grants for directors are determined at the discretion of the Compensation Committee. Since 2006, the equity grants for directors have been in the form of deferred stock units which are vested upon grant but not released to the director until six months following separation of service. Based on the market data and peer review facilitated by the independent compensation consultant, in May 2015, the Compensation Committee granted each non-employee director a deferred stock award having a value of $105,000. Divided by the stock price of $10.89 per share on the date of grant, each director was awarded 9,641 deferred stock units, rounded down to the nearest whole share. The Compensation Committee awarded an additional $20,000 grant value to the chairpersons of the Audit, Compensation and Risk Oversight Committees which converted to an additional 1,837 deferred stock units.

In addition to the mandated holding of shares imposed by the deferred stock units, the Compensation Committee has established a minimum ownership level guideline for directors based on five times the annual retainer fee (excluding committee chairmanship retainers). Based on the fair market value of our common stock on October 21, 2009, the date the guidelines were established, the guideline for directors was set at 40,603 shares. Directors have five years to meet the minimum guidelines, from the date the guidelines were established, or if later, the date of joining the board. Each of the directors who has served at least two years has met the guidelines.

Director Compensation 2015

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)(3)	Option Awards (3)	Non-Equity Incentive Plan Compen- sation	Change in Pension Value and Non- qualified Deferred Compensation Earnings	All Other Compensation	Total
Don M. Casto III	$45,334	$0	—	—	—	—	$45,334
Ann B. Crane	87,000	104,990	—	—	—	—	191,990
Steven G. Elliott	138,000	124,995	—	—	—	—	262,995
Michael J. Endres	67,000	104,990	—	—	—	—	171,990
John B. Gerlach, Jr.	98,000	124,995	—	—	—	—	222,995
Peter J. Kight	94,000	104,990	—	—	—	—	198,990
Jonathan A. Levy	88,000	104,990	—	—	—	—	192,990
Eddie R. Munson	79,000	104,990	—	—	—	—	183,990
Richard W. Neu	124,000	124,995	—	—	—	—	248,995
David L. Porteous	230,333	104,990	—	—	—	—	335,323
Kathleen H. Ransier	102,000	104,990	—	—	—	—	206,990

(1)	Amounts earned include fees deferred by participating directors under the Directors Deferred Plan. Mr. Casto served as a director through April 23, 2015.

(2)	On May 1, 2015, grants of 11,478 deferred stock units were made to the chairpersons of the Audit, Compensation and Risk Oversight Committees and grants of 9,641 deferred stock units were made to each other director under the 2015 Long-Term Incentive Plan. These awards were vested upon grant and are payable six months following separation from service. This column reflects the grant date fair value in accordance with FASB Topic 718 and is equal to the number of units times the fair market value (the closing price) on the date of grant ($10.89). These deferred stock unit awards will be credited with an additional number of deferred stock units to reflect reinvested dividend equivalents with respect to the period of time between the date of grant and the delivery of shares.

(3)	The Compensation Committee has granted deferred stock awards to non-employee directors each year since 2006. Mr. Levy holds stock options that were granted by Sky Financial Group, Inc., or a predecessor, and converted to options for Huntington common stock upon the merger with us in 2007. The directors’ deferred stock units and stock option awards outstanding as of December 31, 2015 are set forth in the table below.

Name	Deferred Stock Awards Outstanding	Stock Options Outstanding
Ann B. Crane	50,406	0
Steven G. Elliott	54,466	0
Michael J. Endres	67,037	0
John B. Gerlach, Jr.	71,097	0
Peter J. Kight	31,578	0
Jonathan A. Levy	65,037	17,207
Eddie R. Munson	9,746	0
Richard W. Neu	61,597	0
David L. Porteous	67,037	0
Kathleen H. Ransier	67,037	0

Directors Deferred Plan. The Directors Deferred Plan allows the members of the board to elect to defer receipt of all or a portion of the compensation payable to them in the future for services as directors. We transfer cash equal to the compensation deferred pursuant to the plan to a trust fund where it is allocated to the accounts of the participating directors. The trustee of the plan has broad investment discretion over the trust fund and is authorized to invest in many forms of securities and other instruments, including our common stock. During 2015, the trustee invested primarily in shares of our common stock.

A director’s account will be distributed either in a lump sum or in equal annual installments over a period of not more than ten years, as elected by each director. Distribution will commence upon the earlier of 30 days after the attainment of an age specified by the director at the time the deferral election was made, or within 30 days of the director’s termination as a director. All of the assets of the plan including the assets of the trust fund are subject to the claims of our creditors. The rights of a director or his or her beneficiaries to any of the assets of the plan are no greater than the rights of our unsecured general creditors. Since directors who are also our employees do not receive compensation as directors, they are not eligible to participate in this plan.

As of December 31, 2015, the participating directors’ accounts were substantially comprised of Huntington common stock and had the values set forth in the table below.

Name	Account Balance at December 31, 2015
Ann B. Crane	$589,348
Steven G. Elliott	25,938
Michael J. Endres	974,754
John B. Gerlach, Jr.	1,696,273
Richard W. Neu	892,089
David L. Porteous	1,995,779
Kathleen H. Ransier	339,590

Ownership of Voting Stock

The table below sets forth the beneficial ownership of Huntington common stock by each of our directors, nominees for director, executive officers named in the Summary Compensation Table, and the directors and all executive officers as a group, as of February 1, 2016. Beneficial ownership is determined in accordance with the rules of the SEC. Generally, the rules attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities, including shares which could be acquired within 60 days. The table also sets forth additional share interests not reportable as beneficially owned.

	Beneficial Ownership
Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)(2)(3)(4)	Percent of Class	Additional Share Interests (5)(6)	Total Share Interests
Ann B. Crane	66,354	*	50,406	116,760
Steven G. Elliott	2,350	*	54,466	56,816
Michael J. Endres	316,209	*	67,037	383,246
John B. Gerlach, Jr.	1,744,385	*	71,097	1,815,482
Paul G. Heller	245,674	*	0	245,674
Helga S. Houston	321,013	*	23,140	344,153
Peter J. Kight	114,285	*	31,578	145,863
Jonathan A. Levy	127,420	*	65,037	192,457
Howell D. McCullough III	165,868	*	3,622	169,490
Eddie R. Munson	7,000	*	9,746	16,746
Mary W. Navarro	970,798	*	44,707	1,015,505
Richard W. Neu	155,937	*	61,597	217,534
David L. Porteous	690,663	*	67,037	757,700
Kathleen H. Ransier	58,869	*	67,037	125,906
Stephen D. Steinour	5,552,079	*	496,405	6,048,484
Directors and All Executive Officers as a Group (24 in the group)	13,240,148	1.65%	1,441,800	14,681,948

*	Indicates less than 1% of outstanding shares.

(1)	This column consists of shares for which the directors and executives, directly or indirectly, have the power to vote or to dispose, or to direct the voting or disposition thereof, and also includes shares for which the person has the right to acquire beneficial ownership within 60 days. Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported. None of the shares reported are pledged as security.

(2)	Figures include the number of shares of common stock which could have been acquired within 60 days of February 1, 2016, under stock options as set forth below. The stock option shares reported for Mr. Levy were awarded under stock option plans of Sky Financial Group, Inc. (or its predecessors) and converted to Huntington options. The rest of the reported stock options were awarded under our employee and director stock option plans.

Mr. Heller	101,505
Ms. Houston	275,103
Mr. Levy	17,207
Mr. McCullough	90,210
Ms. Navarro	651,465
Mr. Steinour	2,977,946
Directors and Executive Officers as a Group	5,753,897

The figure for Mr. Endres includes 41,834 shares of common stock that could be acquired upon conversion at any time of our 8.50% Series A non-voting perpetual convertible preferred stock (“Series A Preferred Stock”). Mr. Endres owns

500 shares of Series A Preferred Stock, each of which is convertible into 83.668 shares of common stock. Mr. Endres holds less than 1% of the Series A Preferred Stock outstanding.

(3)	Figures include 1,098,085 shares, 13,180 shares, 9,728 shares, 1,772 shares and 523,136 shares of common stock owned by members of the immediate families or family trusts of Messrs. Gerlach, Levy, and Porteous, Ms. Ransier and Mr. Steinour, respectively; 416,228 shares and 1,762 shares owned by various corporations and partnerships attributable to Messrs. Gerlach, and Levy, respectively; and 8,750 shares owned jointly by Ms. Crane and her spouse, 313,345 shares owned jointly by Mr. Porteous and his spouse, 1,500 shares owned jointly by Ms. Ransier and her spouse, and 348,093 shares owned jointly by Mr. Steinour and his spouse.

(4)	Figures also include the following shares of common stock held as of December 31, 2015, in Huntington’s deferred compensation plans for directors: 53,404 shares for Ms. Crane, 2,350 shares for Mr. Elliott, 88,328 shares for Mr. Endres, 153,704 for Mr. Gerlach, 80,837 for Mr. Neu, 180,848 for Mr. Porteous, and 30,772 for Ms. Ransier. Prior to the distribution from the deferred compensation plans to the participants, voting and dispositive power for the shares allocated to the accounts of participants is held by The Huntington National Bank, as trustee of the plans.

(5)	This column includes shares in benefit plans in which the executive officers have vested ownership interests but do not have the power to vote or dispose of the shares, or the right to acquire such shares within 60 days. Figures include the following shares of common stock held as of December 31, 2015 in Huntington’s Supplemental Stock Purchase and Tax Savings Plan: 5,970 for Ms. Houston, 3,622 for Mr. McCullough, 44,707 for Ms. Navarro, 45,636 for Mr. Steinour, and 281,881 for executive officers as a group. Prior to the distribution from this plan to the participants, voting and dispositive power for the shares allocated to the accounts of participants is held by The Huntington National Bank, as trustee of the plan. Figures include the following shares of common stock held as of December 31, 2015 in Huntington’s Executive Deferred Compensation Plan: 17,170 for Ms. Houston, 450,769 for Mr. Steinour and 614,881 for executive officers as a group. Prior to the distribution from this plan to the participants, voting for the shares allocated to the accounts of participants is directed by the company.

(6)	Figures in this column for the directors consist of deferred stock awards that will be issued in shares of common stock six months following separation from service. These amounts are also set forth in footnote 3 to the Director Compensation 2015 Table above.

As of December 31, 2015, we knew of no person who was the beneficial owner of more than 5% of our outstanding shares of common stock, except as follows:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
The Vanguard Group, Inc. (1) 100 Vanguard Boulevard Malvern, PA 19355	71,384,334	8.960
FMR LLC (2) 245 Summer Street Boston, MA 02210	57,427,649	7.177
State Street Corporation (3) State Street Financial Center One Lincoln Street Boston, MA 02211	49,060,382	6.200
BlackRock, Inc. (4) 55 East 52nd Street New York, NY 10055	46,552,705	5.800

(1)	This information is based on an amendment to Schedule 13-G filed by The Vanguard Group, Inc. on February 11, 2016. The Vanguard Group, Inc. has sole voting power for 1,450,646 of the shares, shared voting power for 72,300 of the shares, sole dispositive power for 69,875,788 of the shares, and shared dispositive power for 1,508,546 of the shares. The Vanguard Group, Inc. acquired the shares in the ordinary course of business.

(2)	This information is based on an amendment to Schedule 13-G filed by FMR LLC on February 12, 2016. FMR LLC has sole voting power for 6,851,969 of the shares and sole dispositive power over all of the shares. FMR LLC acquired the shares in the ordinary course of business.

(3)	This information is based on a Schedule 13-G filed by State Street Corporation on February 16, 2016. State Street Corporation has shared voting power and shared dispositive power for all of the shares. These shares were acquired and are held by State Street Corporation and various subsidiaries of State Street Corporation in the ordinary course of business.

(4)	This information is based on an amendment to Schedule 13-G filed by BlackRock Inc. on February 10, 2016. BlackRock Inc. has sole voting power for 39,711,776 of the shares and sole dispositive power for all of the shares. These shares were acquired and are held by BlackRock, Inc. in the ordinary course of business.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors, and persons who are beneficial owners of more than ten percent of Huntington common stock to file reports of ownership and changes in ownership with the SEC. Reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by them. To the best of our knowledge, and following a review of the copies of Section 16(a) forms received, we believe that during 2015 all filing requirements applicable for reporting persons were met.

Compensation of Executive Officers

Compensation Discussion & Analysis

This Compensation Discussion & Analysis describes Huntington’s executive compensation program for 2015 for our named executive officers (NEOs), who are listed below and whose compensation is detailed in the Summary Compensation Table which follows.

Named Executive Officers
Stephen D. Steinour	Chairman, President and Chief Executive Officer
Howell D. McCullough III	Chief Financial Officer
Paul G. Heller	Chief Technology and Operations Officer
Mary W. Navarro	Retail and Business Banking Director
Helga S. Houston	Chief Risk Officer

This Compensation Discussion & Analysis is divided into four sections:

•	Overview

•	Determination of Compensation

•	2015 Compensation Decisions

•	Other Policies and Practices

Overview

Our compensation philosophy is to “pay for performance” that creates long-term shareholder value. The Compensation Committee of our board of directors provides independent oversight of our executive compensation and has engaged an independent compensation consultant, Pearl Meyer & Partners LLC, to provide advice with respect to the amount and form of executive compensation.

Our Business Strategy, Goals and Accomplishments

Huntington’s performance in 2015 was solid against a difficult operating environment. We continue to execute our strategic plan, which was originally established in 2009 and re-set in 2014. While we regularly make tactical adjustments, the plan has remained built around the same core goals: increase our market share and increase our share of wallet of consumers and businesses.

2015 Performance Highlights

✓     Record net income of $693 million, up 10% from 2014

✓      $0.81 earnings per common share, up 13% from 2014

✓     12.4% Return on Tangible Common Equity (ROTCE)

✓      Positive Operating Leverage

✓     1.01% Return on average assets

✓      64.5% Efficiency Ratio, improved from 65.1% in 2014

✓     $178 million, or 6% increase in fully–taxable equivalent revenue

We continue to invest in our franchise for future growth. We opened 50 new branches during 2015, and we are also investing in technology, people and products to drive revenue. We also continued to maintain our aggregate moderate-to-low risk profile.

The board of directors increased the quarterly dividend by 17% beginning with the dividend paid in January 2016 (declared in the fourth quarter of 2015).

2015 Compensation Highlights

Consistent with Huntington’s pay-for-performance philosophy, the Compensation Committee’s 2015 compensation decisions for executive officers emphasized performance-based compensation. Huntington’s 2015 performance against the Management Incentive Plan metrics was 142.8% of target. The named executive officers earned annual incentive awards ranging from 132% to 149.2% of target. Executive officers also received long-term incentive awards in 2015 comprised of performance stock units (“PSUs”), restricted stock units (“RSUs”) and stock options. Each of the NEOs other than the CEO received a merit-based salary increase in 2015.

2015 Key Compensation Elements
Base Salaries	Merit-based increases for most NEOs

Management Incentive Plan	Overall performance at 142.8% of target on: • Earnings per share • Return on Average Tangible Common Equity • Operating Leverage

Long-term Incentive Plan	Awarded long-term incentive grants comprised of: • PSUs (50%) • RSUs (35%) • Stock Options (15%)

The chart of targeted direct compensation mix, below, illustrates the emphasis on variable, incentive-based compensation. Fixed compensation consists of base salaries. Variable, performance-based compensation includes our annual incentive payouts in cash and RSUs, the target value of PSUs, and the grant date fair value of stock options and RSUs.

The three-year performance cycle for PSU awards granted in 2013 ended on December 31, 2015. The metrics for this cycle were relative return on assets targeted at the 50th percentile performance for the selected peer group, efficiency ratio targeted at 61.5% for the three years, and absolute revenue growth targeted at 3.0% annualized over the three years, all unadjusted for significant items. During the period January 1, 2013 through December 31, 2015, absolute efficiency ratio and revenue growth were below target performance. Our performance against the relative return on assets metric has not yet been determined. The Compensation Committee expects to certify the results and determine the final award values in April 2016.

Consideration of “Say-on-Pay” / Shareholder Outreach

We strive to continually strengthen our compensation practices based on our philosophy, market best practices and feedback received from shareholders. During 2015, we continued our shareholder outreach and held conversations with shareholders holding approximately 20% of our outstanding common stock. The Board, the Compensation Committee and management have gained valuable insight from these interactions and will continue to seek shareholder input. At our 2015 annual meeting, more than 95% of the votes cast on our “say-on-pay” advisory vote were in favor of our executive compensation programs. The Compensation Committee evaluated the “say-on-pay” vote and other feedback, and determined to maintain the essential design of our compensation program. We will continue to monitor emerging trends and best practices and seek ways to improve our compensation programs and ensure continued alignment between our pay and performance.

Key Features of our Executive Compensation Program

The Compensation Committee has developed a balanced compensation program for executives that incorporates many key compensation and governance practices, including the following:

Key Compensation & Governance Practices
✓ Significant stock ownership and hold until retirement policies that reinforce alignment between shareholders and executive officers
✓ Significant emphasis on performance-based compensation, with majority of compensation dependent upon long-term performance
✓ Balanced portfolio of metrics that drive annual and long-term goals in a risk appropriate manner
✓ Annual cash incentive awards for executive officers — cash is capped at 100% of target; any award above target is paid in RSUs with a 3 year ratable vesting period
✓ All incentive compensation subject to Recoupment and Clawback Policy
✓ Equity awards subject to delayed vesting and forfeiture if capital adequacy goals are not maintained
✓ Performance Share Units comprise 50% of total LTI value
✓ Hedging by executives is prohibited; pledging by executives and directors is restricted and discouraged
✓ Independent compensation consultant advising the Compensation Committee

The requirement to own Huntington stock is a critical foundation of our compensation philosophy and aligns senior management’s goals with those of shareholders. December 31, 2015, marked the deadline for 2 of the NEOs to meet their stock ownership requirements, and each of these officers has exceeded his or her guideline. Mr. Steinour’s commitment to the company is evidenced by his significant personal investment in Huntington stock. Since joining Huntington in January 2009, Mr. Steinour has purchased over 1.5 million shares of Huntington stock in open market transactions. As of December 31, 2015, Mr. Steinour owned shares of Huntington common stock equal to approximately 32.8X his salary, significantly exceeding our best practice 6X salary ownership guideline. The NEOs hired after January 1, 2011 have 5 years from the date of hire to comply with their requirements. See additional detail under “Stock Ownership Guidelines” later in this discussion.

Determination of Compensation

Philosophy and Decision-Making Process

The Compensation Committee develops and approves our executive compensation with input from our management and the independent compensation consultant. Our management provides information and may make recommendations to the Compensation Committee with respect to the amount and form of executive compensation. In addition, our CEO and CFO make recommendations to the Compensation Committee when it sets specific financial measures and goals for determining incentive compensation. Our CEO provides input and makes recommendations to the Compensation

Committee regarding the performance and compensation of his direct reports, which include the NEOs, but he does not make recommendations to the Compensation Committee regarding his own compensation. From time to time, the Compensation Committee consults with other committees of the board and may obtain the approval of the full board of directors with respect to certain executive and director compensation matters. For additional detail, see “Procedures for Determining Executive and Director Compensation; Compensation Consultant” in the Corporate Governance section above.

We provide a balanced total compensation package, which includes both fixed and variable, performance-based elements. The use of both short-term and long-term incentives ensures that the ultimate compensation delivered is dependent upon achievement of our annual business goals, as well as delivering long-term shareholder value. Our performance and evaluation process considers company, business segment and individual performance, as well as performance relative to industry peers. Our target pay levels are designed to be competitive with market practice. Since a majority of our pay is variable and based on performance, our actual pay positioning will vary appropriately to reflect our performance.

While overall compensation policies generally apply to all executives, we recognize the need to differentiate compensation by individual, reflecting on his or her role, experience, performance, and expected contributions. Base salaries and incentive targets are the primary means for differentiating compensation opportunities to reflect executive role and scope of responsibility. For example, Mr. Steinour has a higher base salary and higher potential award opportunities due to his responsibilities as CEO. He is also held to a higher stock ownership guideline, reflecting his increased stake in our performance.

Guiding Principles
Focus on shareholder alignment	A significant portion of compensation is stock-based and long-term in focus
Approach compensation in a balanced and holistic fashion	Our program includes fixed and performance-based elements, short-term and long-term performance incentives, and considers corporate, business segment, individual, and relative performance
Vary pay based on performance	Total compensation is expected to vary each year and may evolve over the long-term to reflect our performance and key objectives
Maintain an aggregate moderate-to-low risk profile	We monitor our programs, controls and governance practices for consistency with our aggregate moderate-to-low risk profile See “Risk Assessment of Incentive Plans” above
Assure appropriate positioning in the market	Our target pay levels are designed to be competitive with market practice.
Reflect internal equity	We differentiate compensation by individual, reflecting his or her role, experience, performance and expected contributions

Market Referencing

The Compensation Committee regularly reviews peer and industry information in regard to levels of compensation and performance as a competitive frame of reference. The Compensation Committee uses this information and analysis as a benchmarking reference for setting pay opportunities and making pay decisions, such as changes to base salaries, annual incentive awards and long-term incentive grants. A key source of information is a peer group of regional banks similar to Huntington in terms of size and business model. The peer banks are chosen using an objective process recommended by the independent compensation consultant and approved by the Compensation Committee.

We re-evaluated and updated the peer group in 2015 for ongoing relevance, as we do each year. The process began with the selection of U.S. based publicly traded commercial banks considering asset size as of December 31, 2014. A number of banks within the relevant asset size were eliminated due to a business model which included one or more of: international process or focus, a focus on different services, a high level of inside ownership, and off-shore headquarters. The resulting group consisted of 16 bank holding companies; eight larger and eight smaller, positioning Huntington at approximately the 50th percentile for asset size. The 2015 peer group includes all of the members of the 2014 peer group with the addition of Citizens Financial Group, Inc. which, since becoming independent in September 2014, is new to the size range. The Compensation Committee used the sixteen peers to represent the most appropriate market comparators for Huntington in terms of industry and size. The table below lists the peer banks approved by the Compensation Committee for 2015.

Peer Banks for 2015

Associated Banc-Corp.	FirstMerit Corporation
BB&T Corporation	First Niagara Financial Group, Inc.
Citizens Financial Group, Inc.	KeyCorp
Comerica Incorporated	M&T Bank Corporation
Commerce Bancshares Inc.	Regions Financial Corporation
Cullen/Frost Bankers, Inc.	SunTrust Banks, Inc.
Fifth Third Bancorp	Synovus Financial Corp.
First Horizon National Corporation	Zions Bancorporation

The independent compensation consultant also provided the Compensation Committee with industry surveys as appropriate to supplement the peer group data. When using survey data, the information was reflective of Huntington’s size and industry. This included utilizing size adjusted comparisons representing data from companies that fell closest to our asset size. The Compensation Committee also relied on the independent compensation consultant to provide a broader industry perspective of emerging trends and best practices.

Among the peer and industry data considered in 2015 were three-year total shareholder return relative to peers, three-year relative performance in incentive measures, and realizable pay over the prior three years relative to peers. With the assistance of the independent compensation consultant, the Compensation Committee performed a pay and performance analysis in 2015 for the 2012 — 2014 period and determined that there was appropriate alignment between performance and pay. The Compensation Committee performs a pay and performance analysis on an annual basis to review the appropriateness of the company’s executive compensation program.

Compensation Components

There are three primary components of executive compensation: base salary, annual incentive awards and equity-based long-term incentive awards. The purpose and features of each component are summarized below.

Primary Components of Executive Compensation
Base Salary

Set within a competitive range of market practice to attract and retain top talent.

Varies depending upon the executive’s role, performance, experience and contribution

Foundation from which incentives and other benefits are determined

Annual Incentive (Management Incentive Plan)

Motivate and reward for achieving or exceeding annual financial strategic and operational goals that ultimately support sustained long-term profitable growth and value creation

Reflect company performance on key measures, adjusted for business unit and individual performance, including risk management

Each NEO has a target opportunity expressed as a percentage of base salary reflective of the NEO’s role

Tied directly to performance in year for which reported

Awards up to target are paid in cash; any amount of annual incentive earned in excess of target is paid in the form of RSUs which vest incrementally over three years

Long-Term Incentive (Equity Grants)

Motivate and reward for delivering long-term sustained performance aligned with shareholder interests

Grants are comprised of performance share units (PSUs), time-based restricted stock units (RSUs) and stock options

Awards based on multiple factors, including competitive market data, business segment performance, individual performance and historical equity grants

Benefits are a less significant component of executive compensation. Executive officers participate in the same broad-based benefit programs generally available to all employees. A limited number of additional benefits are offered to executive officers. We target these benefits to be within typical market practice and as needed to attract and retain executive talent. These benefits are described under “Executive Benefits” later in this discussion.

2015 Compensation Decisions

Timing of Compensation Decisions

In February of each year, the Compensation Committee approves annual incentive awards which are tied directly to prior year performance. These awards are based on metrics chosen by the Compensation Committee the preceding February. During the second quarter of the year, the Compensation Committee makes decisions with respect to base salaries and equity-based long-term incentive based on performance and on other factors discussed below. With respect to the incentive compensation amounts reported for 2015 in the Summary Compensation Table:

•	Annual incentives determined in February 2016 based on 2015 performance are reported under the “Non-Equity Incentive Plan” column.

•	Long-term incentives granted on May 1, 2015 are based on a multi-faceted approach that includes company and individual performance and contributions, retention value of current equity ownership, historical long-term incentive compensation awards and the market-based framework the independent consultant developed. These awards are reported under the columns “Stock Awards” and “Option Awards”.

Base Salary

The CEO expressed a desire not to receive a base salary increase each year during the period 2010 through 2013, which was honored by the Compensation Committee. For 2015, the Compensation Committee continued to focus the CEO’s compensation on performance-based elements and again did not increase the CEO’s salary. Each of the other NEOs received a merit-based salary increase effective May 1, 2015, ranging from 1.9% to 6% of base salary.

Annual Incentive Award

Huntington’s annual incentive awards under the Management Incentive Plan reflect company performance on key short-term measures, adjusted in the discretion of the CEO and the Compensation Committee, for business segment and individual performance. Corporate performance metrics for annual incentives for the Management Incentive Plan in 2015 were determined by the Compensation Committee to be earnings per share, return on tangible common equity, and operating leverage. These performance metrics were chosen from among the list of available criteria under the Management Incentive Plan and represented key short-term strategic areas of focus intended to support long-term success. Earnings per share and operating leverage were metrics in 2014. Return on tangible common equity (ROTCE) was chosen for 2015, replacing core deposit growth, due to the strong correlation of higher ROTCE to higher market price-to-tangible book value (P/TBV) valuations for the common stocks of publicly traded bank holding companies.

Each executive has an annual target incentive opportunity expressed as a percentage of his or her base salary. The specific threshold, target and maximum opportunity for each executive is reflective of the executive’s role and competitive market practice.

Company Performance. For each metric the Compensation Committee determined a threshold, target, and maximum level of achievement based on the company’s operating plan for 2015. The Management Incentive Plan allows for awards to be earned under each plan criterion, independent of the other criteria. We interpolate between the threshold, target, and maximum goals to ensure sound incentive compensation arrangements and appropriate pay for performance alignment. In determining whether a performance goal has been met, the Committee will include or exclude “extraordinary events” or any other objective events or occurrences, in either establishing the performance goal based on the qualifying performance criteria or in determining whether the performance goal has been achieved; provided, however, that the Committee retains the discretion to reduce or eliminate an award that would otherwise be paid to any participant based on the Committee’s evaluation of such events or other factors. Awards may be paid only after the Committee has certified in writing that the performance goals have been met.

In addition, the 2015 Management Incentive Plan included an individual funding mechanism for each of the NEOs, excluding our CEO and CFO, equal to a maximum of 0.2% of net income. No awards would have been paid to these select NEOs if positive net income had not been achieved for 2015.

The company’s 2015 performance was reviewed in accordance with the Management Incentive Plan and certified by the Compensation Committee in February 2016. Excluding significant items and the results of the acquisition of Macquarie Equipment Finance, Inc., actual performance against the EPS and ROTCE goals was above target, and operating leverage was above threshold but below target, resulting in a funding of 142.8%. At management’s recommendation, the Compensation Committee used its discretion to reduce the calculated performance factor to better reflect the company’s overall performance for the year. This discretionary reduction resulted in an overall incentive pool that was 132% of targeted opportunity under the 2015 Plan.

The table below provides the schedule of metrics and goals that the Compensation Committee approved for 2015, along with the company’s performance.

Metric	Weight	Threshold	Target	Maximum	2015 Performance	Calculated Performance Factor	Actual Funding
EPS	30%	$0.70	$0.78	$0.84	$0.838	196%
ROTCE	30%	11%	12%	12.5%	12.5%	200%
Operating Leverage	40%	0.1%	0.9%	2.8%	0.2%	60%

% of Target	100%					142.8%	132%

Adjustments for Individual Performance. The final award for the CEO may be adjusted for his individual performance at the discretion of the Compensation Committee. Due to limits for deducting compensation expenses under Internal Revenue Code Section 162m, the award paid to the CEO could have been adjusted downward but not increased above the 132% overall performance factor determined by the Committee. Final awards for the other NEOs may be adjusted, at the discretion of the CEO and the Compensation Committee, for business segment and individual performance. Due to limits for deducting compensation expenses under Internal Revenue Code Section 162(m), awards for Mr. Heller, Ms. Navarro, and Ms. Houston could have been adjusted downward or upward within the overall parameters of MIP, but not increased above the individual funding factor of 0.2% of net income (approximately $1,386,000). As the position of CFO is not a “covered officer” under Internal Revenue Code Section 162(m), the award for Mr. McCullough was not subject to a cap other than the $5,000,000 limit for any award granted under the terms of the plan. The portion of each award that exceeded target was converted and paid in RSUs based on the closing price of a share of common stock on the grant date. Final awards for the NEOs are discussed below under “Compensation of the Named Executive Officers”.

Long-Term Incentive Compensation

Determining LTI Grant Value. The Compensation Committee engaged the independent compensation consultant to develop long-term incentive award ranges based on competitive market practice to serve as guidelines for annual grants. In addition to these guidelines, when determining award ranges for individual executive officers, the Compensation Committee considers the impact on potential total compensation that could result given varying levels of performance and grants. Award opportunities are within a range defined by a low to high percentage of base salary to allow for awards to vary in order to reflect individual performance. The range for the CEO was 162.5% to 650% of salary, the range for the CFO was 107.5% to 430% of salary, and the range for the other NEOs was 80% to 320% of salary. These ranges are exclusive of RSUs paid as a portion of MIP.

LTI Grant Vehicles. For the 2015 grants, management proposed, and the Compensation Committee approved the strategy set forth below. All equity vehicles are subject to our hold until retirement policy for the executive leadership team: 50% of net shares released upon vesting or exercise are required to be held to retirement or other departure from the company. In addition, all equity grants to the named executive officers are subject to an “adverse risk outcome” provision tied to capital levels, which can result in delayed vesting or forfeiture of awards.

2015 Long-Term Incentive Program Highlights
Vehicle	% of Total LTI Value	Key Design Features

Performance Share Units	50%

•    Performance Measurement Period: 3 years

•    Performance Measures:

¡       Return on Tangible Common Equity (ROTCE, 50% weighting)

¡       Relative Total Shareholder Return (TSR, 50% weighting)

•    Share Payout Range: 0 – 150% of target

Restricted Stock Units	35%	• Vesting: 50% in year 3 and 50% in year 4

Stock Options	15%	• Vesting: 4 year annual pro-rata • Option Term: 10 years

Design of PSUs. In designing the PSUs granted in 2015, the company, with assistance from the independent consultant, identified design features reflecting both internal and market-based perspectives. The company chose two measures that it believed were key to long-term value creation. The internal measure chosen was return on tangible common equity (ROTCE), due to the strong correlation of higher ROTCEs to higher market price-to-tangible book value (P/TBV) valuations for the common stock of publicly-traded bank holding companies. The market-based measure chosen was relative total shareholder return (TSR), in order to better align long-term incentive compensation to value created for our shareholders.

As reflected in the table below, the Compensation Committee determined a threshold, target and maximum level of achievement for the three-year performance cycle. In calculating performance to determine whether a performance goal has been achieved, the Compensation Committee will adjust for Extraordinary Events as defined in the 2015 Long-Term Incentive Plan.

PSU Metric	Threshold	Target	Maximum
Relative TSR	35th Percentile	50th Percentile	65th Percentile
Absolute ROTCE	11%	12.25%	13%

TSR will be measured over the length of the cycle, from January 1, 2015 to December 31, 2017. ROTCE results are measured annually and averaged using year-end reported amounts. The range of potential payouts, 0% to 150% of the target number of share units, was consistent with the design of PSUs awarded in the prior year, and determined to be within competitive market practice, and reasonable from an annual share run rate and dilution perspective.

Equity awards granted in 2015 include an enhanced retirement provision for colleagues who are at least age 59 1⁄2 with a minimum of 4 years of service. Awards will continue to vest, and options will be exercisable until the expiration date, provided the retirement date is at least six months after the grant date.

Determination of individual LTI Grants. The Compensation Committee independently evaluated the CEO’s performance for the purpose of determining a 2015 long-term incentive award and assessed the competitive pay positioning that would result from the awards to be consistent with our pay-for-performance philosophy.

In determining award values for the other NEOs, the Compensation Committee considered the CEO’s performance assessments for each NEO, as well as additional input from the CEO, and the market guidelines provided by the consultant. Consistent with the company’s philosophy, the chief executive officer’s evaluation was based on a holistic approach that included individual performance and contributions, retention value of current equity ownership, historical long-term incentive compensation awards and the market-based framework the independent consultant developed. The key factors included in the evaluation of each NEO are discussed under “Compensation Decisions for each Named Executive Officer” below. The Compensation Committee approved awards in 2015 for the NEOs, excluding the chief executive officer, as recommended by the CEO.

Compensation Decisions for each Named Executive Officer

When considering base salary increases, adjusting MIP awards for business segment and individual performance, and determining the grant-date value of long-term incentive compensation awards, the CEO and Compensation Committee considered the performance of each executive under the following common factors:

Common Performance Factors:	• financial and operating results
• strategic planning and implementation
• risk management and key metrics
• organization/colleagues
• continuous improvement
• community/stakeholder relations.

Further, the Compensation Committee differentiated compensation for the NEOs other than the CEO by taking into consideration the CEO’s evaluation of each executive’s performance, role and relative contribution to overall company performance. Although there were no predetermined quantifiable goals against which business unit and individual performance were evaluated independently for purposes of determining compensation, highlights of the specific 2015 individual and business unit performance considered by the Compensation Committee for each NEO are set forth below.

Stephen D. Steinour, CEO. In determining appropriate compensation for the CEO, the Compensation Committee considered Mr. Steinour’s leadership in 2015, including the following significant 2015 accomplishments:

•	Strong financial performance

¡	Net income of $693 million, or $0.81 per common share

¡	$0.29 or 4%, increase in tangible book value per share to $6.91

¡	Positive operating leverage for third year in a row

¡	$178 million, or 6%, increase in fully-taxable equivalent revenue

¡	$4.0 billion, or 9%, increase in average total core deposits

¡	$3.2 billion, or 7%, increase in average loans and leases

¡	23.0 million common shares repurchased at an average price of $10.93 per share; combined with dividends of $0.25 per share (up 19% from the prior year), more than $450 million of capital was returned to shareholders

•	Further execution of strategic initiatives

¡	Successfully acquired and integrated Macquarie Equipment Finance, Inc.

¡	Continued execution of Huntington’s in-store strategy through its Giant Eagle and Meijer in store branch expansion and growth, which as a whole, turned profitable in 2015

¡	Strong customer growth, deposit growth and OCR (optimal customer relationship) success

¡	Deliberate focus on continuous improvement activities

•	Continued strengthening of corporate governance

¡	Continued strong focus on enterprise risk management by strengthening governance, controls and metrics

•	Enhanced brand reputation — Huntington:

¡	Ranked highest in overall U.S. Retail Banking Satisfaction Study in the North Central Region by J.D. Power for third year in a row

¡	Winner of the TNS Choice award for Consumer Retail Banking in the Central Region of the U.S. for the third time

¡	Winner of two Greenwich Associates awards for excellence in “Middle-Market Treasury Management Overall Satisfaction”

¡	Recognized in American Banker’s Reputation Institute Survey for having one of the best reputations among customers and non-customers

Based on the overall company performance against the corporate goals and individual accomplishments, the Compensation Committee awarded an annual Management Incentive Plan award to Mr. Steinour in the amount of $1,650,000 equal to 132% of his target award and long term equity awards of $4,750,000 equal to 475% of his base salary.

Howell D. “Mac” McCullough, Chief Financial Officer. The Compensation Committee, in determining appropriate compensation for Mr. McCullough, considered the following significant 2015 accomplishments:

•	Contributed to financial performance results:

¡	Positive operating leverage

¡	$0.29 or 4%, increase in tangible book value per share to $6.91

¡	10% increase in net income to $693 million

¡	13% increase in earnings per common share to $0.81

¡	Return on Tangible Common Equity (ROTCE) of 12.4%, up from 11.8% in the prior year

¡	Strong customer growth, deposit growth and OCR success

•	Provided strong direction and leadership to the Finance segment

•	Significantly contributed to the successful acquisition and integration of Macquarie Equipment Finance, Inc.

•	Directed the company’s five-year strategic planning process

•	Continued to improve expense discipline and processes governing business investment

•	Provided strong leadership and direction in the capital planning and CCAR submission

•	Continued to provide strong leadership and direction and brought enhanced discipline around revenue opportunities including OCR

Based on the overall company performance against the corporate goals and the business unit and individual accomplishments, the Compensation Committee approved a salary increase of 4.5% and awarded an annual Management Incentive Plan award to Mr. McCullough in the amount of $675,000, equal to 149% of his target award, and long term equity awards of $1,100,000 equal to 200% of his base salary.

Paul G. Heller, Chief Technology & Operations Officer, and executive in charge of Home Lending and the Phone Bank. The Compensation Committee in determining appropriate compensation for Mr. Heller considered the following significant 2015 accomplishments:

•	Provided strong leadership in driving an environment of enhanced effectiveness, cost reduction, process improvement, accountability and communication across the Technology and Operations teams, Phone Bank and Home Lending

•	Drove significant revenue and profitability growth in the Home Lending Segment

•	Successfully directed several major IT system implementations which ultimately are intended to improve efficiencies and customer experiences through the launch of a new teller system, a new loan origination system, enhanced mobile capabilities and numerous workflow/imaging systems implementations

•	Successfully directed and completed conversion and integration activities related to the acquisition of Macquarie Equipment Finance, Inc.

•	Continued strong focus on risk through information security controls to provide stronger defense against attacks on our systems and data

•	Provided strong leadership and support of OCR-related activities in support of the company’s OCR goals including systems and process enhancements

Based on the overall company performance against the corporate goals and the business unit and individual accomplishments, the Compensation Committee approved a salary increase of 4.5% and awarded an annual Management Incentive Plan award to Mr. Heller in the amount of $630,000 equal to 139% of his target award and long term equity awards of $1,100,000 equal to 200.0% of his base salary.

Mary W. Navarro, Retail and Business Banking Director. The Compensation Committee in determining appropriate compensation for Ms. Navarro considered the following significant 2015 accomplishments:

•	Achieved business segment pre-tax pre-provision growth over 2014 of $100 million with operating leverage of 6.3%

•	Achieved loan growth over 2014 of $602 million, or 4.6%, and deposit growth of $1.1 billion, or 3.8%

•	3.9% growth in consumer households and increasing 6+ product/service penetration in 2015, from 49.4% to 51.9% of the customer base; Consumer revenue was up $106 million

•	2.7% growth in business banking households and increased 4+ product/service penetration in 2015, up from 41.5% to 43.9%; Business banking revenue was up $22 million

•	Significantly increased the average balance per new consumer household by introducing new consumer checking products and improved targeted marketing and offers

•	Grew the consumer credit card portfolio from $137 million to $296 million in balances in second full year of operations

•	Continued execution of Huntington’s in-store strategy through its Giant Eagle and Meijer in store branch expansion and growth, adding 46 stores in 2015; The channel as a whole was profitable in 2015

•	Huntington recognized as the No. 2 SBA 7(a) lender in the country in terms of number of loans and No.1 in both units and dollars in our footprint

•	Huntington ranked highest in overall U.S. Retail Banking Satisfaction Study in the North Central Region by J.D. Power for third year in a row

•	Huntington named winner of the TNS Choice award for Consumer Retail Banking in the Central Region of the U.S. for the third time

•	Named one of the “Top 25 Most Powerful Women in Banking” by American Banker for the 7th time

Based on the overall company performance against the corporate goals and the business unit and individual accomplishments, the Compensation Committee approved a salary increase of 1.9% and awarded an annual Management Incentive Plan award to Ms. Navarro in the amount of $600,000, equal to 139% of her target award, and long term equity awards of $950,000 equal to 177.6% of her base salary.

Helga Houston, Chief Risk Officer. The Compensation Committee, in determining appropriate compensation for Ms. Houston, considered the following significant 2015 accomplishments:

•	Provided strong leadership and direction to drive the collective efforts of the organization to ensure adherence to the company’s stated risk appetite and institutionalize the company’s risk culture

•	Provided strong leadership over the company’s capital planning process, including successful filing of the company’s annual capital plan

•	Ensured critical program delivery across all risk pillars, including compliance, market, liquidity and operational risk; Enhanced oversight and reporting of community development activity

•	Oversaw the successful build-out of critical control functions such as credit review and model validation

•	Named one of the “Top 25 Women to Watch” by American Banker

Based on the overall company performance against the corporate goals and individual accomplishments, the Compensation Committee approved a salary increase of 6% and awarded an annual Management Incentive Plan award to Ms. Houston in the amount of $575,000, equal to 139% of her target award, and long term equity awards of $1,000,000 equal to 200% of her base salary.

Other Policies & Practices

Benefits

As noted, executive officers participate in the same broad-based benefit programs generally available to all employees. A limited number of additional benefits are offered to executive officers and certain other officers and are designed to represent a modest portion of total compensation. Following is a list of the additional benefits and compensation elements offered to executive officers during 2015.

Supplemental Savings: The NEOs are eligible to participate in a supplemental defined contribution plan. This plan is further discussed following the Non-Qualified Deferred Compensation 2015 table below.

Deferred Compensation: Our Executive Deferred Compensation Plan, a non-qualified plan, provides a vehicle for participants to defer receipt of cash or stock to a time when taxes may be at a more personally beneficial rate and / or to save for long-term financial needs. This plan is discussed in more detail following the Non-Qualified Deferred Compensation 2015 table below.

Perquisites: A very limited number of perquisites are utilized at Huntington; they represent a small component of compensation and are not intended to be performance-based. We offer an incurred expense reimbursement allowance for tax and financial planning to our NEOs, up to 2% of base salary per year. For the chief executive officer, we provide security monitoring of his personal residence, and for efficiency and security, use of our cars and drivers and occasional use of a corporate aircraft to which the company has access. All personal use of the corporate aircraft is in accordance with Huntington’s Aircraft Usage Policy. We also provide relocation benefits to senior level employees to facilitate transition to their new locations.

Employment Agreement: Only one executive officer, the CEO, has an employment agreement with us, which is described under “Mr. Steinour’s Employment Agreement” below.

Severance Arrangements: Huntington has change-in-control agreements, referred to as Executive Agreements, with our NEOs. The objectives of the Executive Agreements are to provide severance protections for the NEOs in the event of a qualifying termination of employment in connection with a change-in-control of Huntington and to encourage their continued employment in the event of any actual or threatened change-in-control of Huntington. The Executive Agreements are further described under “Potential Payments upon Termination or Change in Control” below.

Frozen Supplemental Pension: NEOs who are participants in the frozen pension plan (frozen on December 31, 2013) are participants in a supplemental defined benefit plan that was also frozen on the same date. This plan is further discussed under the Pension Benefits 2015 table, below.

Stock Ownership & Holding Requirements

The Compensation Committee first established stock ownership requirements, expressed as a number of shares, for executive officers in 2006. The guidelines were revised in 2011 to increase the level of stock ownership required and add holding requirements for equity awards.

Effective January 1, 2016, the Compensation Committee adopted a value-based approach pursuant to which executives will be required to meet and maintain a dollar value of ownership based on a multiple of current salary rather than a prescribed number of shares. This will provide a consistent measure for all executives without regard to the date an executive becomes subject to the requirements and reduces the impact of stock price fluctuations. Ownership levels will be evaluated annually based on then current stock prices. The executive’s current base salary will be multiplied by his or her assigned multiple and compared to current holdings, valued based on a 30-day average closing stock price. As before, executives have five years from the date of becoming subject to the guidelines to meet their ownership levels. Thereafter, executives must continue to meet their requirements on an on-going basis. The policy also includes enhanced monitoring and tracking of both ownership and holding requirements. Executive officers continue to be subject to a holding requirement equal to 50% of net shares received upon the exercises of a stock option or upon the release of full value awards. This amount of shares must be held until retirement or other departure from the company. The Compensation Committee may permit a discretionary hardship exemption from the ownership and / or holding requirements, on a case-by-case basis.

The ownership requirement and level of compliance as of December 31, 2015, for each NEO are set forth in the table below. As noted, each of the NEOs who was subject to the guidelines as of January 1, 2011 (Mr. Steinour and Ms. Navarro) met or exceeded his or her ownership level by the required deadline of January 1, 2016.

Executive	Multiple	Compliance Date (1)	Ownership Guideline	Shares Owned as of December 31, 2015	Market Value of Shares Owned($) (2)
Steinour	6X	January 1, 2016	1,052,913	2,970,538	32,854,150
Navarro	3X	January 1, 2016	263,228	364,040	4,026,282
McCullough	3X	April 9, 2019	289,551	54,280	600,337
Heller	3X	October 29, 2017	250,067	144,169	1,594,509
Houston	2X	September 7, 2016	157,937	69,049	763,682

(1)	Mr. McCullough, Mr. Heller and Ms. Houston joined Huntington in April 2014, October 2012 and September 2011, respectively.

(2)	Market value is based on the closing price of a share of Huntington common stock on December 31, 2015 ($11.06).

Hedging & Pledging Policies

The Compensation Committee has a policy prohibiting Huntington’s executive officers from hedging their ownership of Huntington stock, as this would be inconsistent with the goals of the compensation program. Prohibited hedging activity includes trading in financial instruments designed to hedge or offset any decrease in the market value of Huntington stock. These financial instruments include prepaid variable forward contracts, equity swaps, collars and exchange funds.

In addition, executive officers and directors are generally discouraged from pledging their Huntington securities, however they may pledge shares owned in excess of stock ownership guidelines with the consent of the General Counsel. Any such request, along with the General Counsel’s response, must be communicated to the Compensation Committee. None of Huntington’s executive officers or directors currently have shares of Huntington stock pledged.

Annual Long-Term Incentive Award Grant Practices

The Compensation Committee may designate a grant date effective following the date of the committee action. This practice is followed in the event the trading window is closed pursuant to the company’s trading policies on the date the committee acts. The exercise price for each stock option award is equal to the fair market value of a share of common stock on the grant date. Under the company’s stock plan, fair market value is generally defined as the closing price on the applicable date. We have never repriced stock options. Since 2012 we have granted our annual long-term incentive awards effective May 1.

Recoupment / Clawback Policies

Our Recoupment / Clawback Policy is a tool for recoupment or clawback of incentive compensation in appropriate situations to the extent permitted (or required) by law and by the company’s plans, policies and agreements. Incentive Compensation subject to possible clawback or recoupment includes:

(a)	any bonus or other cash incentive payment, including commissions, previously paid or payable, and

(b)	any equity compensation, vested or unvested (including without limitation, performance shares and performance share units, restricted stock and restricted stock units, and stock options), and net proceeds of any exercised or vested equity awards.

In general, situations that trigger a review under this policy involve behaviors or actions outside the bounds of the company’s overall risk appetite and governance structure. In determining whether to require reimbursement or forfeiture of an executive officer’s incentive compensation, the Compensation Committee shall take into account such considerations as it deems appropriate, such as the extent to which the employee’s actions or inactions were in violation of the code of conduct; whether the action or inaction could reasonably be expected to cause financial or reputational harm to the company; the egregiousness of the conduct; the tax consequences to the affected employee; and other factors as the

Committee deems appropriate under the circumstances. For employees who are not executive officers, the decision to recoup or clawback incentive compensation is made by the CEO jointly with the Chief Human Resources Officer.

Equity awards granted since February 2014 to senior executive officers and select additional executives who can impact our capital levels with their actions and decisions are subject to deferral of vesting in the event there exists an Adverse Risk Outcome. “Adverse Risk Outcome” means a failure by the company to maintain the Common Equity Tier 1 risk-based capital ratio (or successor metric to the Basel III capital requirements established by the Federal Reserve Board of Governors) at the board approved goal. In the event the company’s Common Equity Tier 1 risk-based capital ratio as of the year-end preceding the stated vesting date is less than the Capital Management Policy limit approved by the board of directors, the vesting will be deferred until the anniversary of the date of grant following the December 31 when the Company’s Common Equity Tier 1 risk-based capital ratio is equal to or greater than Capital Management Policy limit approved by the board of directors. If vesting is deferred for two calendar years, the award will be forfeited. Such deferral of vesting provisions shall be set forth in the equity award agreement.

Specific provisions apply in the event of a financial restatement. If it is determined by the Board of Directors that gross negligence, intentional misconduct or fraud by an employee or former employee caused or partially caused the company to have to restate all or a portion of its financial statements, the Board, in its sole discretion, may, to the extent permitted by law and the company’s benefit plans, policies and agreements, and to the extent it determined in its sole judgment that it is in the best interests of the company to do so, require repayment of a portion or all of any Incentive Compensation if (1) the amount or vesting of the Incentive Compensation was calculated based upon, or contingent on, the achievement of financial or operating results that were the subject of or affected by the restatement; and (2) the amount or vesting of the Incentive Compensation would have been less had the financial statements been correct.

Further, pursuant to Section 954 of the Dodd-Frank Act, if the company is required to restate any of its financial statements because of a material financial reporting violation, the company shall recover the amount in excess of the incentive compensation payable under the company’s restated financial statements, or such other amount required under the Dodd-Frank Act or any other applicable law or policy. The company shall recover this amount from any current or former employee who received incentive compensation during the three-year period preceding the date on which the restatement is required, or from any other individual specified in the Dodd-Frank Act.

In addition, we have included clawback provisions in incentive plans for executive officers and for all employees. For NEOs our recoupment and clawback policies include the following:

•	Stock Plans. We also have forfeiture and recoupment provisions in the 2012 Long-Term Incentive Plan and the 2015 Long-Term Incentive Plan specific to awards under these plans. Except following a change in control event, should the Compensation Committee determine that a participant has committed a serious breach of conduct or has solicited or taken away customers or potential customers with whom the participant had contact during the participant’s employment with us, the Compensation Committee may terminate any outstanding award, in whole or in part, whether or not yet vested. If such conduct or activity occurs within three years following the exercise or payment of an award, the Compensation Committee may require the participant or former participant to repay to us any gain realized or payment received upon exercise or payment of such award. A serious breach of conduct includes, without limitation, any conduct prejudicial to or in conflict with Huntington or any securities law violations including any violations under the Sarbanes-Oxley Act of 2002. In addition, awards may be forfeited upon termination of employment for cause.

•	Annual Incentive Plan. The Management Incentive Plan provides that if Huntington is required to restate any of its financial statements because of a material financial reporting violation, Huntington will recover the amount in excess of the award payable under Huntington’s restated financial statements, or such other amount required under the Dodd-Frank act. In addition, if the Compensation Committee determines that a participant took unnecessary or excessive risk, manipulated earnings, or engaged in any misconduct described in our Recoupment Policy, the Committee may terminate the participant’s participation in the plan and require repayment of any amount previously paid in accordance with the Recoupment Policy, any other applicable policies and any other applicable laws and regulations.

Section 954 of Dodd-Frank requires new listing standards related to recovery of executive compensation. The board of directors will review its recoupment policies in light of these new standards when they are adopted by NASDAQ, and as other rules and best practices develop.

Tax & Accounting Consideration

We have worked to balance our compensation philosophy with the goal of achieving maximum deductibility under Internal Revenue Code Section 162(m). Our Management Incentive Plan and our 2015 Long-Term Incentive Plan have been structured so that awards under these plans for “covered officers” may qualify as performance-based compensation deductible for federal income tax purposes under Internal Revenue Code Section 162(m). The Compensation Committee has also reserved the right, however, with respect to any award or awards, to determine that compliance with Code Section 162(m) is not desired after consideration of the goals of Huntington’s executive compensation philosophy and whether it is in the best interests of Huntington to have such award so qualified.

Huntington also takes into consideration Internal Revenue Code Section 409A with respect to non-qualified deferred compensation programs, and ASC 718, “Compensation — Stock Compensation” in administering its equity compensation program.

Compensation Tables

The following table sets forth the compensation paid by us and by our subsidiaries for each of the last three fiscal years ended December 31, 2015, to our principal executive officer, principal financial officer, and the three other most highly compensated executive officers serving at the end of 2015.

Summary Compensation 2015
Name and Principal Position (1)	Year	Salary	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (6)	All Other Compen- sation (7)	Total (8)
Stephen D. Steinour
Chairman, President and CEO	2015	1,000,000	0	4,037,478	712,499	1,650,000	0	430,325	7,830,302
	2014	1,000,000	0	3,824,996	675,014	1,444,300	236,865	317,434	7,498,609
	2013	1,000,000	0	2,999,999	999,985	1,342,000	107,527	184,674	6,634,185
Howell D. McCullough III
Chief Financial Officer and Senior Executive Vice President	2015	565,385	200,000	934,994	164,999	675,000	0	71,032	2,611,410
	2014	389,423	300,000	2,222,488	870,573	600,000	0	17,749	4,400,233

Paul G. Heller
Chief Technology & Operations Officer and Senior Executive Vice President	2015	565,385	0	934,994	164,999	630,000	0	85,252	2,380,630
	2014	525,000	0	934,986	165,003	570,000	0	24,323	2,219,312
	2013	475,000	200,000	674,992	224,997	463,600	0	10,713	2,049,302

Mary W. Navarro
Retail & Business Banking Director and Senior Executive Vice President	2015	541,154	0	807,483	142,499	600,000	1,603	82,082	2,174,821
	2014	528,333	0	786,246	138,752	555,000	235,924	53,812	2,298,067
	2013	515,000	0	599,994	199,997	502,600	113,727	23,631	1,954,952
Helga S. Houston
Chief Risk Officer and Senior Executive Vice President	2015	518,462	0	849,986	149,998	575,000	0	60,005	2,153,451
	2014	488,333	0	807,484	142,503	535,000	0	30,626	2,003,946
	2013	465,000	0	618,739	206,247	453,840	0	18,527	1,762,353

(1)	Mr. Steinour also serves as Chairman, President and Chief Executive Officer of The Huntington National Bank. Mr. McCullough joined Huntington in April 2014 as Chief Financial Officer. Mr. Heller is also responsible for Home Lending and the Phone Bank. Ms. Navarro’s title and principal position are with The Huntington National Bank.

(2)	Mr. McCullough received a $500,000 signing bonus paid in installments in 2014 and 2015. The $200,000 reported for Mr. Heller in 2013 was the final installment of a $400,000 signing bonus.

(3)	The amounts in this column are the grant date fair values of awards of restricted stock units and performance share units determined for accounting purposes in accordance with FASB ASC Topic 718. The performance share units are valued at target. The assumptions made in the valuation are discussed in Note 14 “Share-Based Compensation” of the Notes to Consolidated Financial Statements for our financial statements for the year ended December 31, 2015.

	Time-Vesting RSUs	Performance- Based PSUs (Target)	Total Stock Awards
Stephen D. Steinour	$1,662,489	$2,374,989	$4,037,478
Howell D. McCullough III	384,994	549,999	934,994
Paul G. Heller	384,994	549,999	934,994
Mary W. Navarro	332,493	474,989	807,483
Helga S. Houston	349,994	499,993	849,986

The grant date value of the performance share units assuming the highest level of performance is set forth below.

Dollar Value of Performance Share Units at Maximum Performance
Stephen D. Steinour	$3,562,484
Howell D. McCullough III	824,999
Paul G. Heller	824,999
Mary W. Navarro	712,484
Helga S. Houston	749,989

(4)	The amounts in this column are the grant date fair values of awards of stock options determined for accounting purposes in accordance with FASB ASC Topic 718. The assumptions made in the valuation are discussed in Note 14 “Share-Based Compensation” of the Notes to Consolidated Financial Statements for the year ended December 31, 2015.

Risk-Free Interest Rate	2.13%
Expected Volatility	29.0%
Expected Term	6.5 years
Expected Dividend Yield	2.57%

(5)	The amounts in this column are the dollar value of annual incentive awards earned under the Management Incentive Plan for 2015. These awards were paid in cash up to the target award amount; any amount earned in excess of target was paid in RSUs which vest in three equal annual increments from the date of grant. The number of RSUs was determined by dividing the portion of the award in excess of target by $8.74, the closing price of a share of Huntington common stock on the grant date, February 16, 2016, rounded down to the nearest whole share.

	2015 MIP Award Value	Amount Paid in Cash	Amount Paid in RSUs	Number of RSUs
Stephen D. Steinour	$1,650,000	$1,250,000	$400,000	45,766
Howell D. McCullough III	675,000	452,308	222,692	25,479
Paul G. Heller	630,000	452,308	177,692	20,330
Mary W. Navarro	600,000	432,923	167,077	19,116
Helga S. Houston	575,000	414,769	160,231	18,333

(6)

The amounts in this column represent the change in the actuarial present value of accumulated benefit from December 31, 2014 to December 31, 2015, under two defined benefit pension plans: the Retirement Plan and the Supplemental Retirement Income Plan, referred to as the SRIP. These plans were closed to new hires after December 31, 2009 and were frozen as of December 31, 2013. Benefits are based on levels of compensation and years of credited service as of December 31, 2013. The valuation method used to determine the present values, and all material assumptions applied, are discussed in Note 15 “Benefit Plans” of the Notes to Consolidated Financial Statements for the fiscal year ended December 31, 2015. The change in present value for each NEO under each plan is detailed below. Pursuant to the instruction of the Securities and Exchange Commission, because the aggregate change in the actuarial present value of Mr. Steinour’s benefit is negative, the change is not reported in the table.

Mr. McCullough, Mr. Heller and Ms. Houston are not eligible to participate in these plans as they were hired after participation was closed to new hires. Additional detail about these plans is set forth in the discussion following the table of Pension Benefits 2015 below. There were no above-market or preferential earnings on non-qualified deferred compensation.

	Change in Present Value Retirement Plan	Change in Present Value SRIP	Total Change in Present Value
Stephen D. Steinour	$13,860	$(40,349)	$(26,489)
Howell D. McCullough III	N/A	N/A	N/A
Paul G. Heller	N/A	N/A	N/A
Mary W. Navarro	34,478	(32,875)	1,603
Helga S. Houston	N/A	N/A	N/A

(7)	All other compensation as reported in this column includes: our contributions to the Huntington Investment and Tax Savings Plan, a defined contribution (401(k)) plan, referred to as the 401(k) Plan, and our Supplemental Stock Purchase and Tax Savings Plan and Trust; perquisites and personal benefits valued at incremental cost to us; premiums for group term life insurance; and dividends paid on vesting of previously awarded RSUs. These amounts are detailed below.

	Amounts Contributed to 401(k) Plan ($)	Amounts Contributed to Supplemental Plan ($)	Perquisites and Personal Benefits($)	Group Term Life Insurance ($)	Dividends Paid Upon Vesting Event ($)	Total All Other Compensation
Steinour	13,250	30,769	154,756	614	230,936	430,325
McCullough	13,250	11,402	34,621	614	11,145	71,032
Heller	13,250	0	11,980	614	59,408	85,252
Navarro	13,250	13,415	N/A	608	54,809	82,082
Houston	13,250	9,711	N/A	591	36,453	60,005

The amounts contributed to the 401(k) Plan include a profit sharing contribution earned for 2015 equal to 1% of base salary subject to IRS limits on compensation that may be taken into account. In the ordinary course of business, Huntington maintains two automobiles and has access to a corporate aircraft as needed to provide efficient and secure business transportation for senior management. When it is not otherwise needed for business travel, a corporate aircraft may be available to Mr. Steinour for personal usage given the constraints of commercial flight arrangements, en route work requirements, travel or work schedules or other circumstances burdensome on time and the potential security risks for the company. The incremental cost to Huntington for personal use of a plane by Mr. Steinour during 2015 was based on an hourly rate and totaled $69,561, consisting of charges for crew, landing and parking, fuel and oil, radio maintenance and repairs, supplies, and outside services. For efficiency and security Mr. Steinour is also permitted personal use of the automobiles, driven by Huntington security personnel, including for commuting, which permits him to work while traveling. The incremental cost of this usage to Huntington for 2015 was based on a rate per mile for fuel and maintenance and overtime costs for the drivers. The amount reported for Mr. Steinour also includes $56,323 for reimbursement of nonrefundable vacation deposits due to cancellation as a result of time-critical business needs related to the merger with FirstMerit Corporation. Other perquisites and personal benefits for Mr. Steinour consisted of financial planning ($20,000) and security monitoring of his personal residence. Mr. McCullough received reimbursement of relocation expense. Mr. Heller’s perquisites included financial planning ($11,500) and partial reimbursement for use of a personal mobile device. Perquisites and personal benefits for each of the other named executive officers did not exceed $10,000 and are not included.

(8)	This column shows the total of all compensation for the fiscal year as reported in the other columns of this table.

The table below sets forth potential opportunities for annual cash incentive awards under the Management Incentive Plan for Covered Officers and awards of RSUs, PSUs and stock options for 2015.

Grants of Plan-Based Awards 2015

Name	Grant Date	Date of Board or Committee Action	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh) (5)	Grant Date Fair Value of Stock and Option Awards ($) (6)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steinour
			625,000	1,250,000	2,500,000
	5/1/2015	4/22/2015				109,045	218,089	327,134				2,374,989
	5/1/2015	4/22/2015								277,237	10.89	712,499
	5/1/2015	4/22/2015							152,662			1,662,489
McCullough
			226,154	452,308	904,616
	5/1/2015	4/22/2015				25,253	50,505	75,758				549,999
	5/1/2015	4/22/2015								64,202	10.89	164,999
	5/1/2015	4/22/2015							35,353			384,994
Heller
			226,154	452,308	904,616
	5/1/2015	4/22/2015				25,253	50,505	75,758				549,999
	5/1/2015	4/22/2015								64,202	10.89	164,999
	5/1/2015	4/22/2015							35,353			384,994
Navarro
			216,462	432,923	865,846
	5/1/2015	4/22/2015				21,809	43,617	65,426				474,989
	5/1/2015	4/22/2015								55,447	10.89	142,499
	5/1/2015	4/22/2015							30,532			332,493
Houston
			207,385	414,769	829,538
	5/1/2015	4/22/2015				22,957	45,913	68,870				499,993
	5/1/2015	4/22/2015								58,365	10.89	149,998
	5/1/2015	4/22/2015							32,139			349,994

(1)	Each of the named executive officers participated in the 2015 cycle of the Management Incentive Plan, our annual incentive plan. The award opportunities presented in the table are based on percentages of salary and threshold, target and maximum levels of corporate performance. Awards are subject to adjustment for individual and business unit performance. Actual awards earned for 2015 are reported in the Summary Compensation Table under the column headed “Non-Equity Incentive Compensation”.

(2)	These columns reflect the potential number of PSUs to be vested upon satisfaction of the applicable performance conditions as of December 31, 2017, at threshold, target and maximum performance.

(3)	The Compensation Committee awarded RSUs to each of the named executive officers. Each RSU award vests in two equal instalments on the third and fourth anniversaries of the grant date.

(4)	The Compensation Committee awarded stock options to each of the named executive officers, which vest in four equal annual increments beginning one year from the date of grant.

(5)	Each other stock option reported has a per share exercise price equal to the closing price of a share of Huntington common stock on the grant date, as reported on the Nasdaq Stock Market.

(6)	The amounts in this column are the grant date fair values, for accounting purposes, of the awards of PSUs (at target), RSUs and stock options determined in accordance with FASB ASC Topic 718.

The following table sets forth details about the unexercised stock options and unvested awards of RSUs and PSUs held by the named executive officers as of December 31, 2015.

Outstanding Equity Awards at Fiscal Year-End 2015

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options(#) Exercisable (1)	Number of Securities Underlying Unexercised Options(#) Unexercisable (1)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have not Yet Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have not Vested ($) (4)
Stephen D. Steinour
	7/25/2011	2,120,153	0	6.0200	7/25/2018
	5/01/2012	483,826	0	6.7700	5/01/2019
	2/19/2013					40,467	447,565
	5/01/2013	293,440	293,440	7.0600	5/01/2020	141,643	1,566,572	283,286	3,133,143
	2/11/2014					17,671	195,441
	5/01/2014	80,527	241,583	9.0800	5/01/2021	173,458	1,918,445	247,797	2,740,635
	2/17/2015					32,177	355,878
	5/01/2015	0	277,237	10.8900	5/01/2025	154,322	1,706,800	220,460	2,438,291
Howell D. McCullough III
	4/09/2014	75,000	225,000	9.8700	4/09/2021	101,317	1,120,566
	5/01/2014	15,210	45,633	9.0800	5/01/2021	32,764	362,370	46,806	517,674
	2/17/2015					14,953	165,380
	5/01/2015	0	64,202	10.8900	5/01/2025	35,737	395,256	51,054	564,659
Paul G. Heller
	10/29/2012	15,797	0	6.3300	10/29/2019
	5/01/2013	66,024	66,024	7.0600	5/01/2020	31,869	352,471	63,739	704,953
	2/11/2014					6,104	67,510
	5/01/2014	19,684	59,054	9.0800	5/01/2021	42,400	468,944	60,572	669,926
	2/17/2015					14,018	155,039
	5/01/2015	0	64,202	10.8900	5/01/2025	35,737	395,256	51,054	564,659
Mary W. Navarro
	7/25/2011	465,637	0	6.0200	7/25/2018
	5/01/2012	110,588	0	6.7700	5/01/2019
	2/19/2013					13,632	150,770
	5/01/2013	58,688	58,688	7.0600	5/01/2020	28,328	313,308	56,657	626,626
	2/11/2014					6,616	73,173
	5/01/2014	16,552	49,659	9.0800	5/01/2021	35,655	394,344	50,936	563,352
	2/17/2015					12,367	136,779
	5/01/2015	0	55,447	10.8900	5/01/2025	30,864	341,356	44,091	487,649
Helga S. Houston
	10/24/2011	128,463	0	5.1700	10/24/2018
	5/01/2012	69,118	0	6.7700	5/01/2019
	2/19/2013					13,534	149,686
	5/01/2013	60,522	60,522	7.0600	5/01/2020	29,213	323,096	58,427	646,203
	2/11/2014					5,973	66,061
	5/01/2014	17,000	51,001	9.0800	5/01/2021	36,618	404,995	52,312	578,571
	2/17/2015					13,489	149,188
	5/01/2015	0	58,365	10.8900	5/01/2025	32,488	359,322	46,412	513,319

(1)	Awards of stock options granted in 2013, 2014 and 2015 become exercisable in four equal annual increments from the date of grant and are fully vested on the fourth anniversary. The other awards of stock options reported in the table have all become exercisable and are fully vested.

(2)	The awards of restricted stock units granted on May 1st each year vest in two equal installments on the third and fourth anniversaries of the date of grant. The award of restricted stock units granted to Mr. McCullough on April 9, 2014, vests in 3 equal increments over 3 years. Each other award of restricted stock units reflected in this column was granted in partial payment of annual incentive earned under the Management Incentive Plan and vests in 3 equal increments over 3 years. The awards granted May 1, 2015, reflect the impact of dividend reinvestment.

(3)	The market value of the awards of restricted stock units that have not yet vested was determined by multiplying the closing price of a share of Huntington common stock on December 31, 2015 ($11.06) by the number of shares.

(4)	The performance share units reported in these columns will vest subject to achievement of the applicable performance goals as of the end of a three-year performance period. Each performance share unit is equal to one share of common stock. The number of performance share units and the market value reported were determined on the basis of achieving target performance goals. The market value of the performance share units was determined by multiplying the closing price of a share of Huntington common stock on December 31, 2015 ($11.06) by the number of units. The performance share units granted on May 1, 2013 vested on December 31, 2015; awards will be released in April 2016 after final award values are determined and certified by the Compensation Committee. The awards granted May 1, 2015, reflect the impact of dividend reinvestment.

The table below sets forth the number of shares that were acquired upon the exercise of options and the vesting of RSUs in 2015. Not reflected are shares to be received for the three-year PSU performance cycle that ended on December 31, 2015. The metrics for this cycle were relative return on assets, absolute efficiency ratio and absolute revenue growth, as reported, unadjusted for significant items. The Compensation Committee expects to certify the results and determine the final award values in April 2016.

Option Exercises and Stock Vested 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Stephen D. Steinour	1,000,000	$6,606,250	178,548	$1,930,825
Howell C. McCullough	0	0	50,658	561,797
Paul G. Heller	211,441	1,007,756	97,838	1,103,128
Mary W. Navarro	0	0	46,481	501,480
Helga S. Houston	0	0	34,983	376,417

(1)	The value realized upon exercise of options reflects the difference between the market value of the shares on the exercise date and the exercise price of the options. The value realized upon vesting of RSUs was determined by multiplying the number of shares by the market value on the vesting date. Mr. Steinour deferred 116,321 of the shares acquired upon vesting pursuant to the terms of the Executive Deferred Compensation Plan described below.

We maintain two plans under which executive officers may defer compensation on a non-qualified basis: the Supplemental Stock Purchase and Tax Savings Plan and Trust, referred to as the Supplemental Plan, and the Executive Deferred Compensation Plan, referred to as the EDCP. For each named executive officer, information about participation in the Supplemental Plan and the EDCP is contained in the table below.

Nonqualified Deferred Compensation 2015

Name	Executive Contributions in Last Fiscal Year($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings (Loss) in Last Fiscal Year($)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last Fiscal Year End($) (2)
Stephen D. Steinour
Supplemental Plan	30,769	30,769	30,630	0	504,741
EDCP	2,578,269	0	77,984	0	5,053,144
Howell D. McCullough III
Supplemental Plan	28,506	11,402	152	0	40,060
EDCP	396,000	0	37,327	0	676,634
Paul G. Heller
Supplemental Plan	0	0	0	0	0
EDCP	0	0	0	0	0
Mary W. Navarro
Supplemental Plan	33,538	13,415	30,781	0	494,465
EDCP	0	0	0	0	0
Helga S. Houston
Supplemental Plan	12,138	9,711	3,130	0	66,035
EDCP	187,345	0	2,384	0	199,482

(1)	The employer contributions to the Supplemental Plan are also reported in the Summary Compensation Table under “All Other Compensation”. We did not make contributions to the EDCP in 2015.

(2)	The year-end balances in this column reflect our employer matching contributions under the Supplemental Plan made and reported as compensation for the named executive officers for 2013 and 2014 in the Summary Compensation Table under “All Other Compensation” as follows: $62,564 for Mr. Steinour, and $24,088 for Ms. Navarro.

The Supplemental Plan

The purpose of the Supplemental Plan is to provide a supplemental savings program for eligible employees (as determined by the Compensation Committee) who are unable to continue to make contributions to the Huntington Investment and Tax Savings Plan, a tax qualified 401(k) plan referred to as the 401(k) Plan, for part of the year because the individual has: (I) contributed the maximum amount permitted by the Internal Revenue Service for the calendar year ($18,000 in 2015); or (II) received the maximum amount of compensation permitted to be taken into account by the Internal Revenue Service for the calendar year ($265,000 in 2015). The 401(k) Plan and the Supplemental Plan work together. When an employee elects to participate in the 401(k) Plan, he or she designates the percentage between 1% and 75% of base pay on a pre-tax, Roth after tax, or a combination of pre-tax and Roth after-tax basis that is to be contributed to the 401(k) Plan. Contributions to the 401(k) Plan are automatically deducted from the employee’s pay and then allocated to the employee’s 401(k) Plan account. For 2015, we matched 100% on the first 4% of base compensation deferred. The Supplemental Plan generally works the same way. When a participant elects to participate in the Supplemental Plan, he or she designates the percentage of base pay that is to be contributed to the Supplemental Plan — between 1% and 75% of base pay. All contributions to the Supplemental Plan must be on a pre-tax basis. We then match contributions according to the same formula used by the 401(k) Plan. Under the 401(k) Plan, employees can invest their contributions and our matching contributions in any of 30 investment alternatives. Under the Supplemental Plan, employee pre-tax contributions and our matching contributions are generally invested in Huntington common stock.

A participant cannot receive a distribution of any part of his account in the Supplemental Plan until his or her employment terminates. Once employment terminates, the account in the Supplemental Plan is required to be distributed to the participant. Portions of accounts invested in our common stock are distributed in shares of common stock and the remaining portions are distributed in cash. Distributions from the Supplemental Plan are subject to federal and state income tax withholding.

The Executive Deferred Compensation Plan

The EDCP provides senior officers designated by the Compensation Committee the opportunity to defer up to 90% of base salary, annual bonus compensation and certain equity awards. An election to defer can only be made on an annual basis and is generally irrevocable. To date we have made no contributions to the EDCP; all contributions to this plan consist of compensation deferred by the participants. Deferrals of common stock are held as common stock until distribution. Cash amounts deferred will accrue interest, earnings and losses based on the performance of the investment option selected by the participant and tracked by a book-keeping account. The investment options consist of common stock and a variety of mutual funds that are generally available and/or consistent with the types of investment options under the 401(k) Plan.

At the time of each deferral election, a participant elects the method and timing of account distribution in the event of termination or retirement. In addition, a participant may elect an in-service distribution. Accounts distributed upon termination, retirement or in-service event may be distributed in a single lump sum payment or in substantially equal installments. A participant may request a hardship withdrawal prior to termination or retirement. In addition, for amounts earned and vested on or before December 31, 2004, a participant may obtain an in-service withdrawal subject to a 10% penalty and suspension of future contributions for at least 12 months. Cash that is deferred is paid out in cash, except that any cash that is invested in our common stock at the time of distribution is distributed in shares. Common stock that is deferred is distributed in kind.

The table below sets forth the rate of return for the one-year period ending December 31, 2015 for each of the investment options under the EDCP.

American Funds EuroPacific Growth Fd CI R-4	(0.82)%	Huntington Bancshares Incorporated Common Stock	7.51%
Federated Total Return Bond Fund Instl Shares	(0.16)%	Huntington Dividend Capture Fd	(3.25)%
Federated Total Return Govt Bond Fund Instl Shares	0.46%	Huntington Real Strategies Fd IV	(15.95)%
Fidelity Asset Manager 20%	(0.30)%	T Rowe Price Mid-Cap Growth	6.56%
Fidelity Asset Manager 60%	(0.55)%	T Rowe Price Small Cap Stock Fd Adv	(3.47)%
Fidelity Asset Manager 85%	(0.58)%	Vanguard Institutional Index Fd	1.37%
Fidelity Retirement Money Market Portfolio	0.02%	Vanguard Wellington Fd Adm	0.14%
Harbor International Fund Instl Class	(3.82)%

Huntington’s Retirement Plan and Supplemental Retirement Income Plan, known as the SRIP, were frozen as of December 31, 2013. Two of the named executive officers are participants in both of these plans. The table below presents information for the named executive officers under the Retirement Plan and the SRIP.

Pension Benefits 2015

Name	Plan Name	Number of Years of Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
Stephen D. Steinour
	Retirement Plan	5.0000	119,377	0
	SRIP	5.0000	838,827	0
Howell D. McCullough III
	Retirement Plan	N/A	N/A	N/A
	SRIP	N/A	N/A	N/A
Paul G. Heller
	Retirement Plan	N/A	N/A	N/A
	SRIP	N/A	N/A	N/A
Mary W. Navarro
	Retirement Plan	11.5833	350,683	0
	SRIP	11.5833	816,266	0
Helga S. Houston
	Retirement Plan	N/A	N/A	N/A
	SRIP	N/A	N/A	N/A

(1)	Years of credited service reported in the table are the final years of credited service, frozen as of December 31, 2013.

(2)	This column reflects the actuarial present value of the executive officer’s accumulated benefit under the Retirement Plan and the SRIP as of December 31, 2015. The valuation method used to determine the benefit figures shown, and all material assumptions applied, are discussed in Note 15 “Benefit Plans” of the Notes to Consolidated Financial Statements for the fiscal year ended December 31, 2015.

Only employees hired before January 1, 2010, are eligible to participate in the Retirement Plan, as frozen. Mr. McCullough, Mr. Heller and Ms. Houston were hired after January 1, 2010 and are not eligible to participate in the Retirement Plan. Eligibility for participation in the SRIP is limited to employees eligible to participate in the Retirement Plan who (a) have been nominated by the Compensation Committee; and (b) earn compensation in excess of the limitation imposed by Internal Revenue Code Section 401(a)(17) or whose benefit exceeds the limitation of Code Section 415(b).

Benefits under both the Retirement Plan and the SRIP are based on levels of compensation and years of credited service. Benefits under the SRIP, however, are not limited by Code Sections 401(a)(17) and 415(b). Code Section 401(a)(17) limits the annual amount of compensation that may be taken into account when calculating benefits under the Retirement Plan. For 2015, this limit was $265,000. Code Section 415 limits the annual benefit amount that a participant may receive under the Retirement Plan. For 2015, this amount was $210,000.

The benefit formula under the Retirement Plan was previously revised for benefits earned beginning on January 1, 2010. While the change did not affect the benefit earned under the Retirement Plan through December 31, 2009, there was a reduction in future benefits. The benefit earned in the Retirement Plan prior to January 1, 2010 is based on compensation earned in the five consecutive highest years of service. For service on and after January 1, 2010 and through December 31, 2013, the benefit earned in the Retirement Plan is based on compensation earned each year. For executives who are eligible for retirement or early retirement, the benefit earned in the SRIP is based on compensation earned in the five consecutive highest years of service and the Retirement Plan formula in effect on December 31, 2009. For executives who are not eligible for retirement or early retirement, the accrued benefit under the SRIP is based on the Retirement Plan formula in effect on and after January 1, 2010. Compensation consists of base salary and 50% of overtime, bonuses, incentives and commissions paid pursuant to plans with a measurement period of one year or less. Bonuses are taken into account in the year paid rather than earned. A participant who is at least 55 years of age with at least 10 years of service may retire and receive an early retirement benefit, reduced to reflect the fact that he or she will be receiving payments over a longer period of time. Ms. Navarro was eligible for early retirement in 2015 under the Retirement Plan and the SRIP.

The years of credited service have been capped for participants to the actual years of service with us through December 31, 2013, the date the plans were frozen. The maximum years of credited service recognized by the Retirement Plan and the SRIP is 40.

Benefit figures shown are computed on the assumption that participants retire at age 65, the normal retirement age specified in the plans. The normal form of benefit under the Retirement Plan is a life annuity. The Retirement Plan offers additional forms of distribution that are actuarially equivalent to the life annuity. Benefits with a present value greater than the applicable dollar limit under Code Section 402(g) ($18,000 for 2015) are paid from the SRIP in the form of a life annuity. The SRIP also offers additional forms of distribution that are actuarially equivalent to the life annuity. Benefits with a present value equal to or less than the applicable dollar limit under Code Section 402(g) are paid in the form of a lump sum distribution.

Payments upon Termination of Employment or Change in Control

Each of our named executive officers has a change in control agreement with us referred to as an Executive Agreement. The purposes of these agreements are to encourage retention of our key executives and to provide protection from termination related to a change in control of our company. Huntington’s board of directors adopted the current forms of agreement in November 2012 when they were updated to more closely align with current best practices. The primary changes from the prior agreements were the elimination of the “golden parachute” excise tax gross-up provision and the elimination of a provision that provided the executive serving as chief executive officer with the right to terminate employment solely as a result of a change-in-control. In addition, the updated agreements contain restrictions relating to the disclosure of confidential information and competing with Huntington (three year non-competition for the chief executive officer, and one year non-competition for the other named executive officers, post termination).

Huntington has an employment agreement with Mr. Steinour effective December 1, 2012, pursuant to which Mr. Steinour will continue to serve as Huntington’s president and chief executive officer through December 31, 2016. The agreement is subject to three-year renewal periods upon expiration of the current term and each renewal term, unless either party gives timely notice of nonrenewal. Mr. Steinour’s employment agreement provides for certain payments to him upon termination in certain situations other than a change in control.

In addition, each of the named executive officers has outstanding RSU awards and PSU awards which may vest upon involuntary termination (not for cause), retirement or death. RSUs and PSUs that were granted at least six months prior to involuntary termination (not for cause), retirement or death may be paid in shares on a prorated basis with accumulated dividends paid on the prorated shares. Equity awards granted in 2015 include an enhanced retirement provision for colleagues who are at least age 59  1⁄2 with a minimum of 4 years of service. These awards will continue to vest, and options will be exercisable until the expiration date, provided the retirement date is at least six months after the grant date.

Executive Agreements

Under the Executive Agreements, change in control generally includes:

•	the acquisition by any person of beneficial ownership of 25% or more of our outstanding voting securities;

•	a change in the composition of the board of directors if a majority of the new directors were not appointed or nominated by the directors currently sitting on the board of directors or their subsequent nominees;

•	a merger involving our company where our shareholders immediately prior to the merger own less than 51% of the combined voting power of the surviving entity immediately after the merger;

•	the dissolution of our company; and

•	a disposition of assets, reorganization, or other corporate event involving our company which would have the same effect as any of the above-described events.

Under each Executive Agreement, we, or our successor, will provide severance benefits to the executive officer if his employment is terminated (other than on account of the officer’s death or disability or for cause):

•	by us, at any time within 24 months after a change in control;

•	by us, at any time prior to a change in control but after commencement of any discussions with a third party relating to a possible change in control involving such third party if the executive officer’s termination is in contemplation of such possible change in control and such change in control is actually consummated within 12 months after the date of such executive officer’s termination;

•	by the executive officer voluntarily with good reason at any time within 24 months after a change in control of our company; and

•	by the executive officer voluntarily with good reason at any time after commencement of change in control discussions if such change in control is actually consummated within 12 months after the date of such officer’s termination.

Good reason generally means the assignment to the executive officer of duties which are materially different from such duties prior to the change in control, a reduction in such officer’s salary or benefits, or a demand to relocate to an unacceptable location, made by us or our successor either after a change in control or after the commencement of change in control discussions if such change or reduction is made in contemplation of a change in control and such change in control is actually consummated within 12 months after such change or reduction. An executive officer’s determination of good reason will be conclusive and binding upon the parties if made in good faith.

In addition to any accrued salary and annual cash incentive payable as of termination, severance payments and benefits under the Executive Agreements consist of:

•	a lump-sum cash payment equal to three times annual base salary for the chief executive officer and two and one-half times annual base salary for each of the other named executive officers;

•	a lump-sum cash payment equal to three times for the chief executive officer, and two and one-half times for the other named executive officers, of the greater of the executive’s target annual incentive award for the calendar year during which the change in control occurs or the immediately preceding calendar year;

•	a pro-rata annual incentive award paid upon a change in control under the Management Incentive Plan based on either the actual level of year-to-date performance, or the target award as a percent of base salary for the plan year preceding the change in control, whichever is greater, in accordance with the terms of the Management Incentive Plan;

•	36 months of continued insurance benefits for the chief executive officer, and 30 months for the other named executive officers;

•	fees for outplacement services for the executive up to a maximum amount equal to 15% of the executive’s annual base salary plus reimbursement for job search travel expenses up to $5,000;

•	stock options, restricted stock, RSU, and PSU awards under our stock and incentive plans become vested according to the terms of the plans; and

•	other benefits to which the executive was otherwise entitled including perquisites, benefits, and service credit for benefits.

The Executive Agreements also provide for 36 months of additional service credited for purposes of retirement benefits for the chief executive officer and 30 months for the other named executive officers. Because the Retirement Plan and the SRIP were frozen as of December 31, 2013, this provision will not operate to increase accrued benefits under these plans. Additional service and compensation earned after the freeze date are not included in the calculation of benefits under the Executive Agreements. The additional service period will count for purposes of determining vesting or entitlement to early retirement benefits under these plans.

The Executive Agreements have a best-net-benefit clause which replaced the excise tax gross-ups. If an executive triggers the excise tax, the individual will either be “cut-back” to an amount that is $1 less than such amount that would cause the excise tax, or the executive will have the opportunity to pay the excise tax himself, depending on the result that provides the better after-tax result.

For a period of five years after any termination of the executive officer’s employment, we will provide the executive officer with coverage under a standard directors’ and officers’ liability insurance policy at our expense, and will indemnify, hold harmless, and defend the officer to the fullest extent permitted under Maryland law against all expenses and liabilities reasonably incurred by the officer in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of having been a director or officer of our company or any subsidiary.

In the event an executive officer is required to enforce any of the rights granted under his Executive Agreement, we, or our successor, will pay the cost of counsel (legal and accounting). In addition, the executive officer is entitled to prejudgment interest on any amounts found to be due in connection with any action taken to enforce such officer’s rights under the Executive Agreement.

As a condition to receiving the payments and benefits under the Executive Agreements, the executive officer will be required to execute a release. Severance benefits payable in a lump sum will be paid not later than 45 business days following the date the executive’s employment terminates, subject to applicable laws and regulations.

The Executive Agreements are extended annually and are subject to an extension for 24 months upon a change in control. An Executive Agreement will terminate if the executive officer’s employment terminates under circumstances that do not trigger benefits under the agreement. We may elect not to renew an agreement upon 30 days prior written notice.

The estimated payments and benefits that would be paid in the event each named executive officer terminated employment on December 31, 2015 and became entitled to benefits under his or her Executive Agreement are set forth below. For purposes of quantifying these benefits, we assumed that a change in control occurred on December 31, 2015 and that the executive officer’s employment was terminated on that date without cause. The closing price of a share of our common stock on that date was $11.06.

Name	Cash Severance (1)	Pro-Rata Bonus Value (2)	Total Out-placement Value (3)	Total Welfare Value (4)	Additional Retirement Value (5)	Performance Contingent Equity Value (6)	Time- Based Equity Accel. Value (7)	Scale Back Amount, if applicable (8)	Final Benefit (9)
Steinour	$6,750,000	$1,650,000	$155,000	$55,848	$508,343	$5,682,789	$8,089,922	$0	$22,891,902
McCullough	2,587,500	675,000	91,250	41,197	0	618,618	2,471,301	0	6,484,866
Heller	2,587,500	630,000	91,250	44,293	0	1,324,219	1,874,294	0	6,551,556
Navarro	2,452,500	600,000	86,750	32,340	0	1,147,618	1,799,127	0	6,118,334
Houston	2,385,000	575,000	84,500	41,266	0	1,186,226	1,853,091	0	6,125,084

(1)	Multiple of base salary and target annual incentive, payable in a lump sum.

(2)	Reflects full year annual incentive earned for fiscal year 2015.

(3)	Reflects 15% of base salary plus $5,000 for job search travel.

(4)	Reflects 36 and 30-months of benefits for the CEO and other named executive officers, respectively.

(5)	Value of additional 36 and 30 months of credited service under SRIP for the CEO and other named executive officers, respectively. Mr. Steinour has less than ten years of vesting service as of December 31, 2015. With the additional service credit, he attains early retirement eligibility (ten years of vesting service), so there is additional present value earned through the change-in-control.

(6)	For performance share units (PSUs), a prorated value based on the estimated performance as of December 31, 2015; includes dividend equivalents.

(7)	In-the-money value of time-based unvested stock options and RSUs; includes dividend equivalents.

(8)	In each case, the executive is in a better after-tax, position when paying the excise tax liability himself.

(9)	The total benefit to the executive under a change-in-control of the company and termination of employment.

Mr. Steinour’s Employment Agreement

Mr. Steinour’s employment agreement provides for certain payments upon a termination of his employment without “cause” or for “good reason” (each as defined in the agreement). The potential payments under these agreements are described and quantified below.

Upon termination without “cause” or for “good reason”, Mr. Steinour is entitled to payment of the following amounts:

•	accrued amounts consisting of unpaid base salary through termination, earned but unpaid annual incentive payments for the prior period, accrued and unused paid time off and incurred but unreimbursed business expenses;

•	a pro-rata incentive payment in respect of the fiscal year of the company in which the date of termination occurs, with such amount to equal the amount determined by the Compensation Committee based on the Company’s actual performance for the fiscal year in which the date of termination occurs and otherwise on a basis no less favorable than annual incentive award determinations are made by the Compensation Committee for the company’s executive officers; and

•	a severance payment equal to two times his annual base salary and the higher of the target incentive payment for the year of termination or the incentive payment paid or payable with respect to the prior fiscal year; and

Mr. Steinour would also be entitled to payment and provision of any other amounts or benefits to which he was otherwise entitled.

If Mr. Steinour had terminated employment with us without “cause” or for “good reason” as of December 31, 2015, he would have been entitled to, in addition to accrued amounts and benefits, a pro rata annual incentive payment equal to $1,650,000 and a severance payment equal to $4,888,600.

If Mr. Steinour had terminated employment as of December 31, 2015, due to death or disability, he or his estate would have been entitled to a pro rata annual incentive payment for the year of termination (based on the company’s actual performance for the fiscal year in which the date of termination occurs and otherwise on a basis no less favorable than annual incentive award determinations are made by the Compensation Committee for the company’s executive officers) equal to $1,650,000 and accrued obligations and benefits.

If Mr. Steinour had terminated employment as of December 31, 2015 without “good reason” and due to his retirement, he would have been entitled to a pro rata annual incentive payment for the year of termination equal to $1,650,000. Mr. Steinour was not eligible for normal retirement benefits as of December 31, 2015.

Severance benefits and payments are subject to execution and nonrevocation of a release of claims.

RSUs and PSUs — Potential Payment upon Involuntary Termination (Not for Cause), Retirement, Death or Disability

Each of the named executive officers has outstanding RSU awards and PSU awards which may vest upon involuntary termination (not for cause), retirement, death or disability. RSUs and PSUs that were granted at least six months prior to involuntary termination (not for cause), retirement, death or disability may be paid in shares on a prorated basis with accumulated dividends paid on the prorated shares. For RSUs the release of prorated shares and accumulated dividends would be completed as soon as administratively possible following the termination date. For PSUs, the proration is calculated on the target number of shares, subject to adjustment at the end of the performance cycle when the shares would be released along with all other PSU awards for the cycle. The table below shows the prorated shares and accumulated dividends that would have been payable under outstanding grants of RSUs and the prorated shares and accumulated dividends that would have been payable under outstanding PSUs, based upon target and subject to adjustment, to the respective officers upon involuntary termination (not for cause), retirement, death or disability as of December 31, 2015.

Name	Prorated Shares	Accumulated Dividends
Stephen D. Steinour
RSUs	183,310	$171,617
PSUs	521,181	$237,225
Howell D. McCullough III
RSUs	76,744	$23,963
PSUs	48,039	$15,914
Paul G. Heller
RSUs	36,995	$36,529
PSUs	120,956	$55,014
Mary W. Navarro
RSUs	28,120	$25,784
PSUs	56,657	$30,595
Helga S. Houston
RSUs	46,033	$40,832
PSUs	108,607	$49,337

Awards of stock options, RSUs and PSUs granted to Ms. Navarro on or after May 1, 2014, included an enhanced retirement provision providing for continued vesting and continued exercisability until expiration, provided retirement is at least six months after the grant date. As of December 31, 2015, Ms. Navarro met both the age and years of service requirements for continued vesting upon retirement. As of December 31, 2015, Ms. Navarro had 78,886 unvested RSUs, 95,027 unvested PSUs and unvested options to acquire 105,106 shares subject to this provision.

Proposal 1 — Election of Directors

The board of directors proposes the election of eleven directors at this annual meeting. Directors elected at the meeting will each serve a one-year term expiring at our 2017 annual meeting when their successors are duly elected and qualify.

Upon consultation with the Nominating and Corporate Governance Committee, the board of directors has nominated for reelection each of the 11 directors currently serving. The nominees are: Ann B. Crane, Steven G. Elliott, Michael J. Endres, John B. Gerlach, Jr., Peter J. Kight, Jonathan A. Levy, Eddie R. Munson, Richard W. Neu, David L. Porteous, Kathleen H. Ransier, and Stephen D. Steinour.

Unless otherwise directed, the shares represented by a properly submitted proxy will be voted FOR the election of each nominee. We have no reason to believe that any nominee will be unable or unwilling to serve as a director if elected. However, in the event that any of these nominees should become unavailable, the board of directors may decrease the number of directors pursuant to the bylaws, or the board of directors may designate a substitute nominee, for whom shares represented by a properly submitted proxy would be voted.

The board of directors recommends a vote FOR the election of each of the nominees for director.

Nominee Information

All of our nominees are seasoned leaders. Collectively they bring to our board a wide variety of skills, knowledge, experience and perspectives. We also have a mix of newer and longer-term directors among the nominees. See the chart under “Director Nomination and Board Evaluation” above which summarizes the experience, background, tenure and age of the directors. The following provides biographical information regarding each of the nominees, including their specific business experience, qualifications, attributes and skills that the directors considered, in addition to their prior service on the board, when the board determined to nominate them.

Ann (“Tanny”) B. Crane

President and Chief Executive Officer, Crane Group Company

Age: 59

Director since: 2010

Committees: Audit Committee, Community Development Committee and Nominating and Corporate Governance Committee

Principal Occupation: Since 2003, Ms. Crane has led Crane Group Company, a privately-held, diversified portfolio company comprised of businesses primarily serving the manufacturing and services markets, as well as managing investments in private equity firms and real estate and bond portfolios. Ms. Crane joined the manufacturer, Crane Plastics Company, in 1987 as director of human resources, and became vice president of sales and marketing in 1993. She was named president in 1996.

Additional Business Experience and Information: Ms. Crane was appointed as a director for the Federal Reserve Bank of Cleveland in 2003. After serving as a director for five years, she was named chair of the board and served in that capacity for two years. Ms. Crane and her company are widely recognized for their philanthropy throughout Central Ohio.

Ms. Crane is an accomplished executive who is knowledgeable of the financial services industry and is deeply involved in community support and investment. Because of her knowledge and experience, Ms. Crane has been selected to serve on the Audit Committee, the Community Development Committee and the Nominating and Corporate Governance Committee.

Other Public Company Directorships: Wendy’s International from 2003 to 2007

Steven G. Elliott Retired Senior Vice Chairman, BNY Mellon Age: 69 Director since: 2011 Committees: Executive Committee, Risk Oversight Committee (Chair), and Technology Committee

Principal Occupation: Mr. Elliott began a 23-year career with BNY Mellon in 1987 as head of finance for Mellon Financial Corporation. He was named chief financial officer in 1990, vice chairman in 1992, and senior vice chairman in 1998. Mr. Elliott also served as a director of Mellon Financial Corporation from 2001 until the merger with The Bank of New York in July 2007. He was then a director of BNY Mellon through July 2008. Prior to joining Mellon, Mr. Elliott served as chief financial officer of First Commerce Corporation, corporate controller of Crocker National Bank, senior vice president of Continental Illinois National Bank, and corporate controller of United California Bank. Mr. Elliott also has experience as a certified public accountant.

Additional Business Experience and Information: While at Mellon, Mr. Elliott led a number of the company’s servicing businesses and was co-leader of the integration of The Bank of New York and Mellon Financial Corporation when they merged in 2007. Mr. Elliott led strategic acquisitions, divestitures and restructurings, and he also held various business leadership roles in asset servicing, securities lending, foreign exchange, capital markets, global cash management and institutional banking. Mr. Elliott also has substantial public company director experience, serving on the board of PPL Corporation where he chairs the audit committee and serves on the executive and finance committees, and on the board of Alliance Bernstein where he serves as lead director and chair of the audit committee and serves on its executive and compensation committees. Mr. Elliott has served as a director of The Huntington National Bank since 2011. As one of the most broadly experienced financial services executives in the United States, Mr. Elliott brings valuable insight and advice to our board and to his role as chairman of the board’s Risk Oversight Committee, where his experience contributes to building strong and effective risk management.

Other Public Company Directorships: PPL Corporation; Alliance Bernstein; The Bank of New York Mellon Corporation from 2007 to 2008; Mellon Financial Corporation from 2001 to 2007

Michael J. Endres Partner, Stonehenge Partners LLC Age: 68 Director since: 2003 Committee Memberships: Executive Committee and Technology Committee

Principal Occupation: Mr. Endres is a partner of Stonehenge Partners LLC, a private equity firm that he co-founded in 1999. Stonehenge Partners is the manager of the Stonehenge Opportunity Funds, which invests in middle market companies throughout the Midwest. Prior to joining Stonehenge, Mr. Endres was vice chairman of Banc One Capital Holdings Corporation and chairman of Bank One Capital Partners, where he directed the merchant banking activities of the firm and originated direct investments for the corporate-related private equity and mezzanine investments.

Additional Business Experience and Information: Mr. Endres has more than forty years of experience as an investment professional. Prior to his tenure at Bank One, he was a principal engaged in investment and merchant banking with Meuse, Rinker, Chapman, Endres & Brooks and a senior vice president and director of Rotan Mosle, Inc. He began his investment banking career in 1971 at The Ohio Company. Mr. Endres is a member of the board of trustees of OhioHealth Corporation, a nationally recognized, non-profit corporation based in Columbus, Ohio. Mr. Endres has a depth of experience in equity investing, business development, strategic initiatives, acquisitions, financial analysis, leadership, and management.

Other Public Company Directorships: Worthington Industries Inc.; Tim Hortons Inc., from 2006 to 2014

John B. Gerlach, Jr.

Chairman, President and Chief Executive Officer,

Lancaster Colony Corporation

Age: 61

Director since: 1999

Committee Memberships: Compensation Committee (Chair) and Nominating and Corporate Governance Committee

Principal Occupation: Mr. Gerlach has led Lancaster Colony Corporation, a publicly held corporation, for 19 years. Lancaster Colony Corporation is a manufacturer and marketer of specialty food products for the retail and foodservice markets. Mr. Gerlach was elected chairman of the board of directors and chief executive officer of Lancaster Colony Corporation in February 1997. He had been president and chief operating officer since May 1994. He joined the Lancaster Colony companies in April 1976, and has served in various capacities, including as executive vice president for nine years.

Additional Business Experience and Information: Mr. Gerlach has served on the boards of numerous non-profit organizations, including the Columbus Foundation, Nationwide Children’s Hospital, The Ohio State University Foundation, and the Richard M. Ross Heart Hospital board. Mr. Gerlach brings significant leadership and executive and operational management experience to the board. This experience also provides insight for his role as chair of the Compensation Committee.

Other Public Company Directorships: Lancaster Colony Corporation

Peter J. Kight Private Investor Age: 59 Director since: 2012 Committee Memberships: Compensation Committee and Technology Committee (Chair)

Principal Occupation: Mr. Kight served as co-chairman and managing partner (January 2010 to April 2013) and as senior advisor (April 2013 to April 2015) with Comvest Partners, a private investment firm providing equity and debt capital to middle market companies across the United States, including financial services and technology companies, with over $1.2 billion in capital under management. Previously, Mr. Kight served as director and vice chairman of Fiserv following Fiserv’s acquisition of CheckFree, a leading provider of electronic commerce services and products, in December 2007. Mr. Kight founded CheckFree in 1981.

Additional Business Experience and Information: As founder, chairman and chief executive officer of CheckFree, Mr. Kight was an innovator in providing electronic funds transfer services to businesses and consumers, and in developing infrastructures to support new services that enable and simplify the electronic movement and management of personal and business finances. Under Mr. Kight’s leadership, CheckFree expanded its scope to multiple types of payments and processing infrastructures, leveraging business intelligence to detect and prevent fraud, electronic billing, reconciliation and operational risk management capabilities — through internal development and nearly 30 acquisitions. Mr. Kight brings to the board substantial leadership abilities and significant expertise in financial services technology and payment systems.

Other Public Company Directorships: Blackbaud, Inc.; Fiserv from 2007 to 2012; Akamai Technologies, Inc. from 2004 to 2012; Manhattan Associates, Inc. from 2007 to 2011

Jonathan A. Levy Managing Partner, Redstone Investments Age: 55 Director since: 2007 Committee Memberships: Executive Committee and Risk Oversight Committee

Principal Occupation: Mr. Levy is co-founder and managing partner of Redstone Investments, a full service commercial real estate firm. The company was formed in 1991 and is headquartered in Youngstown, Ohio, with an additional office located in Tampa, Florida. Redstone is involved in property management, construction, development and commercial real estate brokerage. The firm’s portfolio includes properties located throughout 14 states.

Additional Business Experience and Information: Mr. Levy has more than 30 years of experience in the commercial real estate business. He served on the board of Sky Financial Group, Inc. from 1999 until Huntington’s acquisition of Sky in 2007, and served as lead director of the Sky board from 2003 to 2007. Before serving on the Sky board, Mr. Levy served on the boards of Western Reserve Bank and Citizens Bankshares, Inc. Mr. Levy also has hands on banking experience with his service at Marine Midland Banks, NA, as a construction and commercial real estate lender, from 1983 to 1988. Mr. Levy serves on the board of directors of Gulfshore Bank, and has served on the boards of numerous community non-profit organizations. He has also been a member of the board of The Huntington National Bank since 2008. Mr. Levy brings many years of business, banking, real estate and director experience to our board and the committees on which he serves.

Eddie R. Munson Retired Managing Partner, KPMG LLP, Detroit Office Age: 65 Director since: 2014 Committee Memberships: Audit Committee

Principal Occupation: Mr. Munson, a certified public accountant (inactive), practiced with KPMG LLP from June 1972 to September 2006. At KPMG, Mr. Munson served as managing partner of the Detroit office, was a member of the board of directors, and at retirement, held the role of national partner in charge of university relations and campus recruiting.

Additional Business Experience and Information: Mr. Munson is a former member of the Detroit Financial Advisory Board. Mr. Munson was interim chief financial officer of management consulting services company BearingPoint, where he was also a board member. He has also served on the board of Detroit-based Caraco Pharmaceutical. Additionally, Mr. Munson is a trustee for Detroit’s Skillman Foundation. As a CPA, Munson maintains professional memberships with the American Institute of Certified Public Accountants, Michigan Association of Certified Public Accountants and National Association of Black Accountants. Mr. Munson served as a trustee of the Huntington Funds, Huntington’s family of mutual funds, from June 2012 to July 2014. Mr. Munson was appointed to serve on the Audit Committee because he brings more than 32 years of auditing and senior management experience from his career at KPMG and further audit and governance experience from a diverse variety of public company and nonprofit leadership positions.

Other Public Company Directorships: BearingPoint from 2006 to 2008; United American Healthcare Corp. from 2006 to 2008; Caraco Pharmaceutical Laboratories LTD from June to December 2011.

Richard W. Neu Retired Chairman, MCG Capital Corporation Age: 60 Director since: 2010 Committee Memberships: Audit Committee (Chair) and Community Development Committee

Principal Occupation: Mr. Neu served as chairman of the board of the Washington, D.C.-based MCG Capital Corp. from 2009 to 2015, until its sale to PennantPark Floating Rate Capital Ltd. He also served as chief executive officer from October 2011 to November 2012. MCG was a publicly traded business development corporation providing financing to middle market companies throughout the United States. He first joined the MCG board in 2007, and served as a member of the audit, nominating and corporate governance, and the valuation and investment committees. From 1995 to 2004, Mr. Neu served as executive vice president, chief financial officer, treasurer, and director for both Charter One Financial, Inc. and Charter One Bank. He assumed this role following the merger of First Federal of Michigan and Charter One Financial, Inc. Mr. Neu joined First Federal of Michigan in 1985 as chief financial officer, and was elected to the board of directors in 1992.

Additional Business Experience and Information: Mr. Neu has served on the board of Tempur Sealy International, Inc. since October 2015. Mr. Neu served on the board of the Dollar Thrifty Automotive Group from 2006 to 2012 until its sale to Hertz Corporation. He served as the lead director from December 2011 to November 2012, and served as chairman of the board from November 2010 to December 2011. He previously served as chairman of the audit committee and as a member of the corporate governance committee. Mr. Neu possesses a comprehensive knowledge of our bank markets, as well as extensive knowledge of the banking industry. He has led numerous bank acquisitions and integrations. Mr. Neu has served as a director of The Huntington National Bank since 2013. Mr. Neu’s knowledge and experience, as well as financial acumen, make him a valued member of the board and chair of the board’s Audit Committee.

Other Public Company Directorships: Tempur Sealy International, Inc.; MCG Capital Corp. from 2007 to 2015; Dollar Thrifty Automotive Group from 2006 to 2012; Charter One Financial from 1995 to 2004

David L. Porteous

Attorney, McCurdy, Wotila & Porteous, P.C.

Lead Director, Huntington Bancshares Incorporated

Age: 63

Director since: 2003

Committee Memberships: Executive Committee (Chair), Nominating and Corporate Governance Committee (Chair), and Risk Oversight Committee

Principal Occupation: Mr. Porteous has practiced law for more than 38 years with a focus on corporate and municipal law and government relations. He has been a partner with McCurdy, Wotila & Porteous, P.C. since 2008, and prior to joining that firm he managed his own law practice for more than 20 years. He is a consultant with the international law firm of Akin Gump Strauss Hauer & Feld LLP in its Washington, D.C. office.

Additional Business Experience and Information: Mr. Porteous is a recognized authority on economic development and has served on the boards of directors of the Michigan Economic Development Corporation (MEDC), the Michigan Economic Growth Authority (MEGA), where he was chairman of the executive committee, the Michigan Strategic Fund, where he was chairman, and the Michigan Chamber of Commerce. Mr. Porteous is a former director of the Federal Home Loan Bank of Indianapolis where he also chaired the audit committee. He also was on the board of trustees of Michigan State University for more than eight years and was chairman of the board from 2003 to 2006 and was a member of its finance and audit committees. He is also on the board of the Michigan State University College of Law and serves on its executive committee. Mr. Porteous has been a director of Jackson National Life Insurance of New York since 2002, where he has served as a member of the audit, risk and compensation committee. Mr. Porteous has served as a director of The Huntington National Bank since 2004. Mr. Porteous regularly lectures on corporate governance and was one of three finalists for the New York Stock Exchange 2015 Independent Lead Director of the Year award. Mr. Porteous has an extensive legal background and possesses valuable experience in corporate and finance related matters, as well as an extensive knowledge of Huntington’s markets. These attributes make him an effective lead director, member of the Risk Oversight Committee and chair of the Executive Committee and the Nominating and Corporate Governance Committee.

Kathleen H. Ransier Retired Partner, Vorys, Sater, Seymour and Pease LLP Age: 68 Director since: 2003 Committee Memberships: Community Development Committee (Chair) and Compensation Committee

Principal Occupation: Ms. Ransier is a former partner in the Columbus office of Vorys, Sater, Seymour and Pease LLP where she practiced with the corporate group through December 2012. An attorney for almost 40 years, Ms. Ransier’s practice has included transactional, commercial real estate, business organization, non-profit, and business development. From 1974 to 1976, Ms. Ransier was a securities attorney at the Ohio Department of Commerce Division of Securities. Ms. Ransier served as special counsel for the Ohio Attorney General from 1976 to 1994. She has served as special counsel to the Franklin County Probate Court from 1985 to 1990, and has been appointed to boards and commissions by The Supreme Court of Ohio.

Additional Business Experience and Information: Ms. Ransier is very active in numerous professional, academic, cultural, social, community, economic development, and civic organizations. Ms. Ransier served as a member of the board of directors of The Ohio State University Alumni Association, the Greater Columbus Arts Council, and as a member of the Supreme Court of Ohio Commission on Professionalism. Ms. Ransier has served on the board of the Columbus Regional Airport Authority since 1997, and served as chair from 2003 to 2009. Ms. Ransier brings analytical skills and a broad range of expertise in law and regulation to the board, and her substantial community involvement serves her well as chair of the board’s Community Development Committee.

Stephen D. Steinour

Chairman, President and Chief Executive Officer,

Huntington Bancshares Incorporated and The Huntington National Bank

Age: 57

Director since 2009

Committee Memberships: Executive Committee

Principal Occupation: Mr. Steinour has served as our chairman, president and chief executive officer, and has also served in these roles for The Huntington National Bank since January 2009. Before joining Huntington, Mr. Steinour was with Citizens Financial Group in Providence, Rhode Island, from 1992 to 2008, where he served in various executive roles, with responsibilities for credit, risk management, wholesale and regional banking, consumer lending, technology and operations among others. He was named president in 2005 and chief executive officer in 2007. Mr. Steinour joined CrossHarbor Capital partners in Boston in 2008, where he served as a managing partner and a member of the investment committee until joining Huntington in 2009.

Additional Business Experience and Information: Mr. Steinour is a member of the board of directors of Exelon Corporation and the board of directors of L Brands, Inc. He is also a director for the OSU Wexner Medical Center in Columbus, Ohio. Mr. Steinour also serves on the board of directors of the Financial Services Roundtable. With more than 30 years of experience in all aspects of banking, Mr. Steinour brings extensive leadership experience, as well as broad knowledge of the banking industry to the board and his role a chief executive officer.

Other Public Company Directorships: Exelon Corporation; L Brands, Inc.; Liberty Property Trust Corporation from 2010 to 2014

Proposal 2 — Approval of the Management Incentive Plan

Overview

We are asking shareholders to approve the Management Incentive Plan for Covered Officers, referred to as the Management Incentive Plan or MIP, at this meeting. The MIP has been amended and restated effective for plan years beginning on or after January 1, 2016, subject to approval by the shareholders. We are seeking shareholder approval in order to qualify certain awards as deductible for federal income tax purposes under Internal Revenue Code Section 162(m). Code Section 162(m) requires shareholder approval of the material terms of the plan at least every five years. The material terms of the plan include the employees eligible to receive awards, a description of the business criteria (described as “qualifying performance criteria”) upon which the performance goals are based, and the maximum award payable to a participant. Shareholders approved the original Management Incentive Plan in 2004, a First Amendment to the Management Incentive Plan in 2007, and an amended and restated Management Incentive Plan for Covered Officers in 2011 (the “Existing MIP”).

The MIP is intended to permit the payment of annual cash bonuses that are deductible to the maximum extent possible as “performance-based compensation” under Code Section 162(m).

We believe that our annual cash incentive awards program under the Management Incentive Plan has made a significant contribution to our efforts in attracting and retaining key employees.

The MIP has also been amended and restated to include the following more significant changes from the Existing MIP:

•	The maximum award to any one person for Section 162(m) purposes has changed from $5.0 million to $7.5 million;

•	Change in the definition of “change in control” to provide that the occurrence of any person owning 25% (instead of 35% in the Existing MIP) of the voting power of the company will constitute a change in control;

•	A more detailed list of the qualifying performance measures and related extraordinary event adjustments has replaced a more general list;

•	The addition of an express provision providing that certain persons acting in good faith with respect to any action or determination made with respect to the MIP will not be personally liable for and will be indemnified for such action or determination; and

•	Expansion of the forfeiture provisions under which participants may be required to repay their awards if it is discovered that they engaged in certain misconduct.

If shareholder approval is not obtained, no awards will be granted under the MIP, but may continue to be granted and paid under the Existing MIP. If shareholder approval is not obtained, however, our ability to deduct for federal income tax purposes any future annual incentive payments to covered employees (defined below) will be impacted to the extent a covered employee’s non-performance based compensation exceeds $1,000,000 for a taxable year (see “Performance Criteria and Goals; 162(m) Considerations” below).

The description of the MIP below is qualified in its entirety by reference to the plan document which is attached as Appendix A to this proxy statement.

Participation

Participation in the MIP is limited to the chief executive officer and those other officers whose compensation is anticipated by the Compensation Committee as potentially exceeding the limit under Section 162(m) and for whom any award is intended to satisfy the performance-based exception. We sometimes refer to these participants as “covered employees”. The Compensation Committee will select the covered employees who will participate in the plan for each year during the first ninety (90) days of the year (or such other date as may be permitted or required pursuant to Section 162(m)). The Compensation Committee may, however, select officers who are hired or promoted during a year to participate for the remainder of the year. It is anticipated that approximately 10 officers will participate in the MIP for the year 2016.

Administration

The Compensation Committee of the board administers the plan. For purposes of granting, administering and certifying awards under the plan, the Committee or any sub-committee acting on behalf of the Committee is composed of two or more members of the board each of whom is an “outside director” within the meaning of Section 162(m). Any Committee member who is not an “outside director” within the meaning of Section 162(m) must abstain from participating in any decision to grant, administer or certify awards to participants.

Performance Criteria and Goals; 162(m) Considerations

Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to Huntington’s chief executive officer and to each of the other three most highly compensated executive officers (other than the chief financial officer) required to be named in the proxy statement (“Covered Employees”). The general rule is that we can deduct compensation paid to any of these specified executive officers only to the extent that it does not exceed $1,000,000 for a taxable year or qualifies as “performance-based” compensation under Code Section 162(m). Awards under the MIP will be based solely upon the achievement of one or more objective performance goals based on “qualifying performance criteria” as selected by the Committee. The performance goals based upon “qualifying performance criteria” and the potential award, expressed as a percentage of base salary, will be established no later than 90 days after the commencement of the plan years to which the goals relate (or such earlier or later date as permitted by Code Section 162(m)). The Committee has also reserved the right, with respect to any award or awards, to determine that compliance with Code Section 162(m) is not desired after consideration of the goals of our executive compensation philosophy and whether it is in the best interests of our company to have such award so qualified.

Qualifying performance criteria consist of the following:

•	revenue and income measures (which include revenues, net income, earnings per share, non-interest income to total revenue ratio, non-interest income growth, interest income, net operating profit, interest income, pre-tax pre-provision (pre-tax income on a tax equivalent basis adjusted for provision expense, security gains and losses, and amortization of intangibles), economic value added, and earnings before interest, taxes, depreciation and amortization;

•	expense and efficiency measures (which include “efficiency ratio” (the ratio of total non-interest operating expenses (less amortization of intangibles) divided by total revenues (less net security gains)), net interest margin, gross margins, operating margins, net-income margins, non-interest expense, operating efficiencies, and operating leverage);

•	operating measures (which include productivity ratios, loan growth, deposit growth, customer profitability, and market share);

•	return measures (which include return on average equity, tangible common equity or return on tangible common equity, return on average assets, and total shareholder return);

•	credit quality measures (which include non-performing asset ratio, net charge-off ratio, and reserve coverage of non-performing loans);

•	leverage measures (which include debt-to-equity ratio and net debt);

•	risk measures (which include interest-sensitivity gap levels, regulatory compliance, satisfactory audit results, maintenance of required common equity levels (including common equity tier 1 (CET 1) and successor measure levels), and financial ratings);

•	achievement of balance sheet, income statement, or cash-flow statement objectives.

The “qualifying performance criteria” for awards may, as determined by the Committee, be expressed or measured in terms of (i) attaining a specified absolute level of the criteria, (ii) a percentage increase or decrease in the criteria compared to a pre-established target, previous years’ results, or a designated market index or comparison group, or (iii) a relative basis to an established target, to previous year or other comparable period or periods’ results, to a designated comparison group or groups, or to one or more designated external or internal indices or benchmarks. Such qualifying performance criteria may be applied either to the company as a whole or to a business unit or subsidiary, in each case as determined by the Committee. Any specific metrics listed within the categories described above are intended to be illustrative and are not intended to be construed as limitations on the more general metrics. “Qualifying performance criteria” may be different for different participants, as determined in the discretion of the Committee. In determining whether a performance goal has been met, the Committee will include or exclude “extraordinary events” (as defined below), in whichever method that produces the highest award, in determining whether the performance goal has been achieved; provided, however, that the Committee retains the discretion to reduce or eliminate an award that would otherwise be paid to any participant based on the Committee’s evaluation of such events or other factors. The Committee may not, under any circumstances, increase an award that otherwise would be due to a participant who is a Covered Officer. Awards may be paid to Covered Officers only after the Committee has certified in writing that the performance goals have been met.

Extraordinary events are any of the following:

•	changes in tax law, generally accepted accounting principles or other such laws or provisions affecting reported financial results, including unforeseen and extraordinary changes in statutes and regulations that govern the company and its industry;

•	accruals or charges relating to reorganization and restructuring programs;

•	special gains, losses, or other unusual financial impact in connection with the mergers and acquisitions involving the company or any of its significant subsidiaries, the purchase or sale of branches or significant portions of the company or any of its significant subsidiaries, or the sale of securities and investments of the company;

•	write-downs or write-offs of assets, including intangible assets such as goodwill and mortgage servicing rights (MSR) and valuation adjustments related to the impact of hedging (including MSR hedging);

•	litigation or claim matters;

•	expenses relating to unplanned regulatory actions;

•	any other significant item as discussed in management’s discussion and analysis of financial condition and results of operation appearing or incorporated by reference in the annual report on Form 10-K filed with the Securities and Exchange Commission;

•	gains and losses on the early repayment of debt; or

•	any other unforeseen events or occurrences of a similar nature as set forth by the Committee in the first 90 days of any Plan Year (or such earlier time required to qualify the Awards as performance-based under Section 162(m)).

Payment of Awards; Maximum Awards; Potential Forfeiture of Awards

Unless payment is deferred, awards are payable as soon as practicable after the close of the plan year and are subject to federal, state and local income and other payroll tax withholding. The Committee may not increase a Covered Officer’s award above the amount determined based on the attainment of specified pre-established performance goals. The maximum award payable to a participant for any plan year will not exceed $7,500,000. The Committee does, however, have the discretion to reduce or eliminate any award, including an award to a Covered Officer, based on the Committee’s evaluation of extraordinary events or other factors.

No award will be paid to an officer who is not employed by us or by a subsidiary on the day the award is paid except in the case of death, disability, or retirement, or that a change in control of Huntington has occurred. In the event a participant dies, becomes disabled or retires before payment of an award, the Committee may, in its discretion, authorize payment to a participant (or the participant’s estate or designated beneficiary) in such amount as the Committee deems appropriate.

Except as otherwise provided by the Committee or on or after a change in control, and notwithstanding the prior paragraphs, if a participant or former participant engages in (1) a serious breach of conduct (including without limitation any conduct prejudicial to the company or any securities laws, including the Sarbanes-Oxley Act of 2002) or (2) any activity in which the participant or former participant solicits or takes away customers or potential customers with whom the participant or former participant had contact or responsibility for during the participant’s or former participant’s employment with the company (individually or collectively referred to as “Misconduct”), the Committee shall (a) cause any award grant to a participant to be terminated and forfeited without payment, in whole or in part, and (b) if such Misconduct occurs within 3 years of payment of an award, require the participant or former participant to repay the company any payment received from such award without regard to when such Misconduct was actually discovered. The determination of whether any participant or former participant engaged in Misconduct shall be determined by the Committee in good faith and in its sole discretion.

Further notwithstanding the foregoing, if the company is required to restate any of its financial statements because of a material financial reporting violation, the company shall recover the amount in excess of the award payable under the company’s restated financial statements, or such other amount required under the Dodd-Frank Act. The company may recover this amount from any current or former participant who received a payment under the MIP during the three-year period preceding the date on which the restatement is required, or from any other individual specified in the Dodd-Frank Wall Street Reform and Consumer Protection Act and any guidance issued thereunder. In addition, if the Committee determines that a participant (1) took unnecessary or excessive risk, (2) manipulated earnings, or (3) engaged in any misconduct described in the Huntington Bancshares Incorporated Recoupment/Clawback Policy (the “Recoupment/Clawback Policy”), the Committee may terminate the participant’s participation in MIP and require repayment of any amount previously paid under the MIP in accordance with the terms of the Recoupment/Clawback Policy, any other applicable policy of the company, and any other applicable laws and regulations.

Change in Control

Upon the occurrence of a change in control the Committee will make interim awards based upon our quarterly financial statements for the quarter ending immediately prior to or coinciding with the change in control. In determining the amount of interim awards, the Committee will follow the usual procedures for calculating awards except that the Committee will annualize the actual level of year-to-date performance achieved with respect to each performance goal and other performance objectives/assessments. Such interim awards will be payable on a pro-rated basis based upon the quarter ending immediately prior to or coinciding with the change in control as follows:

•	first quarter — 25% of the award otherwise payable;

•	second quarter — 50% of the award otherwise payable;

•	third quarter — 75% of the award otherwise payable;

•	fourth quarter — 100% of the award otherwise payable.

In any event, each interim award made to a participant who received an award under the plan for the immediately preceding year will not be less than the target award, expressed as a percentage of base salary, for the preceding year paid on a pro-rated basis as provided above. The Committee will grant an interim award to each participant whether or not employed by Huntington when the change in control becomes effective unless the participant’s employment was terminated for cause.

Generally, a change in control will be deemed to have occurred if:

•	anyone other than a director or officer or an affiliate of a director or officer becomes the beneficial owner of 25% or more of our voting power;

•	our current directors, together with all subsequently elected directors whose election or nomination was approved by the current directors, no longer constitute at least a majority of our board of directors;

•	there is a merger, statutory share exchange, consolidation or similar corporate transaction involving the company, other than any such transaction in which the voting securities of the company immediately before the transaction continue to represent more than 50% of the combined voting power of the corporation or surviving entity resulting from such transaction immediately after the transaction with another entity;

•	there is a sale or other disposition of 50% or more of our assets or earning power;

•	we are liquidated or dissolved; or

•	there is a reorganization, reverse stock split, recapitalization, or other transaction which has the same effect as any of the foregoing.

Notwithstanding the foregoing, if the payment of any award may be considered deferred compensation under Code Section 409A, and the payment of such award is triggered by a change in control, the events described above shall not constitute a change in control unless they constitute a change in ownership or effective control of the company, or a change in the ownership of a substantial portion of the assets of the company, as described under Code Section 409A; or in the case of a liquidation or dissolution of the company, such liquidation or dissolution complies with applicable procedures under Code Section 409A.

Other Provisions

The Committee is given broad discretion to interpret the Management Incentive Plan and establish rules for its administration. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Management Incentive Plan or any award in order to carry out the plan as intended. To the extent permitted by law, the Committee may delegate its authority under the Management Incentive Plan. The Committee or the Board of Directors shall have the authority to terminate or amend the Management Incentive Plan, unless shareholder approval is required to satisfy the applicable provisions of Code Section 162(m).

Nothing in the Management Incentive Plan limits the authority of the Committee, the Board of Directors, Huntington or any subsidiary to establish any other compensation plan, or limits the authority to pay bonuses or supplemental compensation to any persons employed by Huntington or a subsidiary whether or not such persons are participants in the Management Incentive Plan and without regard to how the amount of such compensation or bonus is determined. However, no such plan will be established or operated in a way that entitles or allows a Covered Officer to receive an award under such plan as a substitution or supplement for not achieving goals under the Management Incentive Plan.

The Committee may permit or require a participant to defer receipt of an award which would otherwise be due the participant. In some cases, applicable law and regulations will require deferral of an award which otherwise would be due to the participant.

It is not possible to state in advance the exact amounts of awards that may be made or the identity of the officers who may receive awards under the Management Incentive Plan as amended. It is also not possible to determine the awards that might have been paid in 2015 if the MIP as revised had then been in effect because the Committee has discretion to determine the sizes of awards to be granted under the plan. Any actual awards, however, which are made to Huntington’s named executive officers will be reported as required in Huntington’s future proxy statements.

As noted above, we are submitting the Management Incentive Plan to the shareholders for approval in order to qualify certain awards made to certain officers as deductible for federal income tax purposes under Code Section 162(m). A vote in favor of the Management Incentive Plan will constitute approval of all terms of the plan, including the adoption of all qualifying performance criteria identified above, the eligible employees, the maximum award payable to a participant, and other terms applicable to Covered Officers.

We believe that our annual cash incentive awards program under the Management Incentive Plan has made a significant contribution to its success in attracting and retaining key employees.

The board of directors recommends a vote FOR the approval of the Management Incentive Plan.

Proposal 3 — Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm. The Audit Committee regularly evaluates the qualifications, performance, and independence of the independent registered public accounting firm, and whether the independent registered public accounting firm should be rotated.

PricewaterhouseCoopers LLP was appointed by the Audit Committee on November 10, 2014 to serve as the independent registered public accounting firm to audit Huntington’s consolidated financial statements for the year ending December 31, 2015. The Audit Committee has again selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2016. The Audit Committee and the board of directors believe that the continued retention of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm is in the best interests of the company and its investors. Although not required, we are asking shareholders to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2016 because we value our shareholder’s views on the company’s independent registered public accounting firm and as a matter of good corporate governance. The Audit Committee will reconsider the appointment of PricewaterhouseCoopers LLP if its selection is not ratified by the shareholders.

Representatives of PricewaterhouseCoopers LLP regularly attend meetings of the Audit Committee and will be present at the annual meeting. These representatives will have an opportunity at the annual meeting to make a statement if they desire to do so and also will be available to respond to appropriate questions.

On November 10, 2014, the Audit Committee determined not to renew the engagement of Deloitte & Touche LLP as independent registered public accounting firm. Such dismissal became effective upon Deloitte & Touche LLP’s completion of its procedures on the financial statements of Huntington as of and for the year ended December 31, 2014 and the filing of the related Form 10-K on February 13, 2015.

The audit reports of Deloitte & Touche LLP on the consolidated financial statements of Huntington and subsidiaries as of and for the years ended December 31, 2013 and 2014, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During Huntington’s two fiscal years ended December 31, 2014, and the subsequent interim period through February 13, 2015, there were no disagreements between Huntington and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure and there were no reportable events which would require specific disclosure under applicable securities regulations.

Also during Huntington’s two fiscal years ended December 31, 2014, and the subsequent interim period through February 13, 2015, neither Huntington nor anyone on its behalf consulted with PricewaterhouseCoopers LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Huntington’s financial statements, or on any matter that was the subject of a disagreement or reportable event which would require specific disclosure under applicable securities regulations.

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees

The table below reflects the aggregate fees and out of pocket expenses billed by PricewaterhouseCoopers LLP for services rendered for us for 2015.

Fees Billed by PricewaterhouseCoopers LLP for Year Ended December 31, 2015
Audit Fees(1)	$3,051,499
Audit-Related Fees (2)	710,424
Tax Fees (3)	100,000
All Other Fees (4)	1,276,746

Total	$5,138,669

(1)	Audit fees are fees for professional services rendered for the integrated audits of our annual consolidated financial statements, including the audit of the effectiveness of our internal control over financial reporting, quarterly reviews of the condensed consolidated financial statements included in Form 10-Q filings, and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory/subsidiary financial statement audits, attestation reports required by statute or regulation, and comfort letters and consents related to SEC filings.

(2)	Audit-related fees generally include fees for assurance and related services that are traditionally performed by the independent registered public accounting firm. These services include attestation and agreed-upon procedures which address accounting, reporting and control matters that are not required by statute or regulation, pension plans and service organization control examinations. These services are normally provided in connection with the recurring audit engagement.

(3)	The tax-related services were all in the nature of tax compliance.

(4)	All other fees were for advisory services rendered supporting management’s development of the annual resolution plan, assessment of regulatory model results, and information technology and operational benchmarking.

The table below reflects the aggregate fees and out of pocket expenses billed by Deloitte & Touche LLP for services rendered for us for 2014.

Fees Billed by Deloite & Touche LLP for Year Ended December 31, 2014
Audit Fees (1)	$2,380,639
Audit-Related Fees (2)	1,028,283
Tax Fees (3)	20,857
All Other Fees (4)	10,800

Total	$3,440,579

(1)	Audit fees are fees for professional services rendered for the audits of our annual financial statements and internal control over financial reporting, review of the financial statements included in Form 10-Q filings, and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees generally include fees for assurance and related services such as audits of subsidiaries and pension plans, compliance related to servicing of assets, and service organization examinations.

(3)	The tax-related services were all in the nature of tax compliance.

(4)	All other fees were for advisory services rendered supporting management’s development of the annual capital plan as part of the Federal Reserve’s mandatary Comprehensive Capital Analysis and Review (CCAR).

Pre-Approval Policies and Procedures

The Audit Committee is responsible for the audit fee negotiations associated with the retention of the independent registered public accounting firm. The Audit Committee has a policy that it will pre-approve all audit and non-audit services provided by the independent accountant, and will not engage the independent accountant to perform any specific non-audit services prohibited by law or regulation. The Audit Committee has given general pre-approval for specified audit, audit-related and tax services. The terms of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different term. The Audit Committee will annually review the services for which general pre-approval is given. The Audit Committee may revise the list of general pre-approved services from time to time, based upon subsequent determinations. Unless a type of service to be provided by the independent accountant has received general pre-approval, it will require specific pre-approval by the Audit Committee. Pre-approval fee levels for all services to be provided by the independent accountant are established annually by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.

The Audit Committee may delegate pre-approval authority to a member of its committee, and has currently delegated pre-approval authority to its chairman. The decisions of the chairman or other member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. All of the services covered by the fees disclosed above were pre-approved by the Audit Committee or its chairman. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management. The Audit Committee has considered and determined that the services described above are compatible with maintaining the independent accountant’s independence.

The board of directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP.

Proposal 4 — Advisory Approval of Executive Compensation

As discussed in the Compensation Discussion and Analysis section of this proxy statement, our compensation philosophy is to pay for performance. Our program places heavy emphasis on performance-based compensation, particularly in the form of long-term incentives. We continually strengthen our compensation practices based on our philosophy, market best practices and feedback received from shareholders. Our compensation policies, practices and decisions for executive officers are described in detail under “Compensation of Executive Officers” above.

We believe that our compensation policies and procedures strongly align the interests of executives and shareholders. We encourage our executives to focus on long-term performance with long-term incentives and also stock ownership and retention requirements. We further believe that our culture focuses executives on sound risk management and appropriately rewards executives for performance. The resolution set forth below gives the shareholders the opportunity to vote on the compensation of our executives. Consideration of this resolution is required pursuant to Section 14A of the Securities Exchange Act of 1934.

Upon the recommendation of the board of directors, we ask shareholders to consider adoption of the following resolution:

“RESOLVED, that the compensation paid to the named executive officers of Huntington Bancshares Incorporated as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including in the Summary Compensation Table, the Compensation Discussion and Analysis, the additional compensation tables and the accompanying narrative disclosure, is hereby approved on an advisory, non-binding basis.”

Because this is an advisory vote, it will not bind the board of directors, however, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Shareholders will have the opportunity to vote on the compensation of our executives again at next year’s annual meeting. The board of directors has determined that it will include a non-binding advisory vote on executive compensation in its proxy materials pursuant to Section 14A of the Securities Exchange Act of 1934 on an annual basis until the next vote on the frequency of such advisory votes, which will occur no later than our 2017 annual meeting.

The board of directors recommends a vote FOR the adoption of the resolution regarding executive compensation, as set forth above.

Our Executive Officers

Each of our executive officers is listed below, along with a statement of his or her business experience during at least the last five years. Executive officers are elected annually by the board of directors.

STEPHEN D. STEINOUR, age 57, has served as our chairman, president and chief executive officer and as chairman, president and chief executive officer of The Huntington National Bank since January 14, 2009. Additional detail about Mr. Steinour’s business experience is set forth under Election of Directors above.

DAVID S. ANDERSON, age 61, has served as Huntington’s executive vice president and corporate controller since November 2009. Mr. Anderson served as interim chief financial officer from May 2013 to April 2014. Prior to joining Huntington, Mr. Anderson was the executive vice president and corporate controller of Citizens Financial Group in Providence, Rhode Island.

BARBARA H. BENHAM, age 44, has served as executive vice president and director of corporate communications since November 2012, overseeing all public relations, government affairs, and internal communications efforts. She has served as government relations director since 2001.

RICHARD A. CHEAP, age 64, has served as our general counsel and secretary and as executive vice president, general counsel, secretary and cashier of The Huntington National Bank since May 1998. Mr. Cheap also served as a vice president and a director of Huntington Preferred Capital, Inc. from April 2001 to May 2014.

JAMES E. DUNLAP, age 63, was appointed senior executive vice president of The Huntington National Bank in May 2009. Mr. Dunlap has served as regional banking group president for The Huntington National Bank since January 2006 and as regional president for our West Michigan operations since 2001. Since January 2014 Mr. Dunlap has managed the Bank’s private client group. From March 2009 to December 2013, Mr. Dunlap served as commercial banking director. Mr. Dunlap has also headed up our capital markets group, including foreign exchange, derivatives and syndications, from November 2010 to December 2013.

PAUL G. HELLER, age 52, joined the company as chief technology and operations officer and senior executive vice president in October 2012. Since January 2014, Mr. Heller also oversees home lending (including mortgage lending, consumer lending, and mortgage and consumer servicing) and the Phone Bank. Previously Mr. Heller was senior vice president and corporate internet group executive for JPMorgan Chase, from December 1999 to October 2012.

HELGA S. HOUSTON, age 54, has served as our chief risk officer since January 2012 and as senior executive vice president since October 2011. She served as corporate risk managing director from September 2011 through December 2011. Prior to joining Huntington, Ms. Houston was a partner in Phoenix Global Advisors, LLC, in Charlotte, N.C., from June 2009 to September 2011, where she provided strategic advice to a variety of enterprises on areas ranging from revenue enhancement, enterprise risk management and operational efficiency. Ms. Houston was with Bank of America from 1986 to 2008, serving in a variety of capacities, including risk executive for global consumer and small business banking and risk executive for global wealth and investment management.

HOWELL D. McCULLOUGH III, age 58, joined Huntington as chief financial officer and senior executive vice president in April 2014. Mr. McCullough previously served as executive vice president and chief strategy officer of U.S. Bancorp and head of U.S. Bancorp’s enterprise revenue office from September 2007 to April 2014.

MARY W. NAVARRO, age 60, has served as senior executive vice president of The Huntington National Bank since February 2005. She has managed the retail banking business since June 2002 when she joined the Bank as executive vice president. Her current role includes leadership of the branch network, business banking, marketing, customer advocacy, call centers, deposits and cards.

DANIEL J. NEUMEYER, age 56, has served as senior executive vice president and chief credit officer for The Huntington National Bank since October 2009. In his current role, Mr. Neumeyer oversees credit policy and risk management, commercial credit transactions, special assets, and collections. Previously, Mr. Neumeyer was chief credit officer for Comerica Bank, from January 2008 to October 2009.

RICHARD REMIKER, age 58, has served as senior executive vice president in charge of commercial banking for The Huntington National Bank since January 2014. From May 2012 to December 2013, Mr. Remiker served as executive vice president and manager of specialty banking. Mr. Remiker joined Huntington in May 2010 as President of Huntington Equipment Finance. Prior to joining Huntington, Mr. Remiker was the Chief Administrative Officer for RBS Citizens Asset Finance where his responsibilities included legal, finance, syndication, asset management, technology, operations and portfolio management.

NICHOLAS G. STANUTZ, age 61, has served as senior executive vice president since February 2005 and as the director for auto finance and dealer services since June 1999 for The Huntington National Bank. Since November 2010, Mr. Stanutz has also had responsibility for commercial real estate.

RAJEEV SYAL, age 50, has served as senior executive vice president and chief human resources officer since October 2015. Prior to joining Huntington, Mr. Syal served as managing director and global head of human resources for the Markit Group Ltd., a global financial information services firm, from 2008 to 2015. Previously, Mr. Syal was senior vice president for human resources at Bank of America Securities, from 2006 to 2008.

MARK E. THOMPSON, age 57, has served as senior executive vice president since joining our company in April 2009. Mr. Thompson’s current role is director of corporate operations, which includes oversight of bank integrations, corporate real estate and facilities, corporate sourcing, security, fraud risk, and commercial and consumer operations. From April 2009 to November 2010, he served as director of strategy and business segment performance. Previously Mr. Thompson served as executive vice president and deputy CFO of ABN AMRO, from October 2007 to April 2009.

Proposals by Shareholders for 2017 Annual Meeting

If a shareholder wishes to submit a proposal for possible inclusion in our annual meeting proxy statement and form of proxy for our 2017 annual meeting, the proposal must be submitted to the Secretary, Huntington Bancshares Incorporated, Huntington Center, 41 South High Street, Columbus, Ohio 43287. The Secretary must receive your proposal on or before the close of business on November 10, 2016.

In addition, our bylaws establish advance notice procedures as to (1) business to be brought before an annual meeting of shareholders other than by or at the direction of our board of directors, and (2) the nomination, other than by or at the direction of our board of directors, of candidates for election as directors. Any shareholder who wishes to submit a proposal to be acted upon at next year’s annual meeting or who wishes to nominate a candidate for election as a director should request a copy of these bylaw provisions by sending a written request addressed to the Secretary, Huntington Bancshares Incorporated, Huntington Center, 41 South High Street, Columbus, Ohio 43287. To be timely, such advance notice must set forth all information required under the bylaws and must be delivered to the Secretary at this address not earlier than the 150th day nor later than 5: 00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. If the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5: 00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. For the 2017 annual meeting, unless the date of the meeting is before March 22, 2017 or after May 21, 2017, such notice must be received between October 11, 2016, and November 10, 2016.

Other Matters

As of the date of this proxy statement, we know of no other business that may properly be brought before the meeting other than procedural matters relating to the proposals described in this proxy statement. Should any other matter requiring a vote of the shareholders arise, a properly submitted proxy confers upon the person or persons designated to vote the shares discretionary authority to vote the same with respect to any such other matter in the discretion of such persons.

Huntington’s 2015 Annual Report was furnished to shareholders concurrently with this proxy material. Huntington’s Form 10-K for 2015 will be furnished, without charge, to Huntington shareholders upon written request to Investor Relations, Huntington Bancshares Incorporated, Huntington Center, 41 South High Street, Columbus, Ohio 43287. In addition, Huntington’s Form 10-K for 2015 and certain other reports filed with the Securities and Exchange Commission can be found on the Investor Relations pages of Huntington’s website at huntington.com.

If you are an employee of Huntington or its affiliated entities and are receiving this proxy statement as a result of your participation in the Huntington Investment and Tax Savings Plan a proxy card has not been included. Instead, an instruction card, similar to a proxy card, has been provided so that you may instruct the trustee how to vote your shares held under this plan. Please refer to your instruction card for information on instructing the trustee electronically over the Internet or by telephone.

The Securities and Exchange Commission has adopted “householding” rules which permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements, notices of internet availability of proxy materials, and annual reports (annual meeting materials) with respect to two or more shareholders sharing the same address by delivering one copy of annual meeting materials to these shareholders. Unless we have received contrary instructions, we will deliver only one copy of the annual meeting materials to multiple security holders sharing an address. If we sent only one set of these documents to your household and one or more of you would prefer to receive your own set, we will deliver promptly upon request additional copies of the annual meeting materials. Please contact our transfer agent, Computershare, to receive additional copies of the annual meeting materials. Also please contact Computershare if you would like to request separate copies of future annual meeting materials, or if you are receiving multiple copies of annual meeting materials and you would like to request delivery of just one copy. You may contact Computershare by telephone at (877) 282-1168 or by mail at Computershare Investor Services, P.O. Box 30170, College Station, TX 77842-3170. If you hold your shares in “street name”, please contact your bank, broker or other holder of record to request information about householding.

APPENDIX A

HUNTINGTON BANCSHARES INCORPORATED

MANAGEMENT INCENTIVE PLAN FOR COVERED OFFICERS

As Amended and Restated Effective for Plan Years

Beginning On or After January 1, 2016

ARTICLE I

PURPOSE; EFFECTIVE DATE

1.1    Purpose.    The purpose of this Management Incentive Plan for Covered Officers (“Plan”) is to reward Participants when their performance has a direct impact on the success of their businesses and Huntington Bancshares Incorporated (“Corporation”). This Plan is intended to permit the payment of bonuses that are deductible to the maximum extent possible as “performance-based compensation” under Section 162(m).

1.2    Effective Date.    The Plan, as amended, will become effective as of January 1, 2016, if approved by a majority of the votes cast by the Corporation’s shareholders at the 2016 annual meeting. No Awards will be paid under the Plan unless shareholder approval is obtained.

ARTICLE II

DEFINITION OF TERMS

As used in the Plan, the following words shall have the meanings stated after them, unless otherwise specifically provided. In the Plan, words used in the singular shall include the plural, and words used in the plural shall include the singular. The gender of words used in this Plan shall include whatever may be appropriate under any particular circumstances.

(a)    “Award” shall mean a cash incentive payment that may be due to a Participant under the Plan.

(b)    “Base Salary” means the annual cash compensation relating to services performed during any Plan Year, excluding the following items: (i) distributions from nonqualified deferred compensation plans, (ii) bonuses, (iii) commissions, (iv) overtime, (v) fringe benefits, (vi) stock options, (vii) restricted stock units, (viii) relocation expenses, (ix) incentive payments, (x) non monetary awards, (xi) director fees and other fees, and (xii) automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Participant’s gross income). Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or nonqualified plans of the Corporation and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Sections 125, 402(e)(3), 402(h), 403(b), or 132(f) pursuant to plans established by the Corporation; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Participant.

(c)    “Board” or “Board of Directors” means the Board of Directors of the Corporation.

(d)    “Change in Control” means, with respect to the Corporation, the occurrence of any of the following:

(1)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (“the Exchange Act”) as in effect as of the date of this Plan) becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation’s then-outstanding securities entitled to vote generally in the election of directors (“voting securities”); provided, however, that, for purposes of this subsection (d), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation of any of its Subsidiaries;

(2)    Individuals who, as of the Effective Date, constitute the Board of Directors of the Corporation (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that, any individual becoming a director subsequent to the date hereof whose election, or nomination for election, was approved by a vote of at least a majority of the directors comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(3)    The consummation of a merger, statutory share exchange, consolidation or similar corporate transaction involving the Corporation, other than any such transaction in which the voting securities of the Corporation immediately prior to the transaction continue to represent (either by remaining outstanding or being converted into securities of the “surviving entity,” which for purposes of this Agreement shall include the corporation or other entity resulting from such transaction and/or the corporation or other entity that, as a result of the transaction, owns the Corporation or all or substantially all of the Corporation’s assets, either directly or indirectly) more than 50% of the combined voting power of the Corporation or surviving entity resulting from such transaction immediately after the transaction with another entity;

(4)    consummation of a sale, exchange, lease, mortgage, pledge, transfer, or other disposition (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Corporation which shall include, without limitation, the sale of assets or earning power aggregating more than 50% of the assets or earning power of the Corporation on a consolidated basis, other than any such transaction in which a majority of the voting securities of the surviving entity are, immediately following consummation of such transaction, beneficially owned by the individuals and entities that were the beneficial owners of the Corporation’s voting securities immediately prior to the transaction;

(5)    The consummation of a liquidation or dissolution of the Corporation;

(6)    The consummation of a reorganization, reverse stock split, or recapitalization of the Corporation which would result in any of the foregoing; or

(7)    The consummation of a transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

Notwithstanding the foregoing, if the payment of any Award may be considered “deferred compensation” under Code Section 409A, and the payment of such Award is triggered by a Change in Control, the events described above shall not constitute a Change in Control unless they constitute a change in ownership or effective control of the Corporation, or a change in the ownership of a substantial portion of the assets of the Corporation, as described under Code Section 409A; or in the case of a liquidation or dissolution of the Corporation, such liquidation or dissolution complies with the procedures set forth in Treasury Regulation Section 1.409A-3(j)(4)(ix)(A).

(e)    “Committee” means the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan. For purposes of granting, administering and certifying Awards, the Committee or any sub-committee acting on behalf of the Committee shall be composed of two or more members of the Board each of whom is an “outside director” within the meaning of Section 162(m). Any Committee member who is not an “outside director” within the meaning of Section 162(m) shall abstain from participating in any decision to grant, administer or certify Awards to Participants.

(f)    “Corporation” means Huntington Bancshares Incorporated, a Maryland corporation, together with any and all Subsidiaries, and any successor thereto as provided in Section 8.2 herein.

(g)    “Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act and any guidance thereunder.

(h)    “Extraordinary Events” means, with respect to the Corporation, any of the following: (i) changes in tax law, generally accepted accounting principles or other such laws or provisions affecting reported financial results, including unforeseen and extraordinary changes in statutes and regulations that govern the Corporation and its industry; (ii) accruals or charges relating to reorganization and restructuring programs; (iii) special gains, losses, or other unusual financial impact in connection with the mergers and acquisitions involving the Corporation or any of its significant subsidiaries, the purchase or sale of branches or significant portions of the Corporation or any of its significant subsidiaries, or the sale of securities and investments of the Corporation; (iv) write-downs or write-offs of assets, including intangible assets such as goodwill and mortgage servicing rights (MSR) and valuation adjustments related to the impact of hedging (including MSR hedging); (v) litigation or claim matters; (vi) expenses relating to unplanned regulatory actions; (vii) any other significant item as discussed in management’s discussion and analysis of financial condition and results of operation appearing or incorporated by reference in the annual report on Form 10-K filed with the Securities and Exchange Commission; (viii) gains and losses on the early repayment of debt; or (ix) any other unforeseen events or occurrences of a similar nature as set forth by the Committee in the first 90 days of any Plan Year (or such earlier time required to qualify the Awards as performance-based under Section 162(m)).

(i)    “NQDC Plan” means the Huntington Bancshares Incorporated Executive Deferred Compensation Plan, any successor thereto, or any other nonqualified deferred compensation plan or program maintained by the Corporation.

(j)    “Officer” means an officer of the Corporation or of a Subsidiary.

(k)    “Participant” means an Officer selected by the Committee to participate in the Plan for a particular Plan Year.

(l)    “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m).

(m)    “Performance Goal(s)” means the specific, objective target or targets that are timely set forth in writing by the Committee with respect to any one or more Qualifying Performance Criteria.

(n)    “Plan” means this Huntington Bancshares Incorporated Management Incentive Plan for Covered Officers, as amended by the Corporation from time to time (formerly known as the Huntington Bancshares Incorporated Incentive Compensation Plan and the Huntington Bancshares Incorporated Management Incentive Plan).

(o)    “Plan Year” means the calendar year, or any other period of time designated by the Committee.

(p)    “Qualifying Performance Criteria” “Qualifying Performance Criteria” means business criteria allowed under the performance goal requirements of Section 162(m), including any one or more of the following objective performance criteria upon which the achievement of specific, pre-established, objective Performance Goals for each Participant are based as determined by the Committee in connection with the grant and certification of Awards:

(1)    revenue and income measures (which include revenues, net income, earnings per share, non-interest income to total revenue ratio, non-interest income growth, interest income, net operating profit, interest income, pre-tax pre-provision (pre-tax income on a tax equivalent basis adjusted for provision expense, security gains and losses, and amortization of intangibles), economic value added, and earnings before interest, taxes, depreciation and amortization;

(2)    expense and efficiency measures (which include “efficiency ratio” (the ratio of total non-interest operating expenses (less amortization of intangibles) divided by total revenues (less net security gains)), net interest margin, gross margins, operating margins, net-income margins, non-interest expense, operating efficiencies, and operating leverage);

(3)    operating measures (which include productivity ratios, loan growth, deposit growth, customer profitability, and market share);

(4)    return measures (which include return on average equity, tangible common equity or return on tangible common equity, return on average assets, and total shareholder return);

(5)    credit quality measures (which include non-performing asset ratio, net charge-off ratio, and reserve coverage of non-performing loans);

(6)    leverage measures (which include debt-to-equity ratio and net debt);

(7)    risk measures (which include interest-sensitivity gap levels, regulatory compliance, satisfactory audit results, maintenance of required common equity levels (including common equity tier 1 (CET 1) and successor measure levels), and financial ratings);

(8)    achievement of balance sheet, income statement, or cash-flow statement objectives.

The performance criteria described above must be approved by the shareholders of the Corporation prior to the payment of any Award. Qualifying Performance Criteria may, as determined by the Committee, be expressed or measured in terms of (i) attaining a specified absolute level of the criteria, (ii) a percentage increase or decrease in the criteria compared to a pre-established target, previous years’ results, or a designated market index or comparison group, or (iii) a relative basis to an established target, to previous year or other comparable period or periods’ results, to a designated comparison group or groups, or to one or more designated external or internal indices or benchmarks. Such Qualifying Performance Criteria may be applied either to the Corporation as a whole or to a business unit or subsidiary, in each case as determined by the Committee. Any specific metrics listed within the categories described above are intended to be illustrative and are not intended to be construed as limitations on the more general metrics. Qualifying Performance Criteria may be different for different Participants, as determined in the discretion of the Committee. The Committee will include or exclude Extraordinary Events, in whichever method that produces the highest Award, in determining whether the Performance Goal has been achieved; provided, however, that the Committee retains the discretion to reduce or eliminate an Award that otherwise would be due to any Participant based on the Committee’s evaluation of such events or other factors. The Committee shall not have the discretion to increase the amount of an Award that would otherwise be due to a Participant. Such Extraordinary Events shall be prescribed in a form that meets the requirements of Section 162(m) for deductibility except as otherwise determined by the Committee in its sole discretion after consideration of the goals of the Corporation’s executive compensation philosophy and whether it is in the best interests of the Corporation to have such Award so qualified.

(q)    “Section 162(m)” means Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor statute of similar import (the “Code”) as interpreted by any regulations, governmental rulings or other official pronouncements promulgated under such statute.

(r)    “Subsidiary” or “Subsidiaries” means any corporation or other entity whose financial statements are consolidated with the Corporation.

ARTICLE III

ADMINISTRATION

3.1    Authority of the Committee.    In addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full discretion to administer the Plan. The Committee is authorized to interpret and construe the Plan and to adopt and amend such rules, regulations, and procedures for the administration of the Plan as the Committee deems necessary or advisable, consistent with qualification of Awards under the Performance-Based Exception. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as identified herein, except that to the extent such delegation is not permitted under Section 162(m).

3.2    Agents; Limitations of Liability.    The Committee may appoint agents to assist in administering the Plan. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to it or him by any officer or employee of the Corporation, the Corporation’s certified public accountants, consultants or any other agent assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Corporation acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action or determination.

3.3    Decisions Binding.    All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive, and binding on all persons, including the Corporation, its stockholders, Employees, Participants, and their estates and beneficiaries.

ARTICLE IV

PLAN PARTICIPANTS

4.1    Participation.    Participation in the Plan shall be limited to the Chief Executive Officer of the Corporation and those other Officers whose compensation is anticipated by the Committee as potentially exceeding the limit under Section 162(m) and for whom any Award is intended to satisfy the Performance-Based Exception. The Committee shall select the Officers who will participate in the Plan for each Plan Year during the first ninety (90) days of the Plan Year (or such other date as may be permitted or required pursuant to Section 162(m)) and may select Officers who are hired or promoted during a Plan Year to participate for the remainder of the Plan Year. Selection to participate in this Plan in any Plan Year does not require the Committee to, or imply that the Committee will, select the same person to participate in the Plan in any subsequent Plan Year.

ARTICLE V

DETERMINATION OF AWARDS

5.1    Corporation Performance Goals.    Each Plan Year, the Committee shall set forth in writing Performance Goals for the Plan Year based on the applicable Qualifying Performance Criteria. The determinations made by the Committee under this Section shall be made no later than ninety (90) days after the commencement of the Plan Year to which the Performance Goals relate (or such earlier or later date as is permitted or required under Section 162(m)).

5.2    Potential and Maximum Awards Payable.    Each Plan Year, the Committee shall set forth the potential Award payable upon the achievement of the Performance Goals. The determinations made by the Committee under this Section shall be made no later than ninety (90) days after the commencement of the Plan Year to which the Performance Goals relate (or such earlier or later date as is permitted or required under Section 162(m)). Notwithstanding any other provision of this Plan, the maximum Award payable to a Participant for any Plan Year shall not exceed $7,500,000.

5.3    Certification of Awards.    After the end of each Plan Year, the Committee shall certify in writing the extent to which the applicable Performance Goals were achieved (based on any adjustments for Extraordinary Events, as described previously in this Plan). Awards may not be adjusted upward from the amount otherwise payable to a Participant under the pre-established Performance Goals. The Committee shall retain the discretion to adjust such Awards downward, either on a formulaic or discretionary basis or a combination of the two, as the Committee determines. Notwithstanding any provision of this Plan to the contrary, an Award that is payable may not be reduced or eliminated following a Change in Control.

ARTICLE VI

PAYMENT OF AWARDS

6.1    Payment of Awards.    Unless payment is deferred, Awards will be payable as soon as practicable following the close of the Plan Year. No Award will be paid to a Participant who is not employed by the Corporation or a Subsidiary on the day the Award is paid except as described below (1) in the case of death, disability, or retirement of the Participant, or (2) in the event that a Change in Control of the Corporation has occurred. Notwithstanding any provision to the contrary, unless payment is deferred, in no event may Awards be paid later than the 15th day of the 3rd month after the end of the Plan Year in which the Award is earned. Awards are subject to federal, state and local income and other payroll tax withholding.

Notwithstanding the above, in the event a Participant dies or becomes disabled before payment of an Award, the Committee may, in its discretion, authorize payment to the Participant (or the Participant’s estate or designated beneficiary) in such amount as the Committee deems appropriate. If a Participant retires from the employ of the Corporation under an applicable plan or policy of the Corporation, or as otherwise specified by the Committee, before payment of an Award, the Committee may, in its discretion, authorize payment to the Participant in such amount as the Committee deems appropriate, provided that such amount is no greater than the pro rata amount of the Award earned by the Participant for achievement of the Performance Goals as of the date of his or her retirement. The pro rata amount shall be determined using a fraction, where the numerator shall be the number of full or partial calendar months elapsed between first day of the applicable Plan Year and the date the Participant retires, and the denominator shall be 12.

ARTICLE VII

INTERIM AWARDS; CHANGE IN CONTROL

7.1    Change in Control Provisions.    In the event of a Change in Control, the following provisions shall apply:

(a)    The Committee shall make interim Awards based upon the Corporation’s quarterly financial statements for the quarter ending immediately prior to or coinciding with the Change in Control.

(b)    In determining the amount of interim Awards, the Committee shall follow the procedures for calculating Awards, except that the Committee shall annualize the actual level of year-to-date performance achieved with respect to each Performance Goal and such other performance objectives/assessments as the Committee shall determine. The amount of the Awards so calculated shall be payable on a pro-rated basis based upon the quarter ending immediately prior to or coinciding with the Change in Control in accordance with the following percentages:

First Quarter – 25% of the Award otherwise payable

Second Quarter – 50% of the Award otherwise payable

Third Quarter – 75% of the Award otherwise payable

Fourth Quarter – 100% of the Award otherwise payable

(c)    Notwithstanding the foregoing, each interim Award to be made under this Article 7 to any Participant who received an Award under this Plan for the Plan Year immediately preceding the year in which the Change in Control occurs shall not be less than the target award opportunity expressed as a percentage of Base Salary for the preceding Plan Year paid on a pro-rated basis as provided in subparagraph (b) above.

(d)    The Committee shall grant an interim Award in accordance with this Article 7 to all Participants whether or not the Participants are employed by the Corporation when the Change in Control becomes effective unless the employment of such Participant was terminated for cause, as determined by the Corporation in its sole discretion.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.1    Guidelines.    From time to time the Committee may adopt written guidelines for implementation and administration of the Plan.

8.2    Successors.    All obligations of the Corporation under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Corporation, or a merger, consolidation, or otherwise.

8.3    Unfunded Plans and Restrictions on Transfer.    It is intended that the Plan be an “unfunded” plan for incentive compensation. The Committee may authorize the use of trusts or other arrangements to meet the obligations hereunder, provided, however, that the existence of such trusts or arrangements is consistent with the “unfunded” status of the Plan. Any benefits to which a Participant or his or her beneficiary may become entitled under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to so transfer or encumber such benefits shall be void. This Plan does not give a Participant any interest, lien, or claim against any specific asset of the Corporation. Participants and beneficiaries shall have only the rights of a general unsecured creditor of the Corporation.

8.4    Status of Awards under Section 162(m).    If any provision of the Plan or any agreement relating to an Award does not comply or is inconsistent with the requirements of Section 162(m), such provision or agreement shall be construed or deemed amended to the extent necessary to conform to such requirements. Notwithstanding the above, the Committee in its sole discretion may, with respect to any Award under the Plan, determine that compliance with Section 162(m) is not desired after consideration of the goals of the Corporation’s executive compensation philosophy and whether it is in the best interests of the Corporation to have such Award so qualified.

8.5    Deferrals of Awards.

(a)    Participant-Initiated Deferrals. Unless otherwise provided by the Committee, a Participant may elect to defer payment of the Participant’s Award under the Plan if deferral of an Award under the Plan is permitted pursuant to the terms of the NQDC Plan existing at the time the election to defer is permitted to be made, and the Participant complies with the terms of the NQDC Plan and Section 409A of the Code and any guidance thereunder.

(b)    Committee-Initiated Deferrals. Notwithstanding any provision of the Plan to the contrary, the Committee may require that any payment due under this Plan be deferred in accordance with the terms set forth in the NQDC Plan. Further notwithstanding the foregoing, any payment due under this Plan to an “Executive Officer” under the Dodd-Frank Act shall not be made until such period specified under the Dodd-Frank Act, if applicable. If during this deferral period, (1) the Corporation experiences a financial loss or (2) the Committee learns of inappropriate risk-taking activities by the Participant, the Committee will reduce the amount of the payment otherwise due to the Participant in a manner consistent with Section 409A of the Code and in accordance with the procedures set forth in the Dodd-Frank Act. In addition, except in the situation of a Change in Control, the Committee may defer payment of an Award for such period as the Committee may determine. Any such deferrals of payment under this paragraph shall be made in compliance with all applicable federal and state banking regulations, including the Dodd Frank Act, and with Section 409A of the Code and any guidance thereunder.

(c)    NQDC Plan Govern Deferrals. Notwithstanding any provision of this Plan to the contrary, the payment of any Award that has been deferred shall be administered in accordance with the NQDC Plan, and Section 409A of the Code.

8.6.    Other Plans.    Nothing in this Plan shall be construed as limiting the authority of the Committee, the Board of Directors, the Corporation or any Subsidiary to establish any other compensation plan, or as in any way limiting its or their authority to pay bonuses or supplemental compensation to any persons employed by the Company or a Subsidiary, whether or not such person is a Participant in this Plan and regardless of how the amount of such compensation or bonus is determined. However, no such plan will be established or operated in a way that entitles or allows a Participant to receive an award under such plan as a substitution or supplement for not achieving goals under this Plan.

8.7    Expenses of Plan.    The costs and expenses of administering the Plan will be borne by the Corporation.

8.8    No Employment Rights.    No Participant has any right to be retained in the employ of the Corporation or any Subsidiary by virtue of participation in the Plan.

8.9    Governing Law.    In order to benefit Participants by establishing a uniform application of law with respect to the administration of the Plan, the Plan and all Awards hereunder shall be interpreted in accordance with Ohio law, except to the extent superseded by federal law and without regard to any choice of law provisions. Any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Plan, shall be brought in any court of the State of Ohio and of the United States for the Southern District of Ohio. The Corporation, each Participant, and any related parties irrevocably and unconditionally consent to the exclusive jurisdiction of such courts in any such litigation related to this Plan and any Awards hereunder, such parties irrevocably and unconditionally waive any objection that venue is improper or that such litigation has been brought in an inconvenient forum.

8.10    Forfeiture/Recoupment/Clawback.    Except on or after a Change in Control or as otherwise set forth by the Committee, and notwithstanding any other provisions in the Plan, in the event of:

(1)    a serious breach of conduct by a Participant or former Participant (including, without limitation, any conduct prejudicial to or in conflict with the Corporation or any securities laws violations including any violations under the Sarbanes-Oxley Act of 2002), or

(2)    any activity of a Participant or former Participant in which the Participant or former Participant solicits or takes away customers or potential customers with whom the Participant or former Participant had contact with or responsibility for during the Participant’s or former Participant’s employment with the Corporation (individually and collectively referred to as “Misconduct”), the Committee shall (a) cause any Award granted to a Participant to be terminated and forfeited without payment, in whole or in part, and (b) if such Misconduct occurs within three (3) years of the payment of an Award, require the Participant or former Participant to repay the Corporation any payment received from such Award (with such repayment valued as of the date of payment), without regard to when such Misconduct is actually discovered by the Corporation. Such termination or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in cash and the Committee may provide for an offset of any future payments owed by the Corporation to such person if necessary to satisfy the repayment obligation. The determination of whether any Participant or former Participant has engaged in a serious breach of conduct or any prohibited solicitation shall be determined by the Committee in good faith and in its sole discretion.

Further, notwithstanding any provision of the Plan to the contrary, if the Corporation is required to restate any of its financial statements because of a material financial reporting violation, the Corporation shall recover the amount in excess of the Award payable under the Corporation’s restated financial statements, or such other amount required under the Dodd-Frank Act or any other applicable law or policy. The Corporation shall recover this amount from any current or former Participant who received a payment under this Plan during the three-year period preceding the date on which the restatement is required, or from any other individual specified in the Dodd-Frank Act. In addition, if the Committee determines that a Participant (1) took unnecessary or excessive risk, (2) manipulated earnings, or (3) engaged in any misconduct described in the Huntington Bancshares Incorporated Recoupment/Clawback Policy (the “Recoupment/Clawback Policy”), the Committee shall terminate the Participant’s participation in this Plan and require repayment of any amount previously paid under this Plan in accordance with the terms of the Recoupment/Clawback Policy, any other applicable policy of the Corporation, and any other applicable laws and regulations.

ARTICLE IX

AMENDMENT AND TERMINATION

9.1    Amendment and Termination.    The Corporation may at any time terminate, or from time to time, amend the Plan by action of the Board of Directors or by action of the Committee without shareholder approval unless such approval is required to satisfy the applicable provisions of Section 162(m) or state or federal securities laws.

Vote by Internet • Go to www.envisionreports.com/HBAN • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

Huntington Bancshares Incorporated Shareholders’ Meeting to be Held on April 21, 2016

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/HBAN to view the materials.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 13, 2016, to facilitate timely delivery.

Proxy – Huntington Bancshares Incorporated

The 2016 annual meeting of shareholders of Huntington Bancshares Incorporated, a Maryland corporation, will be held on Thursday, April 21, 2016, at our Easton Business Service Center, 7 Easton Oval, Columbus, Ohio, at 2:00 p.m. EDT.

The matters to be considered and voted on at the meeting, each as more fully described in the proxy materials, are listed below:

1.	Election of directors:
	01 - Ann B. Crane	02 - Steven G. Elliott	03 - Michael J. Endres	04 - John B. Gerlach, Jr.	05 - Peter J. Kight
	06 - Jonathan A. Levy	07 - Eddie R. Munson	08 - Richard W. Neu	09 - David L. Porteous	10 - Kathleen H. Ransier
11 - Stephen D. Steinour

2.	Approval of the Management Incentive Plan.

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016.

4.	An advisory resolution to approve, on a non-binding basis, the compensation of executives as disclosed in the proxy materials.

5.	Any other business that properly comes before the meeting.

The Board of Directors recommends a vote FOR all of the nominees listed and FOR proposals 2 – 4.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must authorize a proxy online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials, you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

g	Internet – Go to www.envisionreports.com/HBAN. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

g	Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

g	Email – Send an email to investorvote@computershare.com with “Proxy Materials Order” in the subject line. In the message, include your full name and address, plus the number located in the shaded bar on the reverse. State in the email that you want to receive a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 13, 2016.

029TIA

Electronic Voting Instructions Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 21, 2016.

Vote by Internet • Go to www.envisionreports.com/HBAN • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all of the nominees listed and FOR proposals 2 – 4.

1. Election of Directors:	☐ For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) below.	+

01 – Ann B. Crane, 02 – Steven G. Elliott, 03 – Michael J. Endres,

04 – John B. Gerlach, Jr., 05 – Peter J. Kight, 06 – Jonathan A. Levy,

07 – Eddie R. Munson, 08 – Richard W. Neu, 09 – David L. Porteous,

10 – Kathleen H. Ransier, 11 – Stephen D. Steinour

01 - ☐ 02 - ☐ 03 - ☐ 04 - ☐ 05 - ☐ 06 - ☐

07 - ☐ 08 - ☐ 09 - ☐ 10 - ☐ 11 - ☐

☐ FOR all nominees	☐ WITHHOLD vote from all nominees

	For	Against	Abstain		For	Against	Abstain
2. Approval of the Management Incentive Plan.	☐	☐	☐	3. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2016.	☐	☐	☐
4. An advisory resolution to approve, on a non-binding basis, the compensation of executives as disclosed in the accompanying proxy statement.	☐	☐	☐	5. Any other business that properly comes before the meeting.

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon and date. If shares are held jointly, each joint owner should sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, custodian or in any other representative capacity, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy - Huntington Bancshares Incorporated

Proxy Solicited by the Board of Directors for Annual Meeting — April 21, 2016

The undersigned shareholder of Huntington Bancshares Incorporated, a Maryland corporation (“Huntington”), hereby appoints Larry D. Case, F. Thomas Eck IV, and Elizabeth B. Moore, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Huntington Annual Meeting of Shareholders to be held on Thursday, April 21, 2016, at our Easton Business Service Center, 7 Easton Oval, Columbus, Ohio, at 2:00 p.m. EDT, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

Huntington’s Board of Directors recommends a vote FOR each of the nominees for director and FOR proposals 2 – 4.

IF THIS PROXY IS PROPERLY EXECUTED AND NO DIRECTION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST: FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN; FOR THE APPROVAL OF THE MANAGEMENT INCENTIVE PLAN; FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016; AND FOR THE ADVISORY RESOLUTION TO APPROVE, ON A NON-BINDING BASIS, THE COMPENSATION OF EXECUTIVES AS DISCLOSED IN THE ACCOMPANYING PROXY STATEMENT. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Vote by Internet • Go to www.envisionreports.com/HBANHIP • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

Huntington Bancshares Incorporated Shareholders’ Meeting to be Held on April 21, 2016

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/HBANHIP to view the materials.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 13, 2016, to facilitate timely delivery.

Huntington Investment and Tax Savings Plan

The 2016 annual meeting of shareholders of Huntington Bancshares Incorporated, a Maryland corporation, will be held on Thursday, April 21, 2016, at our Easton Business Service Center, 7 Easton Oval, Columbus, Ohio, at 2:00 p.m. EDT.

The matters to be considered and voted on at the meeting, each as more fully described in the proxy materials, are listed below:

1.	Election of directors:
	01 - Ann B. Crane	02 - Steven G. Elliott	03 - Michael J. Endres	04 - John B. Gerlach, Jr.	05 - Peter J. Kight
	06 - Jonathan A. Levy	07 - Eddie R. Munson	08 - Richard W. Neu	09 - David L. Porteous	10 - Kathleen H. Ransier
11 - Stephen D. Steinour

2.	Approval of the Management Incentive Plan.

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016.

4.	An advisory resolution to approve, on a non-binding basis, the compensation of executives as disclosed in the proxy materials.

5.	Any other business that properly comes before the meeting.

The Board of Directors recommends a vote FOR all of the nominees listed and FOR proposals 2 – 4.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must authorize a proxy online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials, you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

g	Internet – Go to www.envisionreports.com/HBANHIP. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

g	Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

g	Email – Send an email to investorvote@computershare.com with “Proxy Materials Order” in the subject line. In the message, include your full name and address, plus the number located in the shaded bar on the reverse. State in the email that you want to receive a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 13, 2016.

029TKA

Electronic Voting Instructions Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 19, 2016.

Vote by Internet • Go to www.envisionreports.com/HBANHIP • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all of the nominees listed and FOR proposals 2 – 4.

1. Election of Directors:	☐ For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) below.

01 – Ann B. Crane, 02 – Steven G. Elliott, 03 – Michael J. Endres,

04 – John B. Gerlach, Jr., 05 – Peter J. Kight, 06 – Jonathan A. Levy,

07 – Eddie R. Munson, 08 – Richard W. Neu, 09 – David L. Porteous,

10 – Kathleen H. Ransier, 11 – Stephen D. Steinour

01 - ☐ 02 - ☐ 03 - ☐ 04 - ☐ 05 - ☐ 06 - ☐

07 - ☐ 08 - ☐ 09 - ☐ 10 - ☐ 11 - ☐

☐ FOR all nominees	☐ WITHHOLD vote from all nominees

	For	Against	Abstain		For	Against	Abstain
2. Approval of the Management Incentive Plan.	☐	☐	☐	3. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2016.	☐	☐	☐
4. An advisory resolution to approve, on a non-binding basis, the compensation of executives as disclosed in the accompanying proxy statement.	☐	☐	☐	5. Any other business that properly comes before the meeting.

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy - Huntington Investment and Tax Savings Plan

Instruction Card to Plan Trustee

Huntington Bancshares Incorporated Annual Meeting — April 21, 2016

The undersigned participant in the Huntington Investment and Tax Savings Plan (the “Plan”) hereby instructs The Huntington National Bank, as the Trustee of the Plan, to appoint Larry D. Case, F. Thomas Eck IV, and Elizabeth B. Moore, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Huntington Bancshares Incorporated Annual Meeting of Shareholders to be held on Thursday, April 21, 2016, at our Easton Business Service Center, 7 Easton Oval, Columbus, Ohio, at 2:00 p.m. EDT, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting pursuant to the Plan and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

Huntington’s Board of Directors recommends a vote FOR each of the nominees for director and FOR proposals 2 – 4.

IF NO DIRECTION IS MADE, THE TRUSTEE OF THE PLAN WILL VOTE THE PARTICIPANT’S SHARES AS DIRECTED BY THE PLAN’S ADMINISTRATIVE COMMITTEE IN ACCORDANCE WITH THE TERMS OF THE PLAN.

Though 2016 commemorates our 150 years as a financial institution, the real achievement belongs to the generations of people who have made our history worth celebrating.

This is for the families who built our foundation, the colleagues whose commitment and vision have helped us retain our character, the customers who have trusted us to serve their financial needs, and the communities that have welcomed us as a neighbor.

As we celebrate Huntington’s 150th anniversary, we honor the many who have made Huntington what it is and what it will continue to be.

150 years Welcome. Our Story For GenerationsSM.

Our Story

dates back to founders and leaders from Ohio, Michigan, Indiana and West Virginia who recognized an opportunity and used their experience in public service and banking to introduce integrity and trust into an often unstable financial system.

Huntington’s Ancestors

Our footprint extends across many states and regions, and our heritage incorporates the legacies of any acquired institutions.

Here are just a few of them:

Den Herder Bank founded in 1878.

First National Bank of Lawrence County at New Castle founded in 1855.

The Citizens Banking Company founded in 1902.

Railroadmen’s Building & Loan Association founded in 1887.

The Indianola Building and Loan Association founded in 1887.

Covington Trust & Banking Company founded in 1890.

Elkins National Bank founded in 1892.

1866 P.W. Huntington and David Deshler (his father-in-law) partner to organize P.W. Huntington & Co.

1878 Huntington Bank builds Columbus’s first “skyscraper” to house its offices.

MI IN OH PA KY WV

1892

P.W. Huntington begins to groom his sons to one day run the bank.

1905

National bank charter creates The Huntington National Bank of Columbus.

1918

P.W. Huntington dies, and his three “Banking Sons” take over the family business.

1893-1897

Economic depression plagues the United States. Huntington survives and thrives through conservative management and prudent investing.

1913

The Federal Reserve is formed and automobiles become the norm.

Huntington thrives

amid the backdrop of significant economic and political events, including the Great Depression and World War II. By its 100th anniversary, Huntington has grown to 16 locations and $420 million in assets.

1928

T.S. Huntington becomes bank president and leads Huntington through the stock market crash of 1929.

1949

John Stevenson becomes first nonfamily president at Huntington.

1958

Huntington opens first branch from acquisition of Market Exchange Bank.

1923

F.R. Huntington leads bank through its first mergers with two smaller banks.

1932

B.G. Huntington becomes bank president and commits to community partnerships.

1966

Huntington Bancshares Incorporated holding company is formed to extend services.

1972

Huntington introduces the fully automated 24-hour “Handy-Bank.”

1981

Under CEO Frank Wobst, Huntington enters an era of unprecedented expansion.

1991

Community-centered banking division partners with area churches to provide banking services to underserved communities.

1997

Huntington acquires First Michigan Bank and is added to the S&P 500 Index.

2009

Huntington commits to struggling communities by investing in Michigan’s rebirth and sponsors Pelotonia, a charity bike ride supporting cancer research.

Technology

ushered the banking industry into a new era of expansion and consolidation. But the events of the new millennium —including the 9/11 terrorist attacks and the 2007 subprime mortgage crisis—presented a new set of challenges, met head-on by Huntington colleagues, customers and community partners.

2007

Huntington acquires Sky Financial Group, Inc., adding more than 450,000 customers in Pennsylvania, Ohio and Indiana.

2014

Huntington is ranked the #1 Small Business Administration lender in number of loans in the United States.*

2010

Huntington launches “Fair Play” banking, reducing customer fees.

2016

More than 12,000 colleagues across 11 regions and six states celebrate Huntington’s 150th anniversary.

To learn more, please visit www.huntington150years.com

Member FDIC. ® and Huntington® are federally registered service marks of Huntington Bancshares Incorporated. Welcome. Our Story for Generations SM. is a service mark of Huntington Bancshares Incorporated. © 2016 Huntington Bancshares Incorporated.

*Huntington was the #1 SBA lender in the country in number of loans as of fiscal year-end September 30, 2014. Source: U.S. Small Business Administration.

Huntington